SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as
[ ]  Definitive Additional Materials            permitted by Rule 14a-6(e)(2))
[ ]  Soliciting Material Under Rule 14a-12

                        CAPITOL TRANSAMERICA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


      (1) Title of each class of securities to which transaction applies: Common Stock, $1.00 par value per share

      (2) Aggregate number of securities to which transaction applies:
11,179,077

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was determined based upon the sum of (a) the product of 10,950,903 shares of Common Stock and the merger consideration of $16.50 per share in cash and (b) the difference between $16.50 per share and the exercise price per share of each of the 228,174 options outstanding to purchase shares of Common Stock. In accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the amount calculated pursuant to the preceding sentence by 1/50 of one percent.

      (4) Proposed maximum aggregate value of transaction: $182,111,074

      (5) Total fee paid: $36,423


[X] Fee paid previously with preliminary materials:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

[Logo of Capitol Transamerica Corporation]


                           ____________________, 2001

Dear Shareholders:

                  On behalf of your board of directors, I invite you to attend a special meeting of shareholders of Capitol Transamerica Corporation to be held on _______________, 2001, at 10:00 a.m., local time, at __________________,
Madison, Wisconsin.

                  At the special meeting, we will ask you to consider and vote upon the sale of Capitol Transamerica to Alleghany Corporation. This sale will be accomplished by a merger of a subsidiary of Alleghany with and into Capitol Transamerica in accordance with an Agreement and Plan of Merger, dated as of July 20, 2001. In the merger, each share of Capitol Transamerica common stock that you own will be cancelled and converted into the right to receive $16.50 in cash. As a result of the merger, Capitol Transamerica will cease to be a publicly traded company and will become a wholly-owned subsidiary of Alleghany.

                  YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF CAPITOL TRANSAMERICA AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY ADOPTED AND APPROVED THE MERGER AGREEMENT AND DECLARED ITS ADVISABILITY. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

                  The merger is subject to several conditions to closing, including a vote in favor of the merger agreement by the holders of two-thirds of the outstanding shares of common stock of Capitol Transamerica and the approval of the Wisconsin Commissioner of Insurance. The accompanying proxy statement describes the conditions to the merger.

                  The attached proxy statement also describes the merger agreement and the reasons for the merger, as well as other important information for you to consider in deciding how to vote. Please give all this information your careful attention. Whether or not you plan to attend, it is important that your shares be represented at the special meeting. Failure to vote will effectively count as a vote "against" the merger agreement.

                  PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. THIS WILL ALLOW YOUR SHARES TO BE REPRESENTED AT THE SPECIAL MEETING WHETHER OR NOT YOU ATTEND THE SPECIAL MEETING.

                                            Sincerely,

                                            /s/ George A. Fait

                                            George A. Fait
                                            Chairman of the Board and President



      This proxy statement is dated ____________, 2001 and is first being mailed to shareholders with the enclosed proxy card on or about _________, 2001

                        CAPITOL TRANSAMERICA CORPORATION
                             4610 University Avenue
                         Madison, Wisconsin 53705 - 0900
                                 (608) 231-4450

                            NOTICE OF SPECIAL MEETING
                        TO BE HELD ON _____________, 2001

To the Shareholders of Capitol Transamerica Corporation:

      NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Capitol Transamerica Corporation (referred to as "Capitol Transamerica"), a Wisconsin corporation, will be held on ______________, 2001, at 10:00 a.m., local time, at __________________, for the following purposes:

      1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of July 20, 2001, by and among Capitol Transamerica, Alleghany Corporation (referred to as "Alleghany"), a Delaware corporation, and ABC Acquisition Corp. (referred to as "Acquisition Corp."), a newly formed Wisconsin corporation and wholly-owned subsidiary of Alleghany, pursuant to which Acquisition Corp. will be merged with and into Capitol Transamerica and each outstanding share of Capitol Transamerica common stock will be cancelled and converted into the right to receive $16.50 in cash.

      2. To consider and act upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

      Only shareholders of record of Capitol Transamerica common stock at the close of business on ________, 2001 will be entitled to notice of, and to vote at, the special meeting, including any adjournment or postponement of the special meeting. Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it as promptly as possible in the enclosed pre-addressed, postage-paid envelope. The approval of the merger agreement requires the affirmative vote of two-thirds of the outstanding shares of common stock of Capitol Transamerica.

      We urge you to read the accompanying proxy statement carefully as it sets forth details of the proposed merger and other important information related to the merger. A copy of the merger agreement is Annex A to the proxy statement.


                                           By Order of the Board of Directors

                                           /s/  Virgiline M. Schulte

                                           Virgiline M. Schulte
                                           Corporate Secretary
________________, 2001

                             YOUR VOTE IS IMPORTANT


      Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid return envelope. If you sign, date and mail your proxy card without indicating how you wish to vote, then your proxy will be counted as a vote "FOR" the approval of the merger agreement. If you do not return your proxy card or if you abstain from voting, that action will have the effect of a vote "AGAINST" approval of the merger agreement. You may revoke your proxy at any time before it is voted by delivering written notice to Capitol Transamerica's Corporate Secretary or the acting secretary of the special meeting stating that you would like to revoke your proxy, by completing and delivering to Capitol Transamerica's Corporate Secretary a new proxy card dated later than the original one, or by attending the special meeting and voting in person. Attendance at the special meeting, by itself, does not revoke your proxy.


            PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME.

                                TABLE OF CONTENTS


                                                                            Page


QUESTIONS AND ANSWERS ABOUT THE MERGER........................................1

SUMMARY TERM SHEET............................................................3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS ....................8

THE MERGER....................................................................9

   BACKGROUND OF THE MERGER...................................................9
   BOARD RECOMMENDATIONS; REASONS FOR THE MERGER.............................11
   OPINION OF OUR FINANCIAL ADVISOR..........................................11
   INTERESTS OF CERTAIN PERSONS IN THE MERGER................................15
   REGULATORY APPROVAL.......................................................17
   FINANCING FOR THE MERGER..................................................18
   FEDERAL INCOME TAX CONSEQUENCES...........................................18
   ACCOUNTING TREATMENT......................................................19
   CERTAIN EFFECTS OF THE MERGER.............................................19
   APPRAISAL/DISSENTERS' RIGHTS..............................................19

THE SPECIAL MEETING..........................................................20

   DATE, TIME AND PLACE......................................................20
   PURPOSE OF THE SPECIAL MEETING............................................20
   RECORD DATE, OUTSTANDING SHARES AND VOTING................................20
   QUORUM....................................................................20
   REQUIRED VOTE.............................................................21
   VOTING AGREEMENTS.........................................................21
   EXECUTIVE OFFICERS AND DIRECTORS VOTING...................................21
   ESOP SHARES...............................................................21
   VOTING OF PROXIES.........................................................22
   REVOCATION OF PROXIES.....................................................22
   SOLICITATION OF PROXIES...................................................22

THE MERGER AGREEMENT.........................................................24

   THE MERGER................................................................24
   EFFECTIVE TIME OF THE MERGER..............................................24
   CONSIDERATION TO BE RECEIVED IN THE MERGER................................24
   TREATMENT OF STOCK OPTIONS................................................24
   PROCEDURES FOR EXCHANGE OF STOCK CERTIFICATES.............................25
   REPRESENTATIONS AND WARRANTIES............................................25
   INTERIM OPERATIONS OF CAPITOL TRANSAMERICA PENDING THE MERGER.............27
   SHAREHOLDERS MEETING; BOARD RECOMMENDATION................................28
   NO SOLICITATON OF TRANSACTIONS ...........................................28
   FIDUCIARY DUTIES..........................................................29
   LITIGATION................................................................29
   CERTAIN TAX AND EMPLOYEE PLAN MATTERS.....................................29
   INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE.........................30
   CERTAIN FILINGS; COOPERATION IN RECEIPT OF CONSENTS.......................30
   ACCESS TO INFORMATION.....................................................30
   CONDITIONS TO COMPLETION OF THE MERGER....................................30
   TERMINATION OF MERGER AGREEMENT...........................................32
   TERMINATION FEE; REMEDIES.................................................33
   EXPENSES..................................................................33
   AMENDMENT ................................................................34

THE COMPANIES................................................................35

   CAPITOL TRANSAMERICA......................................................35

   ALLEGHANY CORPORATION.....................................................35
   ABC ACQUISITION CORP......................................................35

OTHER MATTERS................................................................37

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............37
   MARKET PRICE OF COMMON STOCK AND DIVIDEND HISTORY.........................38
   PROPOSALS BY HOLDERS OF SHARES OF OUR COMMON STOCK........................39
   EXPERTS...................................................................39

WHERE YOU CAN FIND MORE INFORMATION..........................................40

ANNEX A - AGREEMENT AND PLAN OF MERGER......................................A-1

ANNEX B - OPINION OF LAZARD FRERES & CO. LLC................................B-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:    Why am I receiving these materials?


A: We are providing this proxy statement and accompanying proxy card to our shareholders in connection with a special meeting of shareholders to be held ___________, 2001, at 10:00 a.m., local time, at ___________________,
      Madison, Wisconsin. At the special meeting, we will ask you to consider and vote upon a proposal to approve the merger of Capitol Transamerica with and into ABC Acquisition Corp. (referred to as "Acquisition Corp."), a newly formed Wisconsin corporation and wholly-owned subsidiary of Alleghany Corporation (referred to as "Alleghany"). As a result of the merger, Capitol Transamerica will cease as a publicly traded company and will become a wholly-owned subsidiary of Alleghany.


Q:    Has the board of directors recommended the merger?


A: Yes. After careful consideration, our board of directors has unanimously approved the merger agreement and the merger and has unanimously determined that the merger and the merger agreement are fair to and in the best interests of Capitol Transamerica and its shareholders. The Capitol Transamerica board of directors considered each of the factors set forth on page 11, among other factors. Our board of directors recommends that you vote "FOR" approval of the merger agreement.


Q:    What will I receive for my common stock in the merger?


A: If we complete the merger, then each share of common stock of Capitol Transamerica that you own at the time of the merger will be converted into the right to receive $16.50 in cash, without interest. For example, if you own 100 shares of common stock, then upon completion of the merger, and subject to your properly submitting your stock certificates for cancellation, you will be entitled to receive $1,650.00 in cash. After we complete the merger, you will no longer own Capitol Transamerica common stock.


Q:    What vote is required to approve the merger agreement?

A: Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock.

Q:    Who can vote on the merger agreement?

A: All holders of outstanding shares of our common stock at the close of business on the record date of __________, 2001 will be entitled to vote at the special meeting to approve or disapprove the merger agreement.

Q:    Should I send in my stock certificates?

A: No. Promptly after we complete the merger, we will send you detailed instructions regarding the surrender of your stock certificates. You should not send your stock certificates to Capitol Transamerica or to anyone else until you receive these instructions.

Q:    When do you expect the merger to be completed?


A: We will try to complete the merger as soon as possible. Before that happens, our shareholders must approve the merger agreement and we must obtain specified governmental approvals. Assuming we obtain all necessary approvals and consents and all the other conditions to closing are satisfied or waived, we expect to complete the merger as soon as practicable following the special meeting of shareholders.


Q:    What rights do I have if I oppose the merger?

A: If you oppose the merger, then you may vote against the merger agreement at the special meeting. You may also sell your shares in the market before the merger. If the merger is completed, then you will not have dissenters' rights under Wisconsin law.

Q:    What do I need to know?

A: This proxy statement contains important information regarding the merger as well as information about Capitol Transamerica and Alleghany. It also contains important information about factors the board of directors considered in evaluating the merger. We urge you to read this proxy statement carefully, including the Annexes.

Q:    What should I do now? How do I cast my vote?


A: After carefully reading and considering the information contained in this proxy statement, please fill out, sign and date your proxy card and mail your signed proxy card in the enclosed envelope. Please do this as soon as possible so that your shares are represented at the special meeting. You may also want to vote in person at the special meeting. Your failure to vote or your vote to "abstain" as permitted on the proxy card will have the same effect as a vote "AGAINST" approval of the merger agreement.


Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares with regard to the merger agreement only if you provide written instructions to your broker concerning how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides to you for doing so. If you do not provide instructions to your broker, then your shares will not be voted and this will have the same effect as a vote "AGAINST" approval of the merger agreement.

Q: Can I change my vote after I have mailed my Capitol Transamerica proxy card?


A: Yes. You can change your vote at any time before the vote is taken at the special meeting. You can do this in one of the four ways set forth on page 22.


Q: Who do I contact if I have questions about the special meeting or the merger?

A: If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, then you should contact our Corporate Secretary at our executive offices at 4610 University Avenue, Madison, Wisconsin 53705-0900, or by telephone at (608) 231-4450.

                               SUMMARY TERM SHEET


      This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the terms and conditions of the merger agreement, you should carefully read this entire proxy statement and the documents that are attached to it, including the copy of the merger agreement that is Annex A to this proxy statement. In addition, we incorporate by reference important business and financial information about Capitol Transamerica into this proxy statement. You may obtain the information we incorporate by reference into this proxy statement without cost by following the instructions in the section entitled "Where You Can Find More Information" on page 40. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.


Parties to the Merger


Capitol Transamerica Corporation (see page 35)
4610 University Avenue
Madison, WI 53705-0900
(608) 231-4450

      Capitol Transamerica Corporation, which we sometimes refer to as "Capitol Transamerica," was incorporated in 1965 under the laws of the State of Wisconsin. Capitol Transamerica is a public company listed on the Nasdaq National Market and its stock is traded under the symbol "CATA." We offer, through our wholly-owned subsidiaries, a broad line of property and casualty insurance coverages and a portfolio of fidelity and surety bonds and specialty insurance coverage.

Alleghany Corporation (see page 35)
375 Park Avenue
New York, New York 10152
(212) 752-1356

      Alleghany Corporation was incorporated in 1984 under the laws of the State of Delaware. Alleghany is a public company listed on the New York Stock Exchange and its stock is traded under the symbol "Y." Alleghany is engaged in the business of owning and managing a small group of operating businesses and investments, including a worldwide industrial minerals business, a multi-line property and casualty insurance and reinsurance Lloyd's operation and a business that imports and distributes steel fasteners.

      ABC Acquisition Corp. is a corporation formed under the laws of the State of Wisconsin. Alleghany formed Acquisition Corp. shortly before the signing of the merger agreement for the purpose of carrying out the merger. Acquisition Corp. is a wholly-owned subsidiary of Alleghany.

The Special Meeting Time, Date, Place and Purpose (see page 20)


      The special meeting of our shareholders will be held on ___________, 2001 at 10:00 a.m., local time, at __________, Madison, Wisconsin. At the special meeting, you will be asked to:

      o     consider and vote upon a proposal to approve the merger agreement;
            and

      o transact such other business as may properly come before the special meeting.

Record Date and Voting (see page 20)

      You are entitled to vote at the special meeting if you owned shares of our common stock as of the close of business on ____________, 2001, the record date of the special meeting. On the record date, there were _____________ shares of our common stock outstanding and entitled to vote, held by approximately _______ record holders. You are entitled to one vote for each share of common stock that you hold of record on the record date. You may vote your shares by attending the special meeting and voting in person or by completing and returning the enclosed proxy card.

Vote Required (see page 21)


      Holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting must be present, in person or by properly executed proxy, to constitute a quorum to consider approving the merger agreement, but holders of at least two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting must be present and vote in favor of the merger agreement to approve it.


Voting Agreements and Directors and Officers Voting (see page 21)

      Some of our shareholders entered into voting agreements with Alleghany pursuant to which they have agreed to vote the shares of our common stock that they beneficially own "FOR" approval of the merger agreement. In addition, all of our directors and executive officers have indicated to us that they intend to vote the shares of our common stock that they beneficially own "FOR" approval of the merger agreement. The shareholders who have agreed to vote, or who have indicated that they intend to vote, their shares "FOR" approval of the merger agreement collectively own beneficially a total of 3,323,030 shares of our common stock or approximately 30% of the outstanding shares of our common stock.

The Merger and the Merger Agreement  (see page 24)


      Under the terms of the proposed merger, Acquisition Corp. will merge with and into Capitol Transamerica, and Capitol Transamerica will be the surviving corporation after the merger. As a result of the merger, Capitol Transamerica will cease to be a publicly traded company and will become a wholly-owned subsidiary of Alleghany. A copy of the merger agreement is Annex A to this proxy statement. We encourage you to read the merger agreement carefully and fully as it is the legal document that governs the merger. We incorporate the merger agreement by reference into this proxy statement.


What Will You Receive in the Merger (see page 24)


      If we complete the merger, then each outstanding share of our common stock will be converted into the right to receive $16.50 in cash, without interest.


Recommendations to Shareholders (see page 11)

      Our board of directors believes the merger and the merger agreement are fair to and in the best interests of Capitol Transamerica and its shareholders. In making its determination, our board of directors consulted with Capitol Transamerica's management, as well as our legal and financial advisors, and considered the terms of the proposed merger agreement and the transactions that it contemplates. Our board of directors unanimously recommends that you vote "FOR" approval of the merger agreement. For a more detailed description of our reasons for the merger, see "The Merger -- Board Recommendations; Reasons for the Merger" beginning on page 11.

Opinion of Our Financial Advisor (see page 11)

      We retained Lazard Freres & Co. LLC to act as our financial advisor in the merger. Lazard provided its opinion, dated July 20, 2001, to our board of directors that, based upon and subject to the various considerations set forth in its opinion, as of the date of the opinion, the $16.50 to be received by the holders of our common stock pursuant to the merger agreement was fair from a financial point of view. The opinion of Lazard is addressed to our board of directors and does not constitute a recommendation as to how you should vote with respect to the approval of the merger agreement. A copy of the full text of the written opinion of Lazard is Annex B to this proxy statement. We urge you to read the opinion in its entirety.

Federal Income Tax Consequences (see page 18)


      Your receipt of $16.50 in cash in the merger for each share of our common stock that you own will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign, or other tax laws. Generally, for United States federal income tax purposes, you will recognize gain or loss in an amount equal to the difference between the amount of the cash that you receive in the merger and your adjusted tax basis for the common stock that you surrender in the merger. Special tax consequences may apply to a particular class of taxpayers, such as financial institutions, insurance companies, broker-dealers and tax-exempt entities. TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON YOUR PARTICULAR FACTS AND CIRCUMSTANCES. YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE MERGER TO YOU.


Interests of Officers and Directors (see page 15)

      In considering the recommendation of our board of directors, you should be aware that certain of our directors and officers and their affiliates may be deemed to have interests in the merger that are or may be different from, or in addition to, your interests as shareholders. They are, or may become, entitled to certain compensation and benefits in connection with the merger as follows:

      o payments and benefits to Paul J. Breitnauer, currently our Vice President and Treasurer, under a new employment agreement;

      o payments to directors, officers and other employees with respect to outstanding options to purchase our common stock; and

      o the indemnification of, and provision of liability insurance for, our directors and officers.

Financing of the Merger (see page 18)

      Alleghany has represented that it has, and at the effective time of the merger will have, sufficient funds to enable it to perform its obligations under the merger agreement and any other agreements that the merger agreement contemplates and to pay all of the related fees and expenses of Alleghany and Acquisition Corp. in connection with the merger.

Procedure for Receiving Merger Consideration (see page 25)

      Promptly after the merger is completed, each holder of outstanding shares of our common stock will receive a letter of transmittal and instructions to exchange common stock certificates for payment of the merger consideration. Upon your surrender of a stock certificate or stock certificates and a properly signed letter of transmittal to the paying agent, you will be entitled to receive the merger consideration for the number of shares you surrender.


Regulatory Approvals (see page 17)

      To complete the merger, we must obtain approval of the Wisconsin Commissioner of Insurance. We anticipate receiving a final response from the Wisconsin Commissioner of Insurance prior to holding the shareholders meeting.

Effective Time of the Merger and Anticipated Date of the Merger (see page 24)

      The merger will become effective at the date and time that the parties designate in the articles of merger that the parties will file with the Department of Financial Institutions of the State of Wisconsin. Assuming shareholders vote at least two-thirds of the outstanding shares of our common stock in favor of approval of the merger agreement and all of the conditions to closing set forth in the merger agreement are satisfied or waived, we expect to complete the merger as soon as practicable following the special meeting.

Conditions to Completion of the Merger (see page 30)

      The obligations of Capitol Transamerica, Alleghany and Acquisition Corp. to complete the merger are subject to the satisfaction or waiver of several conditions, including:

      o obtaining the requisite approval of Capitol Transamerica shareholders;

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
      o obtaining the requisite regulatory approvals and other necessary consents;

      o     the absence of any outstanding legal prohibition against the merger;

      o the continued accuracy at the time of the merger of the representations and warranties made by Capitol Transamerica, Alleghany and Acquisition Corp. in the merger agreement;

      o     the performance of all agreements contained in the merger agreement;

      o the absence of a material adverse effect on the financial condition, business or results of operations of Capitol Transamerica and its subsidiaries, taken as a whole;

      o (1) Capitol Indemnity and Capitol Specialty (our insurance operating subsidiaries) must hold the same rating from A.M. Best Company, Inc. and the same financial strength rating by Standard & Poor's Ratings Group that they held as of July 20, 2001; (2) A.M. Best and Standard & Poor's must not downgrade or modify downward those ratings; and
            (3) A.M. Best or Standard & Poor's must not have delivered notice to Capitol Transamerica, Capitol Indemnity or Capitol Specialty that they are contemplating a downgrade of any these ratings;

      o obtaining the requisite approval and consent from the holders of at least 90% of the outstanding options to acquire shares of our common stock to an amendment of their stock option award agreements; and

      o the continued effectiveness as of the merger date of the employment agreement with Paul J. Breitnauer, our Vice President and Treasurer.

Termination of Merger Agreement (see page 32)

      The merger agreement may be terminated as follows:

      o     by mutual written consent of Capitol Transamerica and Alleghany;

      o at the option of Capitol Transamerica or Alleghany, if any of the following occurs:


            o     the merger is not completed before January 21, 2002;

            o any law makes consummation of the merger illegal or a governmental authority issues a final and nonappealable order prohibiting the merger; or

            o our shareholders do not approve the merger agreement at the special meeting;


      o by Capitol Transamerica if either Alleghany or Acquisition Corp. breaches or fails to perform any representations, warranties, covenants or other agreements in the merger agreement and the breach or failure cannot be cured by January 21, 2002;

      o by Capitol Transamerica, at any time before receiving shareholder approval, upon exercise by our board of directors of its rights under the fiduciary-out provisions contained in the merger agreement pursuant to which Capital Transamerica may terminate the merger agreement with Alleghany and enter into an alternative agreement with a third party that our board of directors has deemed to be superior to the merger agreement entered into with Alleghany.

      o     by Alleghany if:

            o our board of directors (1) changes its recommendation in favor of the merger in a manner materially adverse to Alleghany, (2) recommends any alternative acquisition proposal and/or

                  (3) fails to recommend that our shareholders vote in favor of the merger agreement with Alleghany;


            o we have breached or failed to perform any of our representations, warranties, covenants or other agreements in the merger agreement and our breach or failure cannot be cured by January 21, 2002; or

            o we terminate the merger agreement after having received a superior alternative acquisition proposal from a third party.


Termination Fee (see page 33)

      If the merger agreement is terminated, then under certain circumstances, we may be required to pay Alleghany a termination fee of $4.5 million plus all actual and documented expenses (not to exceed $1.5 million).

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This proxy statement and the other documents we incorporate by reference contain forward-looking statements that are not of historical fact and are statements intended to qualify within the safe harbors established by the Private Securities Litigation Reform Act of 1995. From time to time, Alleghany or Capitol Transamerica may make other forward-looking statements within the meaning of the federal securities laws that involve judgments, assumptions and other uncertainties beyond our control. These forward-looking statements may include, among others, statements concerning revenue and cost trends, cost recovery, cost reduction strategies and anticipated outcomes, pricing strategies, changes in the insurance industry, planned capital expenditures, financing needs and availability, statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar comments concerning matters that are not historical facts. We caution you that these statements are not a guarantee of future performance and that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Some, but not all, of the risks and uncertainties include:

      o satisfaction of the closing conditions set forth in the merger agreement, including approval by our shareholders and the Wisconsin Commissioner of Insurance;

      o the risk of a significant delay in the expected completion of the merger;

      o     exposure to catastrophic loss;

      o     the frequency and severity of weather-related losses;

      o the risks associated with the legislative, regulatory and competitive environments in the states in which we currently operate;


      o heightened competition, including specifically the intensification of competition, or failure to obtain new customers or to retain existing customers;


      o our primary reliance, as a holding company, on dividends from our subsidiaries and the applicable regulatory restrictions on the ability of our subsidiaries to pay such dividends;

      o conditions specific to the insurance industry, including its cyclical nature, regulatory changes and conditions, rating agency policies and practices, competitive factors, claims development and the resulting impact on loss reserves and our reserving policy, and the adequacy of our reinsurance programs;

      o developments in the securities markets and the impact of those developments on our investment portfolio;

      o     tax law changes; and

      o other risk factors that we list from time to time in our Securities and Exchange Commission filings including our Annual Report on Form 10-K filed for the year ended December 31, 2000 and our Quarterly Reports on Form 10-Q filed for the quarters ended March 31, 2001 and June 30, 2001.

      Please note that the list we provide above is not intended to be exhaustive, as many other factors could also affect the results that forward-looking statements contained in this proxy statement and the other documents we incorporate by reference describe. Moreover, we caution you not to place undue reliance on forward-looking statements, which reflect management's view only as of the date of this proxy statement. All forward-looking statements included in this proxy statement, the other documents we incorporate into this proxy statement by reference and all forward-looking statements attributable to us or persons acting on our behalf after the date of this proxy statement are expressly intended to qualify within the safe harbors established by the Private Securities Litigation Reform Act of 1995.

                                   THE MERGER

Background of the Merger

      Based in large part upon the highly competitive environment in the insurance industry, we began to seriously consider exploring the possibility of a business combination in 1998. We retained Donaldson, Lufkin & Jenrette Securities Corporation, who we will sometimes refer to as "DLJ," in June of that year to assist us in that endeavor. During the course of their engagement, DLJ contacted a number of potential acquirers, but none of those parties contemplated adequate valuations and expressed sufficient interest in completing a business combination with us. On July 24, 2000, we engaged Lazard Freres & Co. LLC, who we will sometimes refer to as "Lazard," as our financial advisor to explore strategic alternatives.

      From the Fall of 2000 into the Spring of 2001, we engaged in various discussions with one potential party who was contemplating acquiring us for cash at a price substantially higher than the price Alleghany will pay in this merger. However, we determined that this party could not make a credible, bona fide offer to acquire us.

      We began to consider a transaction with Alleghany in late March 2001, when representatives of Lazard met with George A. Fait, our President and Chairman of the Board, and Paul J. Breitnauer, our Vice President and Treasurer. The Lazard representatives indicated that a strategic buyer had conveyed to Lazard its interest in discussing a possible business combination involving us. Mr. Fait informed the Lazard representatives that we were interested in discussing strategic opportunities, but we would not consider a possible business combination until we received an indication of interest from the strategic buyer establishing a per share valuation range for the purchase of our common stock.

      On April 2, 2001, Alleghany submitted a letter to us outlining a non-binding indication of interest to acquire all of our outstanding stock in a tax-free transaction valued at $13.00 to $16.00 per share entirely in Alleghany common stock. Alleghany submitted this valuation based on certain publicly available information regarding us. Mr. Fait informed the Lazard representatives that we would consider meeting with representatives of Alleghany to discuss strategic opportunities.

      On April 9, 2001, we entered into a confidentiality agreement with Alleghany and agreed to provide Alleghany with certain non-public information regarding us. Lazard arranged a meeting in New York, New York, on April 12, 2001 between Messrs. Fait and Breitnauer and John J. Burns, Jr., President, Chief Executive Officer and a director of Alleghany, and David B. Cuming, Senior Vice President and Chief Financial Officer of Alleghany. Representatives of Lazard and a financial advisor of Alleghany also attended the meeting. At this meeting, Mr. Burns expressed Alleghany's interest in investigating a business combination with us. On or about May 1, 2001, representatives of Lazard, Mr. Fait and other members of our management and other members of Alleghany's management and outside consultants met in Madison, Wisconsin, to discuss our business and the potential strategic fit resulting from a business combination between Alleghany and us.

      At a regularly scheduled meeting of our board of directors held on May 1, 2001, Mr. Fait reviewed the discussions with Alleghany with our board of directors, comprised of Kenneth P. Urso, Larry Burcalow, Michael J. Larson, Reinhart H. Postweiler, Mr. Breitnauer and Mr. Fait. In early May 2001, we provided certain non-public information to Alleghany and its advisors. On May 17, 2001, we received an oral confirmation from Alleghany that it was prepared to continue discussions relating to a business combination with us at a price of $16.00 per share. Mr. Fait advised Mr. Burns that the proposed price of $16.00 per share of common stock was inadequate, but that we were prepared to continue discussions if Alleghany could offer a higher price. On May 17, 2001, Alleghany delivered a draft of an exclusivity letter and a term sheet outlining the material terms of an acquisition of us at a per share price of $16.00. On May 18, 2001, Mr. Burns informed Mr. Fait that Alleghany would increase its non-binding offer from $16.00 to $16.50 per share of our common stock.

      Alleghany proposed that our shareholders have the option to elect to receive their merger consideration either in the form of cash or common stock of Alleghany. However, to assure tax-free treatment for our shareholders who elected to receive common stock of Alleghany, 55% of the aggregate transaction consideration had to consist of cash. In addition, Alleghany asked for the exclusive right to pursue a transaction with us until June 20, 2001. Between May 18, 2001 and June 4, 2001, a representative of Lazard had several telephone conversations with Mr. Fait and Mr.

Burns and Alleghany's advisors to discuss the transaction consideration and seek clarification of other terms of Alleghany's non-binding offer. On May 23, 2001, we and Alleghany reached an understanding that the consideration for the transaction would be paid by Alleghany entirely in the form of cash. On June 4, 2001, we and Alleghany executed a letter agreement granting Alleghany the exclusive right to pursue a transaction with us at the $16.50 per share price until June 20, 2001. In early May 2001, Alleghany began a due diligence investigation of us. On May 31, 2001, counsel to Alleghany provided a draft merger agreement to us, and our senior management and financial and legal advisors and Alleghany's management and its financial and legal advisors began negotiations on the merger agreement.

      On June 18, 2001, our board convened a special meeting to receive an update on the status of the negotiations with Alleghany. A representative of Lazard made a presentation regarding the financial aspects of the merger and delivered to our board Lazard's oral opinion (which opinion Lazard reconfirmed orally at the board meetings on June 29, 2001 and July 20, 2001 and in writing on July 20, 2001), to the effect that, as of the date of the opinion, the consideration to be received in the merger was fair, from a financial point of view, to the holders of shares of our common stock. Finally, the Lazard representative reported that, after contacting a number of potential acquirers before we had entered into an exclusive arrangement with Alleghany, it had received a few indications of interest from entities interested in acquiring us. However, these entities did not offer an adequate valuation for the outstanding shares of our common stock. In addition, Mr. Fait reviewed the status of the negotiations with Alleghany, our prospects as an independent company and the effect of the merger on our shareholders, policyholders, employees and customers. During the meeting, our board of directors discussed various issues relating to the terms in the merger agreement, including Alleghany's requirement that Mr. Breitnauer execute an employment agreement which would become effective upon completion of the merger. Mr. Fait recommended that the board authorize our senior management and our advisors to continue to negotiate the merger agreement, and the board did so.


      From June 18, 2001 through June 29, 2001, our senior management and advisors and Alleghany's management and its advisors continued to negotiate the merger agreement. On our about June 25, 2001, we notified Alleghany that for the quarter ending June 30, 2001 we anticipated higher than expected fidelity-surety losses associated with one specific bonded contractor coupled with higher than normal property-casualty losses resulting from Midwest storms and large fires. At a special meeting of our board of directors held by teleconference on June 29, 2001, representatives of Lazard and Foley & Lardner, our legal advisor, and our senior management reviewed the status of discussions with Alleghany with our board of directors. A representative of Lazard orally reconfirmed its oral opinion (which opinion Lazard reconfirmed orally at the board meeting on July 20, 2001 and in writing on July 20, 2001) to the effect that, as of the date of the opinion, the consideration to be received in the merger was fair, from a financial point of view, to the holders of shares of our common stock. During the meeting, our board discussed various issues relating to the merger agreement. These issues included the conditions to closing, the restrictions on the operation of our business until the closing, the circumstances pursuant to which either Alleghany or Capitol Transamerica could terminate the merger agreement and the circumstances pursuant to which Capitol Transamerica would be obligated to pay to Alleghany a termination fee under the merger agreement. Our board of directors then approved the merger and the merger agreement and authorized Messrs. Fait and Breitnauer to negotiate and approve the final definitive merger agreement.


      Alleghany notified us on June 29, 2001 that it planned to carry out additional due diligence relating to our fidelity and surety businesses. From June 30, 2001 through July 10, 2001, Alleghany performed additional due diligence, and our senior management and advisors and Alleghany's management and its advisors continued to negotiate the merger agreement. As noted above, Alleghany's proposal required that Mr. Breitnauer enter into an employment agreement. Alleghany and Mr. Breitnauer negotiated this agreement simultaneously with the negotiation of the definitive merger agreement and the other transaction documents. Our senior management and advisors and Alleghany's management and advisors completed negotiation of the merger agreement on July 20, 2001. During the same period, Mr. Breitnauer completed negotiation of his employment agreement.

      At a special meeting held by teleconference on July 20, 2001, our board of directors met to consider the merger agreement. A representative of Foley & Lardner summarized the terms of the merger agreement. A representative of Lazard made a presentation regarding the financial aspects of the merger and orally reconfirmed its oral opinion (which opinion Lazard confirmed in writing on July 20, 2001) to the effect that, as of the date of the opinion, the consideration to be received in the merger was fair, from a financial point of view, to the holders of shares of our common stock. Our board of directors then unanimously approved and adopted the merger agreement. The parties executed and delivered the merger agreement and related agreements on July 20, 2001. After the stock markets closed on July 20, 2001, we issued a press release publicly announcing the merger.

Board Recommendations; Reasons for the Merger


      Our board of directors has determined that the merger is fair to and in the best interests of Capitol Transamerica and its shareholders and has unanimously approved and adopted the merger agreement and declared its advisability. Our board unanimously recommends that you vote "FOR" approval of the merger agreement. In deciding to approve and adopt the merger agreement, and to recommend that our shareholders vote to approve the merger agreement, our board discussed a number of factors. The following are the material factors, both positive and negative, that our board discussed:


      o the financial presentation of Lazard, including its opinion as to the fairness from a financial point of view of the consideration that the holders of our common stock would receive in the merger;

      o that the $16.50 per share offered by Alleghany represented approximately an 11% premium over the closing sale price of our common stock on June 18, 2001;

      o the current, historic and outlook for future valuation levels of our common stock, which have been affected by, among other things, our small capitalization, limited trading volume, historic financial performance and general market conditions;

      o Capitol Transamerica's historical operating results and financial condition;

      o the present and anticipated environment of Capitol Transamerica's business, including the competitive environment for our property and casualty companies and the belief that shareholder value may be maximized by selling us to a larger, better capitalized company;

      o the absence of any financing condition to Alleghany's obligation to close the merger and the ability of Alleghany to pay the merger consideration;

      o that we had previously retained DLJ to contact a number of potential acquirers and these entities did not offer an adequate valuation for our stock;


      o that Lazard contacted a number of potential acquirers and that, although certain of these entities indicated an interest in pursuing a potential transaction with us, these entities did not offer an adequate valuation for our stock; and

      o the fact that, as a result of the merger, our shareholders would no longer participate in any future growth and prospects of Capitol Transamerica.

      Our board believed that a sale of Capitol Transamerica under the merger agreement would achieve greater value at this time for our shareholders as compared with remaining a public company and concluded that the potential benefits of the merger outweighed the potential risks.

      We do not intend the discussion above to be exhaustive of the factors our board discussed. In view of the variety of factors considered in connection with its evaluation of the merger, our board did not find it practicable to and did not quantify or otherwise assign relative weights to the factors considered in reaching its determination. Further, individual directors may have given different weight to different factors and may have considered factors that were not discussed with other board members.


Opinion of Our Financial Advisor

      As previously mentioned, pursuant to an engagement letter dated July 24, 2000, our board of directors retained Lazard to act as our exclusive financial advisor in exploring strategic alternatives with respect to a potential business combination. On June 18, 2001, June 29, 2001 and July 20, 2001, Lazard gave its oral opinion, subsequently confirmed in writing on July 20, 2001, to our board of directors that, as of those dates and on the basis of and subject to the matters described in the opinion, the $16.50 per share price the holders of our stock would receive in the proposed merger is fair to such holders from a financial point of view.

      The full text of the written opinion of Lazard, dated July 20, 2001, which sets forth the assumptions made, matters considered and limits on the review undertaken, is Annex B to this proxy statement. We incorporate Lazard's opinion into this proxy statement by reference, and we urge you to read the opinion carefully and in its entirety. Lazard's written opinion, addressed to our board of directors, is directed only to the fairness, from a financial point of view, to the holders of our common stock of the consideration they will receive in the merger and does not constitute a recommendation as to how any holder of our common stock should vote with respect to the merger agreement. The summary of the opinion of Lazard set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. In arriving at its opinion, Lazard, among other things:

      o     reviewed a draft of the merger agreement;

      o analyzed certain historical business and financial information relating to us;

      o reviewed various financial forecasts and other data we provided relating to our business;


      o held discussions with members of our senior management with respect to our business and prospects and our strategic objectives;

      o reviewed public information with respect to certain other companies in lines of businesses that Lazard believes to be generally comparable to our businesses;


      o reviewed the financial terms of certain business combinations involving companies in lines of business that Lazard believes to be generally comparable to our business;

      o reviewed the historical stock prices and trading volumes of our common stock; and

      o conducted such other financial studies, analyses and investigations that Lazard considered appropriate.

      In conducting its analyses and in arriving at its opinion, Lazard relied upon the accuracy and completeness of all of the financial and other information that we discussed with it or that it reviewed and has not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of our assets or liabilities, or concerning our solvency or our fair value. With respect to financial forecasts, Lazard assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to our future financial performance. Lazard assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The opinion of Lazard is necessarily based on accounting standards and on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard, as of July 20, 2001. The opinion of Lazard does not address the relative merits of the merger as compared to any alternative transaction that might be available to us.

      In rendering its opinion, Lazard assumed that the merger would be consummated on the terms described in the merger agreement, without any waiver of any material term or condition by us, and that obtaining the necessary regulatory approvals and third-party consents, if any, for the merger would not have an adverse effect on us. Lazard also assumed that the definitive merger agreement would not differ in any material respect from the draft of the merger agreement furnished to it. The Lazard opinion specifically states that while Lazard contacted a number of third parties with regard to a transaction before we had entered into an exclusive arrangement with Alleghany, Lazard was not asked to, nor did it, broadly solicit such third party interest.

      The following is a summary of the material financial and comparative analyses that Lazard performed in rendering its opinion:

      Discounted Cash Flow Analysis. Lazard performed a discounted cash flow analysis to derive a range of implied per share values for our common stock based on the present value of our expected future cash flows. We do not normally prepare detailed budgets or forecasts for internal or external purposes. To assist in Lazard's valuation of us, our senior management prepared forecasts for 2001 and 2002 and provided guidance on financial projections through 2005. During the years 1995 through 2000, our premium growth was relatively low because of inadequate property and casualty rates and a need for several reserve additions. We believe the property and casualty cycle is now improving, and we have plans to increase premium writings significantly over the next few years in a fashion comparable to the last upturn in the cycle (the years 1990 through
1995). Lazard performed a series of sensitivity analyses that varied certain key assumptions in the cash flow analysis to assess the impact that such variances would have on our future business performance. These sensitivity analyses were carried out (i) on net premium written growth rate for the years 2003 through 2005: 12-18%, to reflect the uncertainty regarding the expectations of the length of the property and casualty market cycle where the rates in the property and casualty market are becoming higher and thus expected to benefit property and casualty companies in that market, and (ii) on the combined ratio (which is the sum of the ratio of losses incurred to premiums earned and the ratio of commissions and expenses incurred to premiums written) for the years 2002 through 2005: 92-95%, to reflect the impact of a strong growth rate in premiums written. The range of discount rates used was 10-12%. Based on an analysis of precedent transactions involving acquisitions of property and casualty insurance companies identified in footnote (b) to the table below under the heading "Private Market," a range of price to earnings multiples of 9.0x to 11.0x was applied for future time periods and applied to future cash flows to derive a valuation multiple. Based on the analysis, the range of implied per share values for our common stock based on the present value of our expected future cash was between $14.63 and $18.50 per share. A table summarizing Lazard's analysis, as provided to our board of directors, is set forth below using market data as of June 13, 2001:
                                                       -----------------
                                                       52-W High: $15.68
                                                       52-W Low:  $10.31
                                                       -----------------
    [OBJECT OMITTED]


                Market Price          Alleghany
         YTD Avg.  30-day  Current    Proposal
          $13.33    $14.49  $14.90     $16.50
            x          x       x          x
            ]          ]       ]          ]
            ]          ]       ]          ]
            ]       $14.63     ]          ]            $18.50
            ]          ]       ]          ]
            ]          ]       ]          ]
            ]          ]       ]          ]
--------------------------------------------------------------------------------
$12.00   $13.00   $14.00   $15.00   $16.00   $17.00   $18.00   $19.00    $20.00


      Public and Private Market Analysis. Lazard customarily performs an analysis based on various financial multiples of selected companies in the industry to derive a range of implied per share values for common stock. Lazard selected public and private companies for the analysis it prepared relative to us on the basis of various factors, including, but not limited to, market capitalization, profitability, growth prospects, capital strength and similarity of the lines of business. However, no public or private company utilized as a comparison is identical to ours. In addition, we are not covered by the analyst community and have a relatively large family shareholding. As a result, the public and private companies that Lazard used are companies that have characteristics similar to Capitol Transamerica, but are not sufficiently similar to be deemed "direct comparables." Lazard selected public mid-cap property and casualty insurance companies for comparison purposes. Such companies have historically traded over a 3-year period on a price to book value multiple of 1.33 which is (i) 18% higher than our price to book value multiple which has historically traded over a 3-year period on a price to book value multiple of 1.13 and (ii) 40% higher than public small-cap companies' price to book value multiple that have historically traded over a 3-year period on a price to book value multiple of 0.95. Lazard compared the proposed transaction to the trading levels of the public insurance companies it selected which are listed in the table below under "Public Market." Lazard also performed a "precedent transaction analysis" to compare the implied purchase price and transaction value multiples in merger and acquisition transactions involving other companies in the property and casualty insurance industry with those implied for Capitol Transamerica in the merger. In this analysis, Lazard reviewed four selected transactions identified in footnote (b) to the table below under the heading "Private Market." The following table summarizes Lazard's analysis, as provided to our board of directors:

                                            Book Value
                              --------------------------------------
                                      GAAP          Tangible GAAP              Earnings            Market Premium
                              ------------------   -----------------    ----------------------     --------------
                               Reported   Ex.G/L   Reported  Ex. G/L    LTM(a)    CFY      NFY      1-day  30-day
                              ---------   ------   --------  -------    ------    ---      ---      -----  ------
Proposed Transaction             1.25 x   1.24 x    1.25 x    1.24 x     34.5 x   12.4 x   11.7 x      11%    14%

Public Market:
-------------
  Selective Insurance
   Group                         1.14 x   1.37 x    1.25 x    1.53 x     30.8 x   18.0 x   14.1 x      --     --
  Philadelphia Consolidated      2.29     2.43      2.72      2.93       18.9     17.8     15.4        --     --
  RLI Corp.                      1.29     1.87      1.44      2.20       15.6     14.4     12.5        --     --
  Midland Co.                    1.21     1.48      1.21      1.48       10.6      9.9      9.0        --     --
  United Fire &
   Casualty Co.                  1.11     1.36      1.14      1.40       12.9      NA       NA         --     --

  Summary Statistics:
  ------------------
     Mean                        1.41 x   1.70 x    1.55 x    1.91 x     17.8 x   15.0 x   12.8 x      --     --
     Median                      1.21     1.48      1.25      1.53       15.6     16.1     13.3        --     --

Private Market:(b)
--------------
     Mean                        1.32 x     --        --        --       11.1 x   12.0 x     --        55%    16%
     Median                      1.27       --        --        --       11.1     10.3       --        55     16

--------------------
(a)  Excludes realized investment gains/losses and extraordinary items.
(b)  Private market statistics based on the acquisition of Front Royal by Argonaut Group (6/2001),
     Sen-Tech Financial by Fairfax Financial (4/2000), Worldwide Insurance by American Financial
     (1/1999) and Gryphon Holdings by Market (9/1998), respectively.

      Historical Stock Trading Analysis. Lazard reviewed the historical trading prices and volumes for the shares of our common stock for the period from June 12, 1998 through June 13, 2001. Lazard also compared the trading performance of our shares of common stock for the periods from June 12, 1998 through June 12, 2001, and from June 12, 2000 through June 12, 2001, to an index of selected companies for the comparable periods. The index of selected companies consisted of the companies listed in the table above under the heading "Public Market."

      Lazard performed a variety of financial and comparative analyses for the purpose of providing its opinion to our board of directors that the merger consideration to be offered in connection with the merger is fair to Capitol Transamerica from a financial point of view. No company or transaction used in the above analyses as a comparison is identical to Capitol Transamerica or the transactions contemplated by the merger agreement. While the foregoing summary describes the material financial analyses and factors that Lazard reviewed in connection with its opinion, it does not purport to be a complete description of all the analyses Lazard performed in arriving at its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. An analysis that the merger consideration to be offered in connection with the merger is fair to Capitol Transamerica from a financial point of view is not simply a mathematical calculation; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or public trading value of the companies to which we are being compared. Accordingly, Lazard believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all of such analyses and factors, could create an incomplete view of the process underlying its analyses set forth in the opinion and its presentation to our board of directors.

      The forecasts and other projections we furnished to Lazard were prepared by our management and constitute forward-looking statements within the meaning of the federal securities laws. As a matter of policy, Capitol Transamerica does not publicly disclose internal management forecasts, projections or estimates of the type we furnished to Lazard in connection with its analysis of the merger terms, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions that are inherently uncertain and that may not be in the control of our management, including, without limitation, general economic, regulatory and competitive conditions.

      In performing its analyses, Lazard made numerous assumptions with respect to industry performance, general business, economic conditions, market and financial conditions and other matters, many of which are beyond our control. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less than such estimates. Lazard did not assign any specific weight to any of the analyses described above and did not draw any specific conclusions from or with regard to any one method or analysis. In addition, estimates of values of companies or parts of companies do not purport to be appraisals or necessarily to reflect the price at which such companies or parts may actually be sold, and such estimates are inherently subject to uncertainty.

      The opinion and presentation of Lazard to our board of directors was only one of many factors our board of directors took into consideration in making its determination to approve the merger.


      Lazard is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions. Our board of directors selected Lazard to act as our financial advisor on the basis of Lazard's expertise and its reputation in investment banking and mergers and acquisitions.

      Under the engagement letter with us, we agreed to pay Lazard a fee of approximately $1.8 million upon consummation of the merger. We also agreed to reimburse Lazard for its reasonable out-of-pocket expenses and to indemnify Lazard and certain related persons against certain liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.

      In the ordinary course of their businesses, Lazard and its affiliates may actively trade our equity securities and Alleghany's equity securities for their own accounts or for the accounts of customers, and accordingly, they may at any time hold long or short positions in these securities.

Interests of Certain Persons in the Merger


      In considering the recommendation of our board of directors, you should be aware that certain of our directors and officers may be deemed to have interests in the merger that are or may be different from, or in addition to, your interests as shareholders. We describe all of these additional interests, to the extent material, in more detail below. In addition, Alleghany has indicated to us that it intends that certain of our directors, including Messrs. Fait and Breitnauer, may continue to serve as our directors after the merger. Alleghany has also advised us of its expectation that, upon completion of the merger, we will enter into a consulting arrangement with Mr. Fait. Our board of directors was aware of these interests and considered them, among other matters, in approving and adopting the merger agreement and recommending it for your approval. Like you, our directors and executive officers are also our shareholders. Information with respect to their shareholdings is set forth in this proxy statement under the heading "Other Matters -- Security Ownership of Certain Beneficial Owners and Management."


      Employment Agreement. At Alleghany's request in connection with the merger, we have entered into an employment agreement with Paul J. Breitnauer, currently our Vice President and Treasurer and a member of our board of directors, who will assume the position of President and Chief Executive Officer following the effectiveness of the merger. This employment agreement will only become effective when and if the merger is completed and will expire on December 31, 2004. Alleghany prepared the employment agreement, and Alleghany and Mr. Breitnauer negotiated its terms.

      Mr. Breitnauer's initial annual salary under the employment agreement will be $250,000, and we agree to establish an incentive compensation plan under which Mr. Breitnauer will be eligible to receive an annual bonus of up to 40% of his salary for each year beginning January 1, 2002. The amount of the bonus will depend upon the extent to which Capitol Transamerica and Mr. Breitnauer have achieved reasonable performance objectives that Mr. Breitnauer and our board of directors establish. We also agree to establish a long-term incentive plan under which Mr. Breitnauer will be eligible to earn a bonus of $33,000 with respect to 2002, $66,000 with respect to 2003 and $100,000 with respect to 2004, which amounts are also dependent upon the extent to which Capitol Transamerica and Mr. Breitnauer have achieved reasonable performance objectives that Mr. Breitnauer and our board of directors establish. Mr. Breitnauer will also be entitled to participate in all of the pension, medical, dental, life insurance and other employee benefits plans that we provide for our senior executives.

      Alleghany has also agreed to grant Mr. Breitnauer 500 performance shares of Alleghany's common stock in December 2001, effective upon the later of the grant date or the date the merger is consummated. Each performance share will represent the right to receive a payout of cash and/or shares of Alleghany common stock (in such proportion as determined by Alleghany's compensation committee) up to a maximum amount equal to the value of one share of Alleghany common stock on the date of payout, dependent upon the accomplishment of specified performance objectives during the three-year award period ending December 31, 2004. The performance objectives will be mutually agreed upon by Mr. Breitnauer and the President of Alleghany and approved by Alleghany's compensation committee. Payout of the performance shares will be made in March 2005, provided the performance criteria have been met.

      Mr. Breitnauer's employment may be terminated by us at any time, with or without cause. If his employment is terminated through his voluntary resignation, his death or his disability, Mr. Breitnauer, or his estate, will be entitled to receive his accrued salary and any accrued and vested incentive payments through the date of termination. If we terminate his employment for cause, he will not be entitled to any further payments under the employment agreement. "Cause" includes willful failure to perform his duties, engaging in conduct injurious to Capitol Transamerica and conviction of a crime.

      If we terminate his employment before December 31, 2004 without cause, he will continue to receive his salary and be entitled to the continuation of his benefits through such date. In addition, he will be entitled to:

      o a pro-rata payout of his annual incentive for the year in which the termination occurs, based on the portion of the calendar year elapsed prior to the date of termination, paid on the normal payout date and based upon actual performance;

      o a pro-rata payout of his long-term incentive based on the portion of the relevant performance period elapsed from January 1, 2002 to the termination date, paid on the normal payout date and based upon actual performance; and

      o in March 2005, a pro-rata payout of the performance shares based on the portion of the three-year performance period elapsed from January 1, 2002 to the termination date, based upon actual performance.

      Mr. Breitnauer's employment agreement provides that, during the term of his employment and following the termination of his employment for a period of 12 months, he will not directly or indirectly (1) be associated as employee, proprietor, shareholder (other than as the holder of less than 5% of the shares of any corporation whose shares are traded on a national securities exchange), partner, representative, agent, officer or otherwise with the operation of any business that competes with us or our subsidiaries in any state in which we or our subsidiaries conduct business or (2) solicit, counsel or attempt to induce any employee who is then employed by us or our subsidiaries to leave our employ or the employ of any of our subsidiaries. Mr. Breitnauer also agrees not to disclose certain confidential information about us.

      Treatment of Stock Options. In connection with the merger, we will solicit the consent of every director, officer and employee who holds an outstanding stock option under our 1993 Stock Option Plan and certain outstanding stock option agreements, whether or not exercisable, to cancel and convert his or her option. Each cancelled option will be immediately converted into the right to receive a cash settlement payment equal to the number of shares subject to the option multiplied by the excess, if any, of (1) the merger consideration per share of our common stock, which is $16.50 per share, over (2) the exercise price per underlying option share, less the amount of any required income and payroll tax withholding. A holder of an option will generally receive the full cash settlement payment only if he or she consents to its cancellation and conversion. Based on the number of stock options outstanding as of August 24, 2001 and the exercise prices of those stock options, our executive officers and directors will receive the following cash payments in consideration for the cancellation and conversion of their stock options, less any income and payroll tax withholding in connection with such payments, assuming each consents to the cancellation and conversion:

        o        George A. Fait:                          $715,860

        o        Paul J. Breitnauer                        $53,138

        o        Virgiline M. Schulte                      $44,281

        o        Larry Burcalow                             $8,189

        o        Michael J. Larson                         $11,255

        o        Reinhart H. Postweiler                    $11,255

        o        Kenneth F. Urso                            $8,189

        Total Pre-Tax Cash Payments:                      $852,167


      Indemnification and Insurance. The merger agreement requires Alleghany to cause us to maintain in effect all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger now existing in favor of our current and former officers and directors. In addition, Alleghany has agreed that, if we present Alleghany with a proposal to purchase a directors' and officers' insurance policy covering the actions of our directors and officers prior to the effective time of the merger, then Alleghany will consider approving such proposal, provided that it complies with certain requirements as set forth in the merger agreement.

Regulatory Approval


      State Insurance Regulatory Approvals. Completion of the merger is subject to the approval of the Wisconsin Commissioner of Insurance. In connection with this approval process, on August 29, 2001, Alleghany filed a Statement Regarding the Acquisition of Control of a Domestic Insurer with the Office of the Wisconsin Commissioner of Insurance, thereby initiating the review process. On September 12, 2001, Alleghany received a letter from the Wisconsin Commissioner of Insurance requesting additional information and copies of certain materials. Alleghany expects to respond to the Wisconsin Commissioner of Insurance on or before October 31, 2001. After a review of the information submitted, the Office of the Wisconsin Commissioner of Insurance will schedule a hearing, issue findings of fact and conclusions of law and, if the requisite approval is to be granted, issue an order to that effect. We anticipate receiving a final order from the Wisconsin Commissioner of Insurance prior to holding the shareholders meeting.


      Hart-Scott-Rodino Act. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and its accompanying rules, certain parties may not complete transactions until they furnish information and materials required under the Hart-Scott-Rodino Act to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting periods expire or terminate. The merger is subject to these requirements.


      It is a condition to the parties' respective obligations to complete the merger that each file the requisite application and notice under the Hart-Scott-Rodino Act and that the specified waiting period requirements have been satisfied. On August 21, 2001, we and Alleghany filed a notification and report form required under the Hart-Scott-Rodino Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission and requested an early termination of the required waiting period. The Federal Trade Commission granted early termination of the waiting period effective September 4, 2001. However, at any time before or after completion of the merger, the Antirust Division of the Department of Justice, the Federal Trade Commission or any state could take action under the antitrust laws with respect to the merger, including seeking to enjoin completion of the merger, to rescind the merger or to require either Alleghany or us to divest particular assets. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

      Other Approvals. Other than the approvals discussed above and the approval of the merger agreement by our shareholders, we are not aware of any federal, state or foreign regulatory requirements that the parties must comply with or approval that they must obtain in connection with the merger, other than filing this proxy statement with the Securities and Exchange Commission and compliance with applicable state securities laws and regulations. Should any such approval be required, it is currently contemplated that the parties will seek such approval.

      We can make no assurances that we will receive the required regulatory approvals described above or, if received, as to the timing and terms and conditions of the approvals.

Financing for the Merger


      Alleghany has represented to us that it has, and at the effective time of the merger will have, sufficient funds to enable it to perform its obligations under the merger agreement and any other agreements that the merger agreement contemplates, and to pay all of the related fees and expenses of Alleghany and Acquisition Corp. in connection with the merger. Alleghany's obligation to proceed with the merger is not conditioned upon Alleghany obtaining financing.


Federal Income Tax Consequences

      The following discussion summarizes the material United States federal income tax consequences of the merger. This discussion does not address consequences of the merger under state, local or foreign law, nor does the discussion address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances. You should consult your own tax advisor about the specific tax consequences to you of the proposed merger, including the application and effect of state, local, foreign and other tax laws, changes in tax laws and tax return reporting requirements. Special tax consequences not described in this proxy statement may apply to a particular class of taxpayers, such as financial institutions, insurance companies, broker-dealers, individuals and entities who are not citizens or residents of the United States, tax-exempt entities, persons holding our common stock as part of an integrated investment composed of our common stock and one or more other positions and shareholders who acquired our common stock through the exercise of an employee stock option or otherwise as compensation.

      This discussion is based upon the Internal Revenue Code of 1986, as amended (referred to as the "Code"), applicable Treasury Department regulations, judicial authority and current administrative rulings and practice, all as in effect as of the date of this proxy statement. Future legislative, judicial or administrative changes or interpretations could change the statements and conclusions below, and any changes or interpretations could have retroactive effect and could affect the United States federal income tax consequences to you. The following discussion does not address the tax consequences of any transaction other than the merger.

      The receipt of cash in exchange for shares of our common stock will be a taxable transaction for United States federal income tax purposes under the Code, and also may be a taxable transaction under applicable state, local, foreign and other tax laws. For federal income tax purposes, you will be considered in receipt of cash on the effective date of the merger. Generally, for United States federal income tax purposes, you will recognize gain or loss in an amount equal to the difference between the sum of the cash that you receive in the merger and your adjusted tax basis in the shares of our common stock you surrender in the merger. For United States federal income tax purposes, any gain or loss will be capital gain or loss to you if the Capitol Transamerica common stock you surrender was a capital asset and will be long-term capital gain or loss if you held the shares of our common stock for more than one year. Long-term capital gain of individuals will be subject to United Stated federal income tax at a maximum rate of 20%. Long-term capital gains of corporations are taxed like ordinary income up to a maximum rate of 35%. Short term capital gains are taxed at the same rates as ordinary income. For individuals, deductions of net capital losses against ordinary income continue to be limited to $3,000 ($1,500 in the case of a married individual filing a separate return) for the taxable year, with the remainder carried forward to be utilized against capital gain income in succeeding taxable years.

      Payments to you in connection with the merger may be subject to 30.5% "backup withholding" unless you provide your taxpayer identification number or social security number in your letter of transmittal and certify that the number is correct or properly certify that you have applied for and are awaiting a number. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and certain other reporting requirements. If backup withholding applies, Capitol Transamerica is required to withhold 30.5% of any payments made in the merger. Backup withholding is not an additional tax, but rather it is an advance tax payment that is subject to refund if it results in an overpayment of tax. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income.

      Tax matters are very complicated, and the tax consequences of the merger to you will depend on your particular facts and circumstances. We urge you to consult your own tax advisor with respect to the specific tax consequences of the merger, including tax return reporting requirements, the applicability of federal, state, local and foreign tax laws and the effect of any proposed change in the tax laws.

Accounting Treatment

      For United States accounting purposes, Alleghany will account for the merger under the purchase method of accounting under which the total consideration paid in the merger will be allocated among our assets and liabilities based on the fair values of the assets acquired and liabilities assumed.

Certain Effects of the Merger

      As a result of the merger, our shareholders will not have an opportunity to continue their equity ownership in Capitol Transamerica as an ongoing corporation and therefore will not share in our future earnings and potential growth. Our common stock is traded on the Nasdaq National Market under the symbol "CATA." Upon consummation of the merger, our common stock will be delisted from the Nasdaq National Market and deregistered under the Securities Exchange Act of 1934, as amended. Following the merger, you will be instructed to exchange your outstanding stock certificates for the merger consideration. For more information regarding the exchange of your stock certificates, see the section entitled "The Merger Agreement -- Procedures for Exchange of Stock Certificates."

Appraisal/Dissenters' Rights

      Under the corporation laws of the State of Wisconsin, which is where Capitol Transamerica is incorporated, our shareholders do not have any appraisal or dissenters' rights in connection with the merger.

                               THE SPECIAL MEETING

Date, Time and Place

      We are furnishing this proxy statement to you in connection with the solicitation of proxies by our board of directors for use at the special meeting of our shareholders. The special meeting will be held on _____________, 2001 at 10:00 a.m., local time, at _______________, Madison, Wisconsin, and at any adjournments or postponements of the special meeting. This proxy statement, the accompanying notice of special meeting of shareholders and proxy card are first being mailed to our shareholders on or about _____________, 2001.

Purpose of the Special Meeting

      At the special meeting, you will be asked to:

      o consider and vote on a proposal to approve the merger agreement, pursuant to which Acquisition Corp. will be merged with and into Capitol Transamerica and each outstanding share of Capitol Transamerica common stock will be cancelled and converted into the right to receive $16.50 in cash; and

      o transact such other business as may properly be brought before the special meeting or any adjournment or postponement of the special meeting.

      Our board of directors has determined that the merger is fair to and in the best interests of Capitol Transamerica and its shareholders and has unanimously approved and adopted the merger agreement and declared its advisability. Our board of directors unanimously recommends that you vote "FOR" approval of the merger agreement.

Record Date, Outstanding Shares and Voting


      Only holders of record of our common stock at the close of business on the record date of _____________, 2001 are entitled to notice of, and to vote at, the special meeting. On the record date, there were _______________ shares of common stock issued and outstanding held by approximately _______ shareholders of record, excluding 232,755 shares of our common stock held by us in our treasury and 377,812 shares of our common stock held by our subsidiaries. You are entitled to one vote for each share of our common stock that you held of record on the record date. You may vote your shares by attending the special meeting and voting in person or by completing and returning the enclosed proxy card.


Quorum

      Holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting must be present, in person or by properly executed proxy, to constitute a quorum to consider approving the merger agreement, but holders of two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting must be present and vote in favor of the merger agreement to approve it. If you return a properly executed proxy card and you have abstained from voting on approval of the merger agreement, then the common stock that the proxy represents will be considered present at the special meeting for purposes of determining a quorum and will have the effect of a vote "AGAINST" approval of the merger agreement. Similarly, if a broker or bank holding shares returns an executed proxy card that indicates that the broker or bank does not have discretionary authority to vote on approval of the merger agreement, then the shares will be considered present at the meeting for purposes of determining the presence of a quorum and will have the effect of a vote "AGAINST" approval of the merger agreement. If a quorum is not present at the special meeting or if the holders of two-thirds of the outstanding shares of our common stock do not vote in favor of the merger agreement, then we expect that we will seek to postpone or adjourn the special meeting to solicit additional proxies.

Required Vote

      Holders of at least two-thirds of the outstanding shares of our common stock entitled to vote must vote in favor of the merger agreement to approve it. If the holders of two-thirds of the outstanding shares of our common stock do not vote in favor of the merger agreement, then we expect that we will seek to postpone or adjourn the special meeting to solicit additional proxies.


Voting Agreements

      On July 20, 2001, each of Joel and Rhonda Fait, Robert and Judith Fait, Frank and Diane Zillner and Virgiline Schulte, our corporate secretary, entered into a voting agreement with Alleghany and Acquisition Corp. pursuant to which they agreed to vote an aggregate of 1,237,533 shares of our common stock "FOR" approval of the merger agreement. This constitutes all of the shares of Capitol Transamerica common stock that they beneficially own as of the record date. George Fait, our chief executive officer and chairman of the board, also entered into a voting agreement, under which he agreed to vote 941,597 shares of the 1,736,916 shares of our common stock that he beneficially owns "FOR" approval of the merger agreement. Accordingly, in the aggregate, approximately 2,179,130 shares of our common stock, or 19.9% of our outstanding shares of common stock, are subject to the terms of these voting agreements. Each of the voting agreements contain standard representations and warranties on behalf of the shareholder. Each shareholder agrees not to transfer or otherwise dispose of his or her shares prior to the termination of the voting agreement, except in certain limited circumstances. Each voting agreement terminates upon the earlier of the completion of the merger or the termination of the merger agreement according to its terms.

Executive Officers and Directors Voting

      On the record date of the special meeting, our directors and executive officers beneficially owned 2,085,857 shares of our common stock including 1,736,916 shares beneficially owned by George Fait, our chief executive officer and chairman of the board, representing up to 19.0% of the outstanding shares of our common stock. That number includes options to acquire 40,200 shares of our common stock that are exercisable within 60 days of the record date. All of our directors and executive officers have indicated to us that they intend to vote these shares "FOR" approval of the merger agreement. Our shareholders that have entered into the voting agreements as discussed above and our directors and officers who have indicated that they intend to vote their shares "FOR" approval of the merger agreement beneficially own in the aggregate and without duplication 3,323,030 shares of our common stock or approximately 30% of the outstanding shares of our common stock.

ESOP Shares

      We are the sponsor of an employee stock ownership plan, referred to as the "ESOP." Of the __________ shares of our common stock outstanding on the record date, the ESOP held approximately 103,359 shares, or approximately 0.9%. Under the ESOP, each ESOP participant is entitled to direct the trustee how to vote the shares then allocated to such ESOP participant's account with respect to various corporate matters, including the merger agreement. Participants in the ESOP will have the right to cast one vote per share allocated to their ESOP account with respect to the approval of the merger agreement. The trustee cannot vote any of the shares of our common stock held in the ESOP for which the trustee has not received voting instructions. If an ESOP participant does not instruct the trustee how to vote his or her shares, that action will have the effect of a vote "AGAINST" approval of the merger agreement. Simultaneously with mailing of this proxy statement to our shareholders, the trustee will mail to each of the ESOP participants a copy of this proxy statement, together with a letter of instruction. The ESOP participant directs the trustee how to vote his or her shares by completing, executing and returning the letter of instruction to the trustee. The trustee will vote the allocated shares for which ESOP participants give instructions as they instruct.

Voting of Proxies

      The enclosed form of proxy is for use at the special meeting, regardless of whether you plan to attend the special meeting. To ensure that your shares are represented at the special meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the postage-paid envelope provided as soon as possible. You should not send in your stock certificates with your proxy cards.

      The proxies will vote all shares of our common stock that represent properly executed proxies received before or at the special meeting, that are not properly revoked, in accordance with the instructions indicated on those proxies. If you do not indicate your instructions on a properly executed proxy card, then the proxies will vote the common stock that the proxy represents "FOR" approval of the merger agreement.

      If you return a properly executed proxy card and you have abstained from voting on approval of the merger agreement, then the common stock that the proxy represents will be considered present at the special meeting for purposes of determining a quorum and will have the effect of a vote "AGAINST" approval of the merger agreement. If you do not return your proxy card, that action will have the effect of a vote "AGAINST" approval of the merger agreement.

      If you hold your shares in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If a broker or bank holding shares returns an executed proxy card that indicates that the broker or bank does not have discretionary authority to vote on approval of the merger agreement, then the shares will be considered present at the meeting for purposes of determining the presence of a quorum and will have the effect of a vote "AGAINST" approval of the merger agreement. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information that your broker or bank provides to you.

      As of the date of mailing of this proxy statement, our board of directors is not aware of any other matters that may properly come before the special meeting. If, however, other matters are presented properly at the special meeting for consideration, including consideration of a motion to adjourn or postpone the special meeting to another time or place for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger, the persons named in the enclosed form of proxy and acting under that proxy generally will have discretion to vote on those matters in accordance with their best judgment.

Revocation of Proxies

      You may revoke your proxy at any time before it is voted by:

      o delivering a written notice to our Corporate Secretary or the acting secretary of the special meeting stating that you would like to revoke your proxy;

      o completing and delivering to our Corporate Secretary a new proxy card dated later than the original one; or

      o     attending the special meeting and voting in person.

      Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy. We must receive any written notice of revocation or subsequent proxy prior to the vote at the special meeting, and you should send it to us at Capitol Transamerica Corporation, 4610 University Avenue, Madison, WI 53705-0900, Attention: Corporate Secretary, if sent by hand delivery, express mail or overnight courier. If you have given your broker or bank instructions to vote your shares, then you must follow the directions you received from your broker or bank to change your vote or to vote in person at the special meeting.

Solicitation of Proxies

      Our board of directors and their agents are soliciting proxies in connection with the special meeting and we will bear the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers, agents and employees may solicit proxies from shareholders by telephone, letter, facsimile, the Internet or in person. We will make arrangements with brokerage firms and other custodians, nominees, fiduciaries and other record holders to forward solicitation materials to the beneficial owners of shares held of record by such persons, and we will reimburse such record holders for related reasonable out-of-pocket expenses. We may engage a proxy solicitor to assist us with the solicitation of proxies. If we engage a proxy solicitor, we will pay the proxy solicitor a fee for its services and reimburse the proxy solicitor for its reasonable out-of-pocket expenses.

                              THE MERGER AGREEMENT


      THE FOLLOWING IS A BRIEF SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT, A COPY OF WHICH IS ANNEX A TO THIS PROXY STATEMENT AND WE INCORPORATE THE MERGER AGREEMENT BY THIS REFERENCE. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO READ THE MERGER AGREEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE MERGER AND RELATED MATTERS.

The Merger

      Pursuant to the terms of the merger agreement, at the effective time of the merger, Acquisition Corp. will be merged with and into Capitol Transamerica. At the effective time of the merger, the separate existence of Acquisition Corp. will cease and Capitol Transamerica will continue as the surviving corporation and will become a wholly-owned subsidiary of Alleghany. The articles of incorporation and bylaws of Acquisition Corp. immediately before the effective time will be the articles of incorporation and bylaws of the surviving corporation, and the merger will have all the effects provided by applicable law.

Effective Time of the Merger

      The merger will become effective at the date and time that the parties designate in the articles of merger that the parties will file with the Department of Financial Institutions of the State of Wisconsin. From and after the effective time of the merger, the directors of Acquisition Corp. will be our directors, and our officers will continue to be our officers, until their successors are elected or appointed and qualified. The closing of the merger will take place not later than the second business day after certain conditions contained in the merger agreement, including approval of the merger agreement by our shareholders and receipt of all approvals required to be obtained from governmental authorities, have been satisfied or waived or on another date agreed upon by us and Alleghany. For additional information regarding the conditions to closing, see "The Merger Agreement--Conditions to Completion of the Merger."

Consideration to be Received in the Merger

      At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger (excluding 232,755 shares of our common stock held by us in our treasury and 377,812 shares of our common stock held by our subsidiaries) will be converted into the right to receive $16.50 in cash, without interest. Any shares of our common stock owned by us (including 232,755 shares of our common stock held by us in our treasury), by Alleghany or by any of our respective subsidiaries (including 377,812 shares of our common stock held by our subsidiaries) will be canceled and retired without payment of any merger consideration. As of the effective time of the merger, each share of our common stock issued and outstanding will automatically be cancelled and retired and will cease to exist, and each holder of a certificate or certificates formerly representing shares of our common stock will cease to have any rights with respect to the certificate or certificates, except the right to receive the merger consideration upon surrender of a certificate.

Treatment of Stock Options

      In connection with the merger, we will solicit the consent of every officer, director and employee who holds an outstanding stock option, which we granted pursuant to our 1993 Stock Option Plan and certain outstanding stock option agreements, to cancel and convert his or her option into the right to receive a cash settlement payment equal to the number of shares of our common stock subject to his or her stock option multiplied by the excess, if any, of
(1) $16.50 per share, over (2) the exercise price per underlying option share, less any required income and payroll tax withholding. A holder of an option will generally receive the full cash settlement payment only if he or she consents to its cancellation and conversion. In the merger agreement, we have agreed to use our reasonable best efforts to amend each outstanding stock option agreement to give effect to the cancellation and conversion of the options and to obtain the consent of each holder of an outstanding option to this amendment.

The receipt of consents from the holders of at least 90% of the outstanding options is a condition to Alleghany's obligation to consummate the merger. For additional information regarding Alleghany's conditions to closing, see "The Merger Agreement--Conditions to Completion of the Merger."

Procedures for Exchange of Stock Certificates

      On the closing date of the merger, Alleghany will deposit with a paying agent, for the benefit of holders of our common stock, cash sufficient to pay the aggregate merger consideration. As promptly as practicable after the effective time of the merger, the paying agent will mail to each record holder of a stock certificate or certificates that formerly represented outstanding shares of our common stock a letter of transmittal and instructions for use in effecting the surrender of share certificates in exchange for payment of the merger consideration. YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE THE INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE PAYING AGENT. Holders of certificates who surrender their certificates to the paying agent, together with a properly completed and executed letter of transmittal, will be entitled to receive the merger consideration with respect to the shares represented by the certificate. The surrendered certificates will be cancelled. No interest will be paid or will accrue on the merger consideration payable to the holders of our common stock. Any payment of the merger consideration will be reduced by the amount of any taxes required to be deducted and withheld with respect to such consideration under the Code or any provision of state, local or foreign tax law. Any amounts withheld will be treated as having been paid to the holder of the shares of our common stock. After the effective time of the merger, there will be no further transfers of shares of our common stock on our stock transfer books. At any time following six months after the effective time, Alleghany may require the paying agent to deliver to Alleghany any funds, including any interest or income received with respect to those funds, that the paying agent has not disbursed. Thereafter, holders of certificates representing shares of our common stock immediately prior to the effective time of the merger will be entitled to look only to Alleghany (subject to abandoned property, escheat and other similar laws) for payment of the merger consideration. If your certificate has been lost, stolen or destroyed, then you will be entitled to obtain payment of the merger consideration only by signing an affidavit of that fact claiming such certificate to be lost, stolen or destroyed and, if required by Alleghany, posting a bond in a reasonable amount as directed by Alleghany as indemnity against any claim with respect to your certificate.

Representations and Warranties

      In the merger agreement, we and Alleghany each made representations and warranties relating to, among other things:

      o     corporate organization and existence;

      o corporate power and authority to enter into and perform its obligations under, and enforceability of, the merger agreement;

      o required consents and approvals of, and filings with, governmental entities and the absence of conflicts;

      o     information supplied for use in this proxy statement; and

      o     broker's fees.

      In the merger agreement, Alleghany also made representations and warranties relating to the availability of funds necessary to perform its obligations under the merger agreement and its status as a "significant shareholder" under the corporate laws of the State of Wisconsin. We made additional representations and warranties relating to, among other things:

      o     our capital structure;

      o     ownership of the capital stock of our subsidiaries;

      o our filing of all reports, filings, registration statements and other documents with the Securities and Exchange Commission and the accuracy of the information contained in our documents filed with the Securities and Exchange Commission;

      o our financial statements and the information contained in the annual statements of our insurance company subsidiaries filed with insurance regulatory authorities;


      o agents, brokers, intermediaries, managers and producers that place or sell policies on behalf of our insurance subsidiaries and the status of their relationships with our insurance subsidiaries;


      o     the absence of undisclosed liabilities or obligations;

      o the absence of certain changes or events in our business since December 31, 2000;

      o the interests of our directors and officers in us or any of our subsidiaries;

      o     our intellectual property;

      o     our material contracts;

      o     litigation;

      o     tax matters;

      o     compensation of our officers, directors, employees and consultants;

      o our employee benefit plans and collective bargaining agreements and employment severance and termination agreements;

      o     our investment securities;

      o our compliance with laws and compliance with laws by our insurance subsidiaries;

      o insurance contracts, underwriting management agreements, administration agreements and reinsurance arrangements that our insurance company subsidiaries have entered into;

      o     insurance matters, insurance reserves and actuarial reports;

      o     environmental matters;

      o     personal property, real property and leases;

      o     absence of bank, savings and loan or investment company status;

      o our ratings from A.M. Best Company, Inc. and Standard & Poor's Ratings Group and the absence of adverse developments relating to those ratings;

      o     our operation of a senior living facility;

      o receipt of the fairness opinion from our financial advisor, Lazard Freres & Co. LLC;

      o our shareholder vote required to approve the merger agreement and our board approval and adoption of the merger agreement; and

      o state takeover statutes and the absence of a "shareholder rights plan."

Interim Operations of Capitol Transamerica Pending the Merger

      Under the merger agreement, before completion of the merger, we have agreed to conduct our business only in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve intact our current business organization, to maintain in effect all licenses, approvals and authorizations required by applicable law and to preserve the existing relationships and goodwill with our key employees, key agents and our material customers. In addition to these agreements regarding the conduct of our business generally, we have agreed that, until the effective time of the merger, we will not, and we will not permit any of our subsidiaries to, without Alleghany's prior written consent:

      o     amend our respective articles of incorporation or by-laws;

      o take any action with the intention of preventing our ability to consummate the transactions that the merger agreement contemplates;

      o (1) split, combine or reclassify any of our or our subsidiaries' capital stock, (2) declare, set aside or pay dividends on, or make other distributions in respect of, our or our subsidiaries' capital stock or (3) redeem, repurchase or otherwise acquire any shares of our or our subsidiaries' capital stock, except that we may pay regular quarterly cash dividends (in an amount not in excess of $0.08 per share) to our shareholders and our subsidiaries may make intercompany dividends to us that are in the ordinary course of business consistent with past practice and subject to the regulatory restrictions established by the Commissioner of Insurance for the State of Wisconsin;


      o (1) issue, deliver or sell any shares of our capital stock or any shares of our subsidiaries' capital stock or any securities convertible into or exchangeable for shares of our capital stock or any shares of our subsidiaries' capital stock (other than pursuant to the exercise of stock options outstanding on the date of the merger agreement), (2) amend in any respect any term of any outstanding securities of us or any of our subsidiaries or (3) consent to the transfer of any outstanding options to purchase shares of our common stock;

      o manage our investment securities other than in the ordinary course of business consistent with past practice;


      o sell, lease, encumber or otherwise dispose of any of our assets, other than in ordinary course of business consistent with past practice and assets no longer used in the operation of our business;


      o     (1) amend, modify, terminate or enter into any material contract or
            (2) except in the ordinary course of business consistent with past practice, waive, release or assign any material rights, claims or benefits held by us or our subsidiaries under any material contract; or


      o (1) except as required by law, increase the compensation or benefits of any director or officer, (2) except as required by law, adopt any severance program or grant any severance pay to any director, officer or employee of us or any subsidiary, (3) adopt any employee retention program or other incentive arrangement not in existence as of the date of the merger agreement, (4) adopt any employee program that would have been required to be set forth in the disclosure schedules to the merger agreement, (5) grant any awards under our employee benefit plans, (6) except as may be required by the terms of any of our outstanding employee benefit plans or awards or by law, make any contribution to, or payment in respect of, any employee benefit plan or award or (7) except as required by law, amend the terms of any of our outstanding employee benefit plans or awards.

      The merger agreement permits us to take certain actions regarding the conduct of our business that the merger agreement expressly contemplates, which actions are exceptions to the limitations discussed above. In addition, the merger agreement permits us to capitalize Capital Specialty, our insurance subsidiary, with approximately $12 million to license Capitol Specialty on a non-admitted basis in jurisdictions where Capitol Indemnity, our insurance subsidiary, is licensed.

Shareholders Meeting; Board Recommendation

      In the merger agreement, we agreed to convene a meeting of our shareholders as promptly as practicable to consider and vote on the approval of the merger agreement. In addition, we agreed that our board of directors, subject to its fiduciary obligations under applicable law, will recommend that our shareholders approve the merger agreement and will solicit proxies from our shareholders with respect to the merger agreement.

No Solicitation of Transactions

      We have agreed to, and have agreed to cause our representatives to, cease and terminate immediately any discussions or negotiations with any parties that may be ongoing with respect to an acquisition proposal, as described below. We have also agreed not to, and have agreed not to authorize or permit any of our subsidiaries or representatives to, directly or indirectly:

      o solicit, initiate, facilitate or encourage the submission, making or announcement of any acquisition proposal;


      o initiate or engage in any discussions or negotiations regarding, furnish or disclose to any person any information with respect to, or take any other action to facilitate any inquiries or the submission, making or announcement of any proposal that constitutes an acquisition proposal;


      o grant any waiver or release under any standstill or similar agreement with respect to any class of our capital stock; or


      o enter into any agreement, arrangement or understanding with respect to any acquisition proposal or enter into any agreement, arrangement or understanding requiring us to abandon, terminate or fail to consummate the merger or any other transactions that the merger agreement contemplates.


      The term "acquisition proposal" means, except in connection with the transaction contemplated by the merger agreement, any offer or proposal for, or indication of interest in, a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving, or any purchase or acquisition of 20% or more of,
(1) any class of our equity securities or (2) the consolidated assets of us and our subsidiaries.

      However, solely in response to an unsolicited written acquisition proposal that did not result from a breach of our agreement not to solicit acquisition proposals as outlined above and following delivery to Alleghany of notice of our receipt of an acquisition proposal, we may, at any time before our shareholders have approved the merger agreement:

      o     furnish information to the party making the acquisition proposal;

      o in response to the acquisition proposal, initiate and/or engage in discussions or negotiations regarding the acquisition proposal; and/or

      o grant any waiver or release under any standstill or similar agreement with respect to any class of our equity securities to the party making the acquisition proposal.

      However, we may not provide the information or take part in the activities outlined above unless:

      o our board of directors reasonably determines in its good faith judgment, (1) after consultation with its outside legal counsel, that such action is necessary for our board of directors to comply with its fiduciary duties to our shareholders under applicable law and (2) after consultation with a financial advisor of nationally recognized reputation, that the acquisition proposal constitutes or is reasonably likely to constitute a superior proposal, as described below; and

      o prior to furnishing any information, we receive from the person making the acquisition proposal an executed confidentiality agreement in customary form.

      The term "superior proposal" means, a proposal by a person other than Alleghany, which is (1) for a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving, or any purchase or acquisition of, more than 50% of the voting power of our common stock or all or substantially all of the consolidated assets of us and our subsidiaries and (2) on terms that our board of directors determines in good faith (after consultation with its advisors) would result in a transaction, if consummated, that is more favorable to our shareholders from a financial point of view than the transactions contemplated by the merger agreement.

      Within one day following the receipt of any acquisition proposal, we have agreed to provide Alleghany the following information: (1) notice that a person has made or may be considering an acquisition proposal, (2) the identity of the person making the acquisition proposal, (3) the terms and conditions of that acquisition proposal and (4) copies of any written material we receive in respect of an acquisition proposal. We have also agreed to keep Alleghany reasonably informed of the status and details of any acquisition proposal and any information requested of or provided by us with respect to an acquisition proposal.

Fiduciary Duties

      If our board of directors determines in good faith, after consultation with its outside legal counsel, that it is necessary to do so to comply with its fiduciary duties under applicable law, then our board of directors may:

      o withhold its recommendation to our shareholders to approve the merger agreement; or

      o withdraw or modify in a manner adverse to Alleghany its recommendation to our shareholders to approve the merger agreement.

      Unless our board of directors has previously withheld or withdrawn, or is currently withdrawing, its recommendation to our shareholders to approve the merger agreement, neither our board of directors nor any committee of our board is permitted to recommend any alternative acquisition proposal to our shareholders. If we receive an unsolicited acquisition proposal, however, then we are not prohibited from taking and disclosing to our shareholders a position contemplated by Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, or from making any disclosure to our shareholders required under applicable law.

Litigation

      In the merger agreement, we have agreed not to settle any litigation commenced after July 20, 2001 against us or any of our directors by any of our shareholders relating to the merger or the merger agreement without the prior written consent of Alleghany. We have also agreed not to cooperate with any third party that may seek to restrain or prohibit or otherwise oppose the merger and to cooperate with Alleghany to resist any effort to restrain or prohibit or otherwise oppose the merger.

Certain Tax and Employee Plan Matters

      In the merger agreement, we have agreed to prepare and file all of our (and all of our subsidiaries') tax returns that are required to be filed on or before the effective time of the merger and to pay all taxes due with respect to those tax returns. We also have agreed to adopt amendments to our employee stock ownership plan in such manner as Alleghany reasonably requests to convert this plan into a plan that is qualified under Section 401(a) of the Code.

Indemnification; Directors and Officers Insurance

      In the merger agreement, Alleghany agreed to cause us to maintain in effect in accordance with their terms all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger now existing in favor of our (and our subsidiaries') current or former directors or officers as provided in their respective articles of incorporation or bylaws or any indemnification agreements in effect as of July 20, 2001. The merger agreement further provides that we may present to Alleghany, prior to the effective time of the merger, a proposal to purchase a directors' and officers' liability insurance policy for all of our current and former officers and directors, providing coverage for matters existing at or prior to the effective time of the merger. However, Alleghany is not obligated to authorize us to purchase this insurance policy, and the aggregate cost of this insurance policy cannot exceed $100,000.

Certain Filings; Cooperation in Receipt of Consents

      The merger agreement requires Alleghany and us to cooperate with each other in:

      o determining whether any action or filing with any governmental entity is required or any actions, consents, approvals or waivers are required to be obtained from parties to any of our material contracts in connection with the merger;

      o seeking any actions, consents, approvals or waivers required to consummate the merger; and

      o permitting the other party to review and comment on any communications submitted to, and consulting with each other in advance of any hearing, meeting or conference with, any governmental authorities and rating agencies in connection with the merger.

Access to Information

      In the merger agreement, we have agreed to allow Alleghany access to our properties, contracts, personnel and books and records. We further agreed to furnish to Alleghany such information regarding our business, properties, financial condition, operations and personnel as Alleghany may from time to time reasonably request.

Conditions to Completion of the Merger

      The following conditions must be satisfied on or before the closing date of the merger before we, Alleghany and Acquisition Corp. are obligated to complete the merger, unless they are waived by us, Alleghany or Acquisition
Corp.:

      o holders of at least two-thirds of the outstanding shares of our common stock entitled to vote shall have voted in favor of the merger agreement;

      o the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired; and

      o no governmental entity of competent authority shall have issued any order, injunction or decree that restrains, enjoins or otherwise prohibits the consummation of the merger, and no action seeking to restrain, enjoin or otherwise prohibit consummation of the merger shall be pending or threatened.

      In addition, the following conditions must be satisfied on or before the closing date of the merger before we are obligated to complete the merger, unless we waive these conditions:

      o (1) each of Alleghany and Acquisition Corp. must have performed in all material respects all of its obligations under the merger agreement and (2) Alleghany's and Acquisition Corp.'s representations and warranties in the merger agreement must be true and correct (subject to certain materiality standards) as of the date of the merger agreement and as of the effective time of the merger; and

      o the parties must have obtained all required consents and approvals from governmental authorities, including the approval of the Wisconsin Commissioner of Insurance.

      In addition, the following conditions must be satisfied on or before the closing date of the merger before Alleghany and Acquisition Corp. are obligated to complete the merger, unless they waive these conditions:

      o (1) we shall have performed in all material respects all of our obligations under the merger agreement and (2) our representations and warranties in the merger agreement must be true and correct (subject to certain materiality standards) as of the date of the merger agreement and as of the effective time of the merger;

      o the parties shall have obtained all required consents and approvals from governmental authorities, including the approval of the Wisconsin Commissioner of Insurance;


      o since December 31, 2000, there shall not have been any change in the financial condition, business or results of operations of us and our subsidiaries, taken as a whole, that has had or would be reasonably likely to have a material adverse effect on the financial condition, business or results of operations of us and our subsidiaries, taken as a whole (other than changes in general economic conditions, securities markets or interest rate levels and effects caused by or resulting from actions taken by Alleghany prior to the merger);


      o no proceeding pending or threatened by a governmental entity that seeks to prevent or delay the merger or that would materially and adversely affect the benefits that Alleghany could reasonably expect to derive from the merger shall exist;

      o no action or proceeding before any court or regulatory authority instituted by a person (other than a governmental entity) that seeks to prevent or delay the consummation of the merger or that would materially and adversely affect the benefits that Alleghany could reasonably expect to derive from the merger shall exist;

      o all consents and approvals of governmental entities necessary to consummate the merger shall have been obtained, without the imposition upon Alleghany or its affiliates or us or our subsidiaries or affiliates, of any material condition or restriction or any conditions which, individually or in the aggregate, would be reasonably likely to materially impair our ability to conduct our business in the manner as such business was being conducted on July 20, 2001 or the ability of any affiliate of Alleghany to conduct its business in the manner such business was being conducted on July 20, 2001 or cause Alleghany or Acquisition Corp. to incur any material additional costs;

      o (1) all consents and approvals of any person (other than governmental entities) necessary to consummate the merger shall have been obtained, except for any consents and approvals the failure to obtain would not impair our ability to conduct our business in the manner such business was being conducted on July 20, 2001 or otherwise have a material adverse effect on us and (2) we shall have delivered written evidence reasonably satisfactory to Alleghany that all such consents and approvals have been obtained;

      o (1) as of the closing date of the merger, Capitol Indemnity and Capitol Specialty (our insurance operating subsidiaries) must hold the same rating from A.M. Best Company, Inc and the same financial strength rating by Standard & Poor's Ratings Group that they held as of July 20, 2001; (2) A.M. Best and Standard & Poor's must not have downgraded, modified downward, assigned a negative outlook or placed on CreditWatch those ratings; and (3) neither we nor Capitol Indemnity or Capitol Specialty shall have received any notice from A.M. Best or Standard & Poor's that a downgrade of any of those ratings is being contemplated;


      o the holders of at least 90% of the outstanding options to acquire shares of our common stock must consent to an amendment of their stock option award agreements, which will provide for the cancellation and conversion of the options into the right to receive a lump sum cash payment equal to $16.50 per share less the applicable exercise price per share and less any applicable income and payroll tax withholding; and

      o our employment agreement with Paul J. Breitnauer, our Vice President and Treasurer, must remain effective as of the merger date (other than due to Mr. Breitnauer's death or disability prior to the merger date).

Termination of Merger Agreement

      At any time prior to the effective time of the merger, whether before or after receiving shareholder approval of the merger agreement, the parties may mutually agree to terminate the merger agreement.

      Either Alleghany or we may also terminate the merger agreement, whether before or after receiving shareholder approval, if any of the following occurs;

      o     the merger is not completed before January 21, 2002;

      o any law makes consummation of the merger illegal or a governmental authority issues a final and nonappealable order prohibiting the merger; or

      o our shareholders do not approve the merger agreement at the special meeting.

      We may terminate the merger agreement if Alleghany or Acquisition Corp. breaches or fails to perform any representations, warranties, covenants or other agreements in the merger agreement which breach or failure would cause Alleghany's conditions to closing not to be satisfied and Alleghany was then incapable of satisfying this condition by January 21, 2002. We may also terminate the merger agreement at any time before receiving shareholder approval, if the following circumstances exist:

      o our board of directors authorizes us to enter into a binding acquisition agreement concerning an acquisition proposal that constitutes a superior proposal as described above; and


      o we notify Alleghany that we intend to enter into an alternative agreement regarding an acquisition proposal, specifying the material terms of this alternative agreement and providing Alleghany with four business days (during which time we will refrain from entering into any alternative agreement) to propose and agree to enter into an amendment to the merger agreement between us and Alleghany; and


      o after duly considering Alleghany's proposals made during the four business day period mentioned above, we determine in good faith that the alternative acquisition proposal remains a superior proposal; and

      o     we pay Alleghany the termination fee described below; and


      o we must intend, in good faith, to enter into a definitive agreement to effect the competing acquisition proposal.


      Alleghany may terminate the merger agreement if:

      o our board of directors (1) amends, modifies, withdraws, conditions or qualifies its recommendation in favor of the merger agreement in a manner materially adverse to Alleghany, (2) recommends any alternative acquisition proposal to its shareholders and/or (3) fails to recommend to our shareholders that they vote in favor of the merger agreement with Alleghany and Acquisition Corp.;


      o we have breached or failed to perform any of our representations, warranties, covenants or other agreements in the merger agreement which breach or failure caused our conditions to closing not to be satisfied and we were then incapable of satisfying this condition by January 21, 2002; or

      o we terminate the merger agreement after having received a superior proposal as described above.

Termination Fee; Remedies

      If the merger agreement is terminated, then there is no liability or obligation on the part of Alleghany or us except as follows:

      If the merger agreement is terminated, then we must pay Alleghany an amount equal to the sum of $4.5 million plus all actual and documented expenses (not to exceed $1.5 million) of Alleghany under the following circumstances:

      o if (1) our shareholders do not approve the merger agreement and before the special meeting an alternative acquisition proposal is publicly announced, (2) at any time after the date of the merger agreement and before the date the merger agreement is terminated, an alternative acquisition proposal is publicly announced and (3) within 12 months of the termination of the merger agreement, we enter into a definitive agreement with any third party relating to an alternative acquisition proposal or a transaction with respect to us is consummated; or


      o if (1) Alleghany terminates the merger agreement because of our willful and material breach or failure to perform any of our representations, warranties, covenants or other agreements in the merger agreement, which breach or failure cannot be cured by January 21, 2002, (2) at any time after the date of the merger agreement and before the date the merger agreement is terminated, an alternative acquisition proposal is publicly announced and (3) within 12 months of the termination of the merger agreement, we enter into a definitive agreement with any third party relating to an alternative acquisition proposal or a transaction with respect to us is consummated; or


      o if the merger agreement is terminated in connection with a superior alternative acquisition proposal, as described above; or


      o our board of directors (1) amends, modifies, withdraws, conditions or qualifies its recommendation in favor of the merger agreement in a manner materially adverse to Alleghany, (2) recommends any alternative acquisition proposal to its shareholders and/or (3) fails to recommend to our shareholders that they vote in favor of the merger agreement with Alleghany and Acquisition Corp.


      Neither we nor Alleghany will be relieved or released from any liabilities or damages under the merger agreement if either of us has willfully and materially breached any of our respective representations, warranties, covenants or other agreements in the merger agreement.

Expenses

      Except as set forth above, whether or not the merger is consummated, the party incurring fees and expenses in connection with the merger agreement and the transactions that the merger agreement contemplates will pay such fees and expenses.

Amendment

      Any provision of the merger agreement may be amended or waived prior to the effective time if such amendment or waiver is in writing and signed, in the case of an amendment, by us, Alleghany and Acquisition Corp. or, in the case of a waiver, by the party against whom the waiver is to be effective. However, after our shareholders have approved the merger agreement, neither we nor Alleghany may amend or waive any provisions of the merger agreement without the approval of our shareholders if required under applicable law.

                                  THE COMPANIES

Capitol Transamerica

      The name of our company is Capitol Transamerica Corporation, which we sometimes refer to as "Capitol Transamerica." We are a holding company formed in 1965 under the laws of the State of Wisconsin. According to our most recent Quarterly Report on Form 10-Q which we filed on August 14, 2001, we had over $280 million in assets as of June 30, 2001. We offer, through our wholly-owned subsidiaries, a broad line of property and casualty insurance coverages and a portfolio of fidelity and surety bonds and specialty insurance coverage. Our principal operating subsidiary is Capitol Indemnity Corporation, which we sometimes refer to as "Capitol Indemnity." Our operating subsidiaries, through licensed agents, are involved only in the business of underwriting property, casualty, fidelity and surety insurance on selected risks. Capitol Indemnity primarily writes property and casualty insurance coverage for certain types of businesses or activities, including barber and beauty shops, bowling alleys, contractors and/or manufacturers, day care centers, deer hunters accident, detective/guard agencies, equipment breakdown, golf courses, nurses professional, resorts/campgrounds, restaurants, special events, clubs, sportsman's accident, tanning/toning salons and taverns. Capitol Indemnity also writes fidelity and surety bonds and specialty insurance coverage, including contractor's performance and payment bonds, license/permit bonds, fiduciary bonds, judicial bonds and commercial fidelity bonds. Capitol Indemnity operates on an admitted basis in thirty-six states and on an excess/surplus lines basis in one state. Capitol Specialty Insurance Corporation, which we sometimes refer to as "Capitol Specialty," in the past has been an operating subsidiary of Capitol Transamerica. Capitol Specialty has been largely inactive over the past two years due to market conditions. However, we are currently considering business opportunities for Capitol Specialty. Capitol Specialty remains available to operate on an admitted basis in one state and on an excess/surplus lines basis in two states. Capitol Facilities Corporation, also our subsidiary, is a non-insurance entity available for other business opportunities.

      Capitol Transamerica conducts business with insurance agents located throughout the United States. As of December 31, 2000 and 1999, no industry segment other than insurance amounted to 10% or more of Capitol Transamerica's gross or net income, and no agent had writings in excess of 10% of Capitol Transamerica's gross premiums in 2000, 1999 or 1998. During 2000, 1999 and 1998, direct premiums written in Wisconsin accounted for approximately 19%, 19% and 17%, respectively, and direct premiums written in Illinois accounted for approximately 14%, 14% and 14%, respectively, of the total direct premiums written by us. No other state accounted for direct premiums exceeding 10% of our gross premiums.

Alleghany Corporation

      Alleghany Corporation, which we sometimes refer to as "Alleghany," was incorporated in 1984 under the laws of the State of Delaware. In December 1986, Alleghany succeeded to the business of its parent company, Alleghany Corporation, a Maryland corporation incorporated in 1929, upon the parent company's liquidation. Alleghany is a public company listed on the New York Stock Exchange and its stock is traded under the symbol "Y." Alleghany is engaged in the business of owning and managing a small group of operating businesses and investments. This group currently includes World Minerals Inc., a worldwide industrial minerals business, Alleghany Underwriting Holdings Ltd., a multi-line property and casualty insurance and reinsurance Lloyd's operation, and Heads & Threads International LLC, an importer and distributor of steel fasteners. Alleghany also owns approximately 4.6% of Burlington Northern Santa Fe Corporation, a North American rail network. In February 2001, Alleghany sold its subsidiary Alleghany Asset Management, a financial services business, to ABN-AMRO North America Holding Company. In May 2000, Alleghany sold its subsidiary Underwriters Re Group, Inc., a multi-line property and casualty reinsurance and insurance company, to Swiss Re America Holding Corporation. In June 1998, Alleghany distributed the shares of stock of its wholly-owned subsidiary Chicago Title Corporation, a title insurance company, to the stockholders of Alleghany in a tax-free spin-off. The principal offices of Alleghany are located at 375 Park Avenue, New York, New York 10152, and its telephone number is (212) 752-1356.

ABC Acquisition Corp.

      ABC Acquisition Corp., which we sometimes refer to as "Acquisition Corp.," was incorporated in Wisconsin and is a wholly-owned subsidiary of Alleghany. Alleghany formed Acquisition Corp. shortly before signing the merger agreement for the purpose of carrying out the merger. Acquisition Corp. has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement. Acquisition Corp. will be merged with and into Capitol Transamerica and the separate corporate existence of Acquisition Corp. will cease at the time of the merger. As a result of the merger, Capitol Transamerica will become a wholly-owned subsidiary of Alleghany. The principal offices of Acquisition Corp. are located at 375 Park Avenue, New York, New York 10152, and its telephone number is (212) 752-1356.

                                  OTHER MATTERS

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information regarding the beneficial ownership of our common stock as of August 24, 2001 by (1) each director, (2) our president and our one other most highly compensated executive officer, (3) all of our executive officers and directors as a group and (4) each person who we know to be the beneficial owner of more than 5% of our common stock. Except as noted below, each person listed in the table has sole investment and voting power with respect to the shares such person holds. Shares of common stock subject to options that are either currently exercisable or exercisable within 60 days of August 24, 2001 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder and for the purpose of computing the beneficial ownership of our common stock by all of our executive officers and directors as a group and their total percentage ownership. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person individually.

                                               Amount and
                                               Nature of
                                               Beneficial         Percent of
Name of Beneficial Owner                       Ownership         Common Stock

George A. Fait (1)                              1,736,916            15.81

Paul J. Breitnauer (2)                            146,283             1.34

Larry Burcalow (3)                                  7,500                *

Michael J. Larson (4)                               8,121                *

Reinhart H. Postweiler (5)                         32,985                *

Kenneth P. Urso (6)                                10,000                *

Robert E. Fait (7)                                676,919             6.18

Royce & Associates, Inc.(8)                       822,580             7.31

All directors and executive
officers as a group (7 persons)                 2,085,857            18.98
-------------------
*  less than 1%.

(1) c/o Capitol Transamerica Corporation, 4610 University Ave., Madison, WI 53705-0900. Includes: 14,884 shares in a personal Keogh Retirement Plan; 28,578 shares allocated under the ESOP; 9,279 shares in a personal individual retirement account; and currently exercisable options to acquire 30,625 shares of our common stock. Mr. Fait expects to transfer 1,488,618 and 26,532 shares Capitol Transamerica common stock to Fait Enterprises, LLC and to the George A. Fait Descendants Trust, respectively. Fait Enterprises, LLC and each of its members agreed to vote the 941,597 shares of Capitol Transamerica common stock transferred to it by Mr. Fait in accordance with the terms of the voting agreement between Mr. Fait, Alleghany and Acquisition Corp.

(2) Includes 11,728 shares in a personal individual retirement account; 8,513 shares allocated under the ESOP; and currently exercisable options to acquire 1,050 shares of our common stock.

(3) Includes currently exercisable options to acquire 1,500 shares of our common stock.

(4) Includes currently exercisable options to acquire 1,950 shares of our common stock.

(5) Includes currently exercisable options to acquire 1,950 shares of our common stock.

(6) Includes currently exercisable options to acquire 1,500 shares of our common stock.

(7) 1399 Spring Valley Road, Burlington, WI 53105. All such shares are subject to the terms of a voting agreement with Alleghany and Acquisition Corp.

(8) 1414 Avenue of the Americas, New York, NY 10019. Based on Schedule 13G/A dated and filed with the SEC on February 5, 2001.


Market Price of Common Stock and Dividend History

      Our common stock is traded on the Nasdaq National Market under the symbol "CATA." The following table shows the high and low closing prices per share of our common stock, as reported on the Nasdaq National Market, for the periods indicated and the quarterly cash dividends paid to our shareholders.

                                                                    DIVIDENDS
1998                                 HIGH           LOW             PER SHARE
----                                 ----           ---             ---------

First Quarter                        22 1/4         19 3/4        $     .07
Second Quarter                       21 7/16        19                  .07
Third Quarter                        22 3/4         16 3/4              .07
Fourth Quarter                       20 1/4         15                  .07

1999

First Quarter                        19 1/2        14 1/8         $     .07
Second Quarter                       15 3/8        12 1/2               .07
Third Quarter                        15 /4         13 5/16              .07
Fourth Quarter                       14             9 1/2               .07

2000

First Quarter                        13 1/4          9 3/8        $     .07
Second Quarter                       13             10                  .07
Third Quarter                        12 1/4         10 7/8              .07
Fourth Quarter                       12 7/8         10 3/8              .07

2001

First Quarter                        14.44          12.12         $     .08
Second Quarter                       15.86          12.66               .08
Third Quarter                        16.79          12.90               .08
Fourth Quarter
 (through October __, 2001)          _____          _____

      On July 20, 2001, the last full trading day before the public announcement of the merger agreement, the closing sale price of our common stock, as reported on the Nasdaq National Market, was $15. On May 18, 2001, the closing sale price of our common stock was $15.25 and on June 18, 2001, the closing sale price of our common stock was $14.85. On October __, 2001, the last full trading day before the date of this proxy statement, the closing sale price of our common stock, as reported on the Nasdaq National Market, was $____. We urge shareholders to obtain current market information for our common stock. As of October __, 2001, there were approximately ______ holders of record of our common stock.

      We have paid regular quarterly cash dividends on shares of our common stock upon the authorization of our board of directors, which dividends were dependent on our operating results, capital requirements and financial condition and subject to regulatory restrictions. The merger agreement prohibits us from paying any dividends on our common stock without Alleghany's consent, except for regular quarterly cash dividends on our common stock not in excess of $.08 per share. On September 25, 2001, Capitol Transamerica paid a quarterly dividend of $.08 per share to shareholders of record at the close of business on September 11, 2001.

Proposals by Holders of Shares of Our Common Stock

      Due to the contemplated consummation of the merger, we do not currently expect to hold a 2002 annual meeting of shareholders because, following the merger, we will not be a publicly held company. If the merger is not consummated for any reason, under the rules of the Securities and Exchange Commission, then we must receive proposals of shareholders intended to be presented at and included in proxy statement for the 2002 annual meeting of shareholders at our principal executive offices no later than December 31, 2001, as stated in our proxy statement for our 2001 annual meeting of shareholders, dated April 6, 2001. If the date of the 2002 annual meeting is more than 30 days before or after May 14, 2002, however, then the new deadline will be described in one of our Quarterly Reports on Form 10-Q.

Experts

      Our consolidated financial statements incorporated in this proxy statement by reference to our Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Ernst & Young, LLP, independent public accountants, as stated in their report with respect thereto. We do not anticipate that a representative of Ernst & Young will attend the special meeting of our shareholders.

                       WHERE YOU CAN FIND MORE INFORMATION

      The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company's shareholders with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in the Company's proxy statement for its 2001 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 25, 2001. This document is available free of charge at the Commission's Web site at http://www.sec.gov and from the Company.

      As required by the Securities Exchange Act of 1934, as amended, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information filed may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the SEC located at: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048.

      Copies of such materials can be obtained at prescribed rates from the Public Reference Room section of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. We make filings of reports, proxy statements and other information pursuant to the Securities Exchange Act of 1934, as amended, with the SEC electronically, and such materials may be inspected and copied at the SEC's Web site, http://www.sec.gov.

      The Securities and Exchange Commission allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information we incorporate by reference is considered to be part of this proxy statement, and later information filed with the SEC will update and supersede the information in this proxy statement. This proxy statement incorporates by reference the documents listed below that we previously filed with the Securities and Exchange Commission. These documents contain important information about us and our finances.

      (1) Annual Report on Form 10-K of Capitol Transamerica for the fiscal year ended December 31, 2000;

      (2) Proxy Statement on Schedule 14A of Capitol Transamerica filed on April 25, 2001;

      (3) Quarterly Reports on Form 10-Q of Capitol Transamerica for the fiscal quarters ended March 31, 2001 and June 30, 2001; and

      (4) Current Report on Form 8-K of Capitol Transamerica filed on July 23, 2001.

      All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this proxy statement but before the special meeting are also incorporated by reference into this proxy statement and considered a part of this proxy statement. To the extent any such documents modify or supersede statements in this proxy statement or in a document incorporated by reference, statements in this proxy statement or in a document incorporated by reference are thus modified or superseded. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement. Documents incorporated by reference are available from us, without charge, excluding any exhibits to the documents unless the exhibit is specifically incorporated by reference into those documents. Shareholders may obtain these documents by requesting them in writing or by telephone at the following address: Corporate Secretary, 4610 University Avenue, Madison, Wisconsin 53705-0900, if sent by mail, telephone number (608) 231-4450. To ensure timely delivery of the documents, you should make any request before ____________, 2001 (five business days before the date of the special meeting of our shareholders). We will send materials you request by first class mail or other equally prompt means to you within one business day of our receipt of such request.

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE MERGER AGREEMENT. NEITHER WE NOR ALLEGHANY HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED ___________, 2001. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN ____________, 2001.

                                                                         Annex A





                          AGREEMENT AND PLAN OF MERGER



                            DATED AS OF JULY 20, 2001



                                  BY AND AMONG



                              ABC ACQUISITION CORP.



                        CAPITOL TRANSAMERICA CORPORATION



                                       AND



                              ALLEGHANY CORPORATION

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.........................................................1

   Section 1.1   Definitions..................................................1

ARTICLE II THE MERGER.........................................................8

   Section 2.1   The Merger...................................................8
   Section 2.2   Certificate of Incorporation and Bylaws of the
                 Surviving Corporation........................................8
   Section 2.3   Board of Directors and Officers of the
                 Surviving Corporation........................................9

ARTICLE III CONVERSION OF SECURITIES AND RELATED MATTERS......................9

   Section 3.1   Conversion of Capital Stock..................................9
   Section 3.2   Payment......................................................9
   Section 3.3   Company Stock Options.......................................11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................12

   Section 4.1   Corporate Existence and Power...............................12
   Section 4.2   Corporate Authorization.....................................12
   Section 4.3   Governmental Authorization..................................12
   Section 4.4   Non-Contravention...........................................13
   Section 4.5   Capitalization..............................................13
   Section 4.6   Subsidiaries................................................14
   Section 4.7   The Company SEC Documents...................................15
   Section 4.8   Financial Statements; Reserves..............................16
   Section 4.9   Agents and Producers; Fronting..............................18
   Section 4.10    No Material Undisclosed Liabilities.......................19
   Section 4.11    Information to Be Supplied................................19
   Section 4.12    Absence of Certain Changes................................19
   Section 4.13    Interests of Directors and Officers.......................21
   Section 4.14    Intellectual Property.....................................22
   Section 4.15    Contracts.................................................22
   Section 4.16    Litigation................................................24
   Section 4.17    Tax Matters...............................................25
   Section 4.18    Officers, Directors and Key Employees.....................27
   Section 4.19    Employees and Employee Benefits...........................27
   Section 4.20    Investment Securities.....................................30
   Section 4.21    Compliance with Laws......................................30
   Section 4.22    Insurance Matters.........................................31
   Section 4.23    Directors' and Officers' Insurance Policies...............33
   Section 4.24    Environmental Matters.....................................33
   Section 4.25    Title to Property; Leases.................................33
   Section 4.26    Real Property.............................................34
   Section 4.27    Absence of Bank, Savings and Loan or Investment
                   Company Status............................................34
   Section 4.28    Insurance Ratings.........................................34
   Section 4.29    Operation of OMV Business.................................34
   Section 4.30    Aggregate Materiality.....................................35
   Section 4.31    Finders' Fees; Opinion of Financial Adviser...............35
   Section 4.32    Required Vote; Board Approval.............................35
   Section 4.33    State Takeover Statutes; No Rights Plan...................36

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERSUB.............37

   Section 5.1   Corporate Existence and Power...............................37
   Section 5.2   Corporate Authorization.....................................37
   Section 5.3   Governmental Authorization..................................37
   Section 5.4   Non-Contravention...........................................38
   Section 5.5   Information to Be Supplied..................................38
   Section 5.6   Finders' Fees...............................................38
   Section 5.7   Financing...................................................38
   Section 5.8   Ownership of Company Common Shares..........................38

ARTICLE VI COVENANTS OF THE COMPANY..........................................39

   Section 6.1   The Company Interim Operations..............................39
   Section 6.2   Company Shareholders Meeting................................41
   Section 6.3   Acquisition Proposals; Board Recommendation.................41
   Section 6.4   Certain Litigation..........................................43
   Section 6.5   Certain Tax and Company Employee Plan Matters...............43
   Section 6.6   Control of Operations.......................................43

ARTICLE VII OTHER COVENANTS..................................................44

   Section 7.1   Indemnification, Exculpation and Insurance..................44
   Section 7.2   Reasonable Best Efforts.....................................44
   Section 7.3   Certain Filings; Cooperation in Receipt of Consents.........45
   Section 7.4   Public Announcements........................................46
   Section 7.5   Access to Information; Notification of Certain Matters......46
   Section 7.6   Certain Matters.............................................47
   Section 7.7   Further Assurances..........................................47

ARTICLE VIII CONDITIONS TO THE MERGER........................................48

   Section 8.1   Conditions to the Obligations of Each Party.................48
   Section 8.2   Conditions to the Obligations of the Company................48
   Section 8.3   Conditions to the Obligations of Parent and MergerSub.......49

ARTICLE IX TERMINATION.......................................................51

   Section 9.1   Termination.................................................51
   Section 9.2   Effect of Termination.......................................52
   Section 9.3   Termination Fee and Expenses................................52

ARTICLE X MISCELLANEOUS......................................................53

   Section 10.1    Notices...................................................53
   Section 10.2    Survival of Representations, Warranties and Covenants
                   after the Effective Time..................................54
   Section 10.3    Amendments; No Waivers....................................54
   Section 10.4    Successors and Assigns....................................55
   Section 10.5    Governing Law.............................................55
   Section 10.6    Counterparts; Effectiveness; Third Party Beneficiaries....55
   Section 10.7    Jurisdiction..............................................55
   Section 10.8    Waiver of Jury Trial......................................55
   Section 10.9    Enforcement...............................................56
   Section 10.10   Entire Agreement..........................................56

                             EXHIBITS AND SCHEDULES



EXHIBIT A         Employment Agreement

EXHIBIT B         List of Company SEC Documents

EXHIBIT C         Required Insurance Related Consents and Approvals

EXHIBIT D         Company Interim Operations

EXHIBIT E         Form of Legal Opinion of Counsel to the Company

                          AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of July 20, 2001, by and among Capitol Transamerica Corporation, a Wisconsin corporation (the "Company"), ABC Acquisition Corp., a Wisconsin corporation ("MergerSub") (the Company and MergerSub being the constituent corporations in the Merger (as hereinafter defined)), and Alleghany Corporation, a Delaware corporation and the owner of all of the issued and outstanding shares of capital stock of MergerSub ("Parent") (Parent joining as an additional party, not being a constituent corporation in the Merger (as hereinafter defined)).

                                    RECITALS

          WHEREAS, the respective Boards of Directors of Parent and the Company have determined that a merger between MergerSub and the Company is advisable and in the best interests of their respective companies and shareholders, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein; and

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent and MergerSub's willingness to enter into this Agreement, the Company and a key employee of the Company (the "Executive") have entered into an Employment Agreement dated as of the date of this Agreement and attached hereto as Exhibit A (the "Employment Agreement"); and

          WHEREAS, by resolutions duly adopted, the respective Boards of Directors of Parent, MergerSub and the Company have approved and adopted this Agreement and the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
                                   DEFINITIONS

          Section 1.1 Definitions.

          (a) As used herein, the following terms have the following meanings:

          "Acquisition Proposal" means any offer or proposal for, or indication of interest in, a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving, or any purchase or acquisition of, 20% or more of (i) any class of equity securities of the Company or (ii) the consolidated assets of the Company and its Subsidiaries, other than the transactions contemplated by this Agreement.

          "Actuarial Report" means the Report on Loss and Loss Adjustment Expense Reserves prepared for Capitol Indemnity Corporation by Alan J. Hapke, FCSA, MAA, doing business as Aspect, Inc., dated April 30, 2001, a true and correct copy of which has been delivered to Parent.

          "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Business Day" means any day other than a Saturday, Sunday or one on which banks are authorized by law to close in New York, New York.

          "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          "Company Balance Sheet" means the Company's consolidated balance sheet included in the Company 10-K relating to its fiscal year ended on December 31, 2000.

          "Company Common Share" means one share of common stock of the Company, $1.00 par value per share.

          "Company Insurance Policies" means all policies of insurance (excluding retrocession agreements and similar agreements) maintained by the Company or by any of its Subsidiaries as of the date hereof with respect to their respective properties and the conduct of their respective businesses.

          "Company SEC Documents" means the following documents, all as filed with the SEC prior to the date hereof: (i) the annual report on Form 10-K of the Company (the "Company 10-Ks") for the fiscal years ended December 31, 1999 and 2000, (ii) the quarterly report on Form 10-Q of the Company (the "Company 10-Q") for the fiscal quarter ended March 31, 2001, (iii) the Company's proxy statement dated April 6, 2001 relating to the 2001 Annual Meeting of Shareholders (the "Company Proxy Statement"), and (iv) all other reports, filings, registration statements and other documents filed by the Company with the SEC since December 31, 1999.

          "Contracts" means all contracts, agreements, undertakings, indentures, notes, debentures, bonds, loans, instruments, leases, mortgages, commitments or binding arrangements.

          "Employee Program" means "any employee benefit plan" (as that term is defined in Section 3(3) of ERISA), as well as any other plan, arrangement or Contract involving direct or indirect compensation, in which any current or former directors, officers, employees, consultants, agents or other independent contractors of the Company or any of its Subsidiaries participate, or to which the Company or any of its Subsidiaries has any liability or under which the Company or any of its Subsidiaries has any present or future obligations or liability on behalf of their respective current or former directors, officers, employees, consultants, agents or other independent contractors or the dependents or beneficiaries of any of the foregoing, including but not limited to, each retirement, pension, profit-sharing, thrift, savings, target benefit, employee stock ownership, cash or deferred, multiple employer, multiemployer or other similar plan, each other deferred or incentive compensation, bonus, stay bonus, stock option, employee stock purchase, "phantom stock" or stock appreciation right plan, each employment agreement, stay bonus agreement, severance agreement, change in control agreement or similar agreement, each other plan providing payment or reimbursement for or of medical, dental or visual care, psychiatric counseling, or vacation, sick, disability or severance pay and each other "fringe benefit" plan or arrangement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

          "ERISA Affiliate" shall mean any entity which has ever been considered a single employer with the Company or any of its Subsidiaries under Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Governmental Entity" means any Federal, state, municipal or local governmental authority, any foreign or international governmental authority, or any court, administrative or regulatory agency or commission or other governmental agency.

          "Insurance Contracts" means all Contracts, treaties, policies or other written arrangements to which any of the Company's Subsidiaries is a party or by or to which any of them is bound or subject providing for insurance, ceding or assumptions of reinsurance, excess insurance or retrocessions, including, without limitation, all insurance policies, reinsurance policies, and retrocession agreements, in each case as such Contract, treaty, policy or other written arrangement may have been amended, modified or supplemented, other than the Company Insurance Policies.

          "knowledge" when used in the phrases "to the knowledge of the Company" or "the Company has no knowledge" or words of similar import shall mean, and shall be limited to, the knowledge of any of Messrs. George Fait, Paul Breitnauer, Joel Fait, Ed Halloran, Robert Miller, Charles Minerman, James Schlacks, James Smirz and Jess Wadle.

          "Law" means all laws, statutes and ordinances and all regulations, rules and other pronouncements of Governmental Entities having the effect of law of the United States, any foreign country or any foreign or domestic state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality or any Governmental Entity thereof.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "Lien" shall not include (i) liens for water and sewer charges not yet due and payable or being contested in good faith (and for which adequate accruals or reserves have been established by the Company),
(ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business,
(iii) any lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, and (iv) such liens, defects of title, easements, restrictive covenants and similar encumbrances or impediments which, individually or in the aggregate, would not be reasonably likely to materially impair or interfere with the ability of the Company and its Subsidiaries, taken as a whole, to conduct their respective businesses substantially in the manner as such businesses are now being conducted.

          "Material Adverse Effect" means a material adverse effect on the financial condition, business or results of operations of a Person and its Subsidiaries, taken as a whole, other than effects caused by or resulting from
(i) changes in general economic conditions, securities markets conditions or interest rate levels, and (ii) in the case of the Company, effects caused by or resulting from actions taken by Parent prior to the date of Closing. "Parent Material Adverse Effect" means a Material Adverse Effect in respect of Parent and its Subsidiaries, taken as a whole, and "Company Material Adverse Effect" means a Material Adverse Effect in respect of the Company and its Subsidiaries, taken as a whole.

          "Material Contract" means any Contract required to be set forth on
Section 4.15 of the Company Disclosure Schedule.

          "Merger Shares" means each Company Common Share outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 3.1(b) hereof).

          "OMV Business" means the senior living facility located in Mankato, Minnesota which is owned and operated by Capitol Indemnity Corporation, a Subsidiary of the Company.

          "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including any Governmental Entity.

          "Proxy Statement" means the proxy statement used for the solicitation of proxies by the Company at the Company Shareholders Meeting, together with any amendments or supplements thereto.

          "Rating Agency" means either of A.M. Best Company, Inc. or Standard & Poor's Ratings Group.

          "Retiree" means (i) any retired or former director, officer or employee of the Company or any of its Subsidiaries or (ii) any former consultant, agent or other independent contractor of the Company or any of its Subsidiaries.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Subsidiary", when used with respect to any Person, means any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

          "Superior Proposal" means a bona fide written proposal made by a Person other than Parent which is (A) for a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving, or any purchase or acquisition of, (i) more than fifty percent (50%) of the voting power of the Company Common Shares or (ii) all or substantially all of the consolidated assets of the Company and its Subsidiaries, and (B) otherwise on terms which the Company's Board of Directors determines in good faith (after consultation with its investment advisers and outside legal counsel) would result in a transaction, if consummated, that is more favorable to the Company's shareholders, from a financial point of view (which determination of the Board of Directors shall take into account, among other things, the legal, financial, regulatory and other aspects of the proposal, including conditions to consummation and the identity of the offeror), than the transactions contemplated hereby (after duly considering any revised proposal made by Parent as contemplated by Section 6.3(d) of this Agreement).

          "Tax" and "Taxes" mean all income, profits, gains, gross receipts, net worth, premium, value added, ad valorem, sales, use, excise, stamp, transfer, franchise, withholding, payroll, employment, occupation, workers' compensation, disability, severance, unemployment insurance, social security and property taxes, and all other taxes, levies, fees, imposts, duties and charges of any kind whatsoever, together with any interest, penalties and additions thereto imposed by any Governmental Entity ("Taxing Authority"), including all amounts imposed as a result of being a member of an affiliated or combined group.

          "Tax Return" means all returns, reports, elections, estimates, declarations, information statements and other forms and documents (including all schedules, exhibits, and other attachments thereto) relating to, and required to be filed or maintained in connection with the calculation, determination, assessment or collection of, any Taxes (including estimated Taxes).

          (b) Each of the following terms is defined in the Section set forth opposite such term:

                      Term                                    Section
          -----------------------------------------------  -------------------
          Acquisition Proposal                             Section 1.1(a)
          Actuarial Analyses                               Section 4.8(e)
          Actuarial Report                                 Section 1.1(a)
          Affiliate                                        Section 1.1(a)
          Agreement                                        Preamble
          Articles of Merger                               Section 2.1(b)
          Broker                                           Section 4.9(a)
          Business Day                                     Section 1.1(a)
          Certificate                                      Section 3.2(b)
          Closing                                          Section 2.1(d)
          Code                                             Section 1.1(a)
          Company                                          Preamble
          Company 10-Ks                                    Section 1.1(a)
          Company 10-Q                                     Section 1.1(a)
          Company Assets                                   Section 4.25
          Company Audited Financial Statements             Section 4.8(a)
          Company Balance Sheet                            Section 1.1(a)
          Company Common Share                             Section 1.1(a)
          Company Employee Plan                            Section 4.19(a)
          Company GAAP Financial Statements                Section 4.8(a)
          Company Government Approvals                     Section 4.3
          Company Insurance Policies                       Section 1.1(a)
          Company Insurance Subsidiaries                   Section 4.6(b)
          Company Interim Financial Statements             Section 4.8(a)
          Company Material Adverse Effect                  Section 1.1(a)
          Company Option                                   Section 3.3(a)
          Company Proxy Statement                          Section 1.1(a)
          Company Recommendation                           Section 6.2
          Company SEC Documents                            Section 1.1(a)
          Company Securities                               Section 4.5(b)
          Company Shareholder Approval                     Section 4.32(a)
          Company Shareholders Meeting                     Section 6.2
          Company Statutory Financial Statements           Section 4.8(b)
          Confidentiality Agreement                        Section 6.3(a)
          Continuation Coverage                            Section 4.19(g)
          Contracts                                        Section 1.1(a)
          Effective Time                                   Section 2.1(b)
          Employee Program                                 Section 1.1(a)
          Employment Agreement                             Recitals
          End Date                                         Section 9.1(b)
          Environmental Laws                               Section 4.24(b)
          ERISA                                            Section 1.1(a)

                      Term                                    Section
          -----------------------------------------------  -------------------
          ERISA Affiliate                                  Section 1.1(a)
          ESOP                                             Section 4.19(j)
          Exchange Act                                     Section 1.1(a)
          Executive                                        Recitals
          Fund                                             Section 3.2(a)
          GAAP                                             Section 4.8(a)
          Governmental Entity                              Section 1.1(a)
          HSR Act                                          Section 4.3
          Indemnified Parties                              Section 7.1(a)
          Insurance Contracts                              Section 1.1(a)
          Intellectual Property                            Section 4.14(a)
          Intellectual Property Rights                     Section 4.14(b)
          Investment Securities                            Section 4.20
          knowledge                                        Section 1.1(a)
          Law                                              Section 1.1(a)
          Liabilities                                      Section 4.10
          Lien                                             Section 1.1(a)
          Material Adverse Effect                          Section 1.1(a)
          Material Contract                                Section 1.1(a)
          Merger                                           Section 2.1(a)
          Merger Consideration                             Section 3.1(a)
          Merger Shares                                    Section 1.1(a)
          MergerSub                                        Preamble
          OMV Business                                     Section 1.1(a)
          Original Ratings                                 Section 8.3(i)
          Parent                                           Preamble
          Parent Government Approvals                      Section 5.3
          Parent Material Adverse Effect                   Section 1.1(a)
          Paying Agent                                     Section 3.2(a)
          Person                                           Section 1.1(a)
          Proxy Statement                                  Section 1.1(a)
          Rating Agency                                    Section 1.1(a)
          Real Property                                    Section 4.26
          Reinsurance Contracts                            Section 4.22(c)
          Representatives                                  Section 6.3(a)
          Retiree                                          Section 1.1(a)
          SEC                                              Section 1.1(a)
          Securities Act                                   Section 1.1(a)
          Subsidiary                                       Section 1.1(a)
          Superior Proposal                                Section 1.1(a)
          Surviving Corporation                            Section 2.1(a)
          Tax, Taxes                                       Section 1.1(a)
          Taxing Authority                                 Section 1.1(a)
          Tax Return                                       Section 1.1(a)
          Termination Fee                                  Section 9.3(c)

                      Term                                    Section
          -----------------------------------------------  -------------------
          Third-Party Intellectual Property Rights         Section 4.14(b)
          WBCL                                             Section 2.1(a)


                                   ARTICLE II
                                   THE MERGER

          Section 2.1 The Merger.

          (a) At the Effective Time, MergerSub shall be merged (the "Merger") with and into the Company in accordance with the terms and conditions of this Agreement and of the Wisconsin Business Corporation Law (the "WBCL"), and the separate corporate existence of MergerSub shall cease. Following the Effective Time, the Company shall be the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation").

          (b) Not later than the second Business Day after satisfaction or, to the extent permitted hereby, waiver of the conditions set forth in Article VIII (other than conditions that by their nature are to be satisfied at the Closing, but subject to those conditions), the Company and MergerSub will file articles of merger (the "Articles of Merger") with the Department of Financial Institutions of the State of Wisconsin and make all other filings or recordings required by the WBCL in connection with the Merger. The Merger shall become effective at such date and time (but not later than the close of business of the date of Closing) which the parties hereto shall have agreed upon and designated in the Articles of Merger filed with the Department of Financial Institutions of the State of Wisconsin in accordance with the WBCL as the effective time of the Merger (the "Effective Time").

          (c) From and after the Effective Time, the Merger shall have the effects set forth in the WBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of MergerSub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of MergerSub and the Company shall become the debts, liabilities and duties of the Surviving Corporation, and the Surviving Corporation shall continue its corporate existence under the WBCL.

          (d) The closing of the Merger (the "Closing") shall be held at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY (or such other place as agreed by the parties) at 10:00 a.m. New York City time on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or, to the extent permitted hereby, waiver of the conditions set forth in Article VIII (other than conditions that by their nature are to be satisfied at the Closing, but subject to those conditions), unless the parties hereto agree to another date or time.

          Section 2.2 Certificate of Incorporation and Bylaws of the Surviving Corporation. The articles of incorporation of MergerSub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. The bylaws of MergerSub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

          Section 2.3 Board of Directors and Officers of the Surviving Corporation. From and after the Effective Time (until successors are duly elected or appointed and qualified), (i) the directors of MergerSub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation. Immediately following the Effective Time, the headquarters of the Surviving Corporation shall be located in Madison, Wisconsin.

                                  ARTICLE III
                  CONVERSION OF SECURITIES AND RELATED MATTERS

          Section 3.1 Conversion of Capital Stock.

          (a) At the Effective Time, by virtue of the Merger, each Merger Share shall be cancelled and extinguished and converted into the right to receive $16.50 in cash, without interest (the "Merger Consideration").

          (b) At the Effective Time, each Company Common Share held by the Company or any of its Subsidiaries, or owned by Parent or any of its Subsidiaries, immediately prior to the Effective Time shall cease to be outstanding, be cancelled and retired without payment of any consideration therefor and cease to exist.

          (c) At the Effective Time, each share of common stock of MergerSub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          Section 3.2 Payment.

          (a) Paying Agent. Promptly after the date hereof, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company as a paying agent (the "Paying Agent") for the benefit of holders of Company Common Shares. At or immediately prior to the Effective Time, Parent shall provide to the Paying Agent, for payment in accordance with this Section 3.2, through the Paying Agent, cash in an amount equal to (1) (x) the Merger Consideration multiplied by (y) the number of Merger Shares (such cash being hereinafter referred to as the "Fund"). The Paying Agent shall, pursuant to irrevocable instructions in accordance with this Article III, deliver to the holders of Company Common Shares and Company Options the cash contemplated to be issued pursuant to this Article III out of the Fund. Except as contemplated by this
Section 3.2, the Fund shall not be used for any other purpose. Such funds shall be invested by the Paying Agent as directed by Parent; provided, however, that such investments shall only be in obligations of or guaranteed by the United States of America. Earnings from such investments shall be the sole and exclusive property of Parent, and no part of such earnings shall accrue to the benefit of holders of the Company Common Shares. If for any reason (including losses) the Fund is inadequate to pay the cash amounts to which holders of shares of Company Common Shares and Company Options shall be entitled, Parent shall in any event remain liable to pay such amounts to such holders, and shall make available to the Paying Agent additional funds for the payment thereof. The Fund shall not be used for any purpose, except as expressly provided in this Agreement.

          (b) Payment Procedures. As promptly as practicable after the Effective Time, Parent shall send, or will cause the Paying Agent to send, to each holder of record of a certificate or certificates (each, a "Certificate") that formerly represented outstanding Company Common Shares that were converted into the right to receive Merger Consideration pursuant to Section 3.1, a letter of transmittal and instructions (which shall be in customary form reasonably approved by the Company prior to the Effective Time and specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates to the Paying Agent) for use in the exchange for payment contemplated by this
Section 3.2. Upon surrender of a Certificate to the Paying Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of Merger Consideration which such holder has the right to receive pursuant to the provisions of this
Article III (after giving effect to any required withholding Tax). In no event will holders of Company Common Shares be entitled to interest on the Merger Consideration. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will deliver, in exchange for such lost, stolen or destroyed Certificate, the proper amount of the Merger Consideration, as contemplated by this Article III.

          (c) No Further Ownership Rights in the Company Common Shares. As of the Effective Time, all Company Common Shares shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate representing any such Company Common Shares shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such Certificate, the Merger Consideration. As of the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the Company's stock transfer books of Company

Common Shares outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged for payment as provided in this
Section 3.2.

          (d) Return of Merger Consideration. Upon demand by Parent, the Paying Agent shall deliver to Parent any portion of the Fund deposited with the Paying Agent that remains undistributed to holders of Company Common Shares six months after the Effective Time. Holders of Certificates who have not complied with this Section 3.2 prior to such demand shall thereafter look only to Parent for payment of any claim to the Merger Consideration.

          (e) No Liability. Neither Parent nor the Paying Agent shall be liable to any Person in respect of any Company Common Shares for any amounts paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (f) Withholding Rights. Parent shall be entitled to deduct and withhold from the Merger Consideration payable hereunder to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Federal, state, local or foreign income Tax Law. To the extent that Parent so withholds those amounts, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Shares in respect of which such deduction and withholding was made by Parent.

          Section 3.3 Company Stock Options.

          (a) Subject to the last sentence of Section 3.3(b) below, at the Effective Time, each outstanding option to purchase Company Common Shares (each, a "Company Option") shall entitle the holder to receive in settlement and cancellation thereof a lump sum cash payment equal to (x) the product of (i) the total number of Company Common Shares subject to such Company Option immediately prior to the Effective Time and (ii) the excess of the Merger Consideration over the exercise price per Company Common Share subject to such Company Option, less
(y) the amount of any Federal, state and local and foreign income and employment Taxes required to be deducted and withheld by the Company and/or any Subsidiary from, or with respect to, the exercise of the Company Option.

          (b) Prior to the Effective Time, the Company and Parent shall take all actions (including, if appropriate, amending the terms of the Company's stock option plan and other compensation plans or any Employee Program) that are necessary to give effect to the transactions contemplated by Section 3.3(a).
Section 3.3(b) of the Company Disclosure Schedule sets forth a true and complete list of all outstanding Company Options, including the holder, number of Company Common Shares subject to each such Company Option and exercise price per Company Common Share. Without limitation of the foregoing, the Company agrees to use its reasonable best efforts (i) to enter into with each holder of an outstanding Company Option an amendment of the terms of the agreement pursuant to which such Company Option was granted, which amendment shall be in a form satisfactory to Parent and shall provide for the disposition of the Company Option as contemplated by Section 3.3(a), and (ii) to obtain the consent of each holder of an outstanding Company Option to such amendment. It shall be a condition to the payment to any holder of a Company Option of the amounts contemplated by Section 3.3(a) that such holder consent to the amendment of the terms of the agreement pursuant to which such Company Option was granted as contemplated by this
Section 3.3(b).

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except (i) as disclosed in the Company Disclosure Schedule attached hereto, which Company Disclosure Schedule identifies the Section (or, if applicable, subsection) to which such exception relates and (ii) as specifically disclosed in the Company SEC Documents filed with the SEC prior to the date hereof and listed on Exhibit B hereto, the Company represents and warrants to Parent and MergerSub that:

          Section 4.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Wisconsin, and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.1 of the Company Disclosure Schedule sets forth a true and complete copy of each of the articles of incorporation and bylaws of the Company as currently in effect.

          Section 4.2 Corporate Authorization. The Company has full corporate power and authority to enter into this Agreement and, except for the Company Shareholder Approval (as hereinafter defined) in connection with the consummation of the Merger, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and, except for the Company Shareholder Approval in connection with the consummation of the Merger, the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the legal, valid and binding obligation of each of Parent and MergerSub, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

          Section 4.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than (i) the filing of the Articles of Merger in accordance with the WBCL; (ii) compliance with any applicable requirements of the

Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"); (iii) compliance with any applicable requirements of the Exchange Act; (iv) the filing of the applications and notices with applicable Commissioners of Insurance and the approval of such applications or the grant of required licenses by such authorities or the expiration of any applicable waiting periods thereunder, in each case as listed on Exhibit C hereto, and (v) all other consents, approvals, actions, orders, authorizations, registrations, declarations and filings except for those the failure of which to be obtained or made would not be reasonably likely, individually or in the aggregate, to materially impair or interfere with the ability of the Company and its Subsidiaries, taken as a whole, to conduct their businesses substantially in the manner as such businesses are now being conducted or otherwise have a Company Material Adverse Effect (collectively, the "Company Government Approvals"); provided, however, that no representation is made with respect to any of the foregoing that Parent, MergerSub or the Company may be required to obtain because of its specific legal or regulatory status or any other facts that specifically relate to Parent or MergerSub or any business in which they engage.

          Section 4.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the articles of incorporation or bylaws (or other comparable organizational documents) of the Company or any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries,
(iii) constitute a breach or default (or an event which, with notice or lapse of time, or both, would constitute a breach or default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit or status to which the Company or any of its Subsidiaries is entitled under any provision of any Contract binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries other than, in the case of each of clauses (ii), (iii) and (iv), any such items that would not, individually or in the aggregate, (x) be reasonably likely to have a Company Material Adverse Effect or (y) prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          Section 4.5 Capitalization.

          (a) The authorized capital stock of the Company consists of 15,000,000 Company Common Shares. As of the close of business on June 25, 2001, there were
(i) 10,950,403 Company Common Shares issued and outstanding, (ii) 232,755 Company Common Shares held by the Company in its treasury, (iii) 377,812 Company Common Shares held by the Subsidiaries of the Company, and (iv) outstanding stock options to purchase an aggregate of up to 235,449 Company Common Shares. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable (subject to the provisions of Wis. Stats. Sec. 180.0622(2)(b) or any other statutes imposing liability for unpaid wages). Neither the

Company nor any of its Subsidiaries has any liability for unpaid wages except for wages due for the current payroll cycle.

          (b) Except (i) as set forth in this Section 4.5 and (ii) for changes since May 31, 2001 resulting from the exercise of stock options, there are no outstanding (x) shares of capital stock or other voting securities of the Company, (y) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, or (z) options, warrants or other rights of any kind (including, without limitation, preemptive rights or subscription rights) to acquire from the Company, and there is no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (x), (y) and (z) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

          Section 4.6 Subsidiaries.

          (a) Section 4.6(a) of the Company Disclosure Schedule sets forth a true and complete list of the Subsidiaries of the Company. Each Subsidiary of the Company is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing, under the Laws of its jurisdiction of incorporation or organization, has the requisite corporate power and authority required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, in each case with such exceptions as, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect. Section 4.6(a) of the Company Disclosure Schedule sets forth (i) true and complete copies of the articles of incorporation and bylaws (or other comparable organizational documents) of each of the Subsidiaries of the Company as currently in effect and (ii) a true and correct list of the current officers and directors of each of the Subsidiaries of the Company.

          (b) The Company conducts its insurance operations through the Subsidiaries listed in Section 4.6(b) of the Company Disclosure Schedule (collectively, the "Company Insurance Subsidiaries"). Each of the Company Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation, (ii) duly licensed or authorized, or otherwise eligible to act, as an insurance company in each other jurisdiction where it is required to be so licensed, authorized or eligible, and (iii) duly licensed, authorized or eligible in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company Statutory Financial Statements (as hereinafter defined).
Section 4.6(b) of the Company Disclosure Schedule sets forth a true and complete list of the insurance licenses, authorizations and other approvals of the Company and each of the Company Insurance Subsidiaries (including the jurisdictions in which the Company and each of such Company Insurance Subsidiaries possess such insurance licenses, authorizations or other approvals), together with true and correct copies of such licenses. To the knowledge of the Company, neither the Company nor any of the Company

Insurance Subsidiaries is improperly transacting any insurance or reinsurance business in any jurisdiction in which it is not authorized or permitted to transact such business. All of the licenses and authorizations set forth on
Section 4.6(b) of the Company Disclosure Schedule are valid and in full force and effect. None of the Company Insurance Subsidiaries has at any time after January 1, 1991 had its license or qualification to conduct insurance business in any jurisdiction revoked or suspended and, to the knowledge of the Company,
(i) none of the Company Insurance Subsidiaries has at any time prior to January 1, 1991 had its license or qualification to conduct insurance business in any jurisdiction revoked or suspended and (ii) no proceeding is pending in any jurisdiction with a review to revocation or suspension of such license or qualification. To the knowledge of the Company, since January 1, 1991, none of the Company Insurance Subsidiaries has been involved in a proceeding in any such jurisdiction with a view to revocation or suspension of any such license. The Company has made all required filings under applicable insurance holding company statutes except where the failure to file, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect. None of the Company Insurance Subsidiaries is commercially domiciled for insurance regulatory purposes in any jurisdiction.

          (c) All of the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable (subject to the provisions of Wis. Stats. Sec. 180.0622(2)(b), Wis. Stats. Sec. 611.33(1)(d) or any other statutes imposing liability for unpaid wages), and are owned, directly or indirectly, by the Company or one of its Subsidiaries, free and clear of any Lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of its Subsidiaries, (ii) options, warrants or other rights of any kind (including, without limitation, preemptive rights or subscription rights) to acquire from the Company or any of its Subsidiaries, and no other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any of its Subsidiaries, or (iii) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of its Subsidiaries or any capital stock of, or other ownership interests in, any of its Subsidiaries. Except for the Investment Securities (as hereinafter defined), the Company does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity other than the Subsidiaries.

          Section 4.7 The Company SEC Documents.

          (a) The Company has delivered or made available to Parent copies of the Company SEC Documents listed on Exhibit B hereto. The Company has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since December 31, 1998. No Subsidiary of the Company is required to file any form, report, registration statement or prospectus or other document with the SEC.

          (b) As of their respective filing dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, each Company SEC Document complied in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

          (c) (i) No Company SEC Document filed pursuant to the Exchange Act contained, as of its filing date or mailing date, as applicable, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (ii) no Company SEC Document filed pursuant to the Securities Act, as amended or supplemented, if applicable, contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          Section 4.8 Financial Statements; Reserves.

          (a) The audited consolidated financial statements included in the Company 10-Ks (the "Company Audited Financial Statements") were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as may be indicated in the notes thereto regarding the adoption of new accounting policies). The Company Audited Financial Statements have been audited by Ernst & Young LLP, and present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of operations of the Company and its Subsidiaries for the respective periods then ended. The unaudited consolidated interim financial statements included in the Company 10-Q (the "Company Interim Financial Statements", and together with the Company Audited Financial Statements, the "Company GAAP Financial Statements") were prepared in accordance with GAAP consistently applied throughout the periods involved and in a manner consistent with that employed in the Company Audited Financial Statements. The Company Interim Financial Statements contain limited footnote disclosures and are subject to normal recurring year-end adjustments, but otherwise present fairly in all material respects the consolidated financial condition and consolidated results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated therein except as otherwise set forth therein.

          (b) The Company has delivered or made available to Parent true and complete copies of the NAIC Annual Convention Statement for the years ended December 31, 1998, 1999 and 2000 and the Quarterly Convention Statement for the quarterly period ended March 31, 2001 of each of the Company Insurance Subsidiaries as filed with the applicable insurance regulatory authorities, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "Company Statutory Financial Statements"). Except as expressly set forth in the notes, exhibits or schedules thereto, the Company Statutory Financial Statements fairly present in all material respects, in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority applied on a consistent basis, the statutory financial position of such Company Insurance Subsidiaries as at the respective dates thereof and the statutory results of operations of such Subsidiaries for the respective periods then ended. The Company Statutory Financial Statements complied in all material respects with all applicable Laws when filed, and no deficiency has been asserted with respect to any Company Statutory Financial Statements by the applicable insurance regulatory body or any other governmental agency or body. The annual statutory balance sheets and income statements included in the Company Statutory Financial Statements have been audited by Ernst & Young LLP, and the Company has delivered to Parent true and complete copies of all audit opinions related thereto.

          (c) The Company's methodology for providing insurance loss reserves on the Company GAAP Financial Statements and on the Company Statutory Financial Statements is accurately described in the Actuarial Report.

          (d) (i) The reserves carried on the Company Statutory Financial Statements of each Company Insurance Subsidiary for the year ended December 31, 2000 and the three-month period ended March 31, 2001 for unearned premiums, losses, loss adjustment expenses, claims and similar purposes (including claims litigation) are in compliance with the requirements for reserves established by the insurance departments of the jurisdiction of domicile of such Company Insurance Subsidiary, were determined in accordance with commonly accepted actuarial standards of practice and principles consistently applied, were based on actuarial assumptions that were in accordance with or stronger than those called for in relevant policy and Contract provisions, and are fairly stated in accordance with commonly accepted actuarial and statutory accounting principles;
(ii) to the knowledge of the Company, as of the dates of submission of the Company Statutory Financial Statements for the year ended December 31, 2000 and for the three-month period ended March 31, 2001, the reserves reflected thereon were in the aggregate adequate to cover the total amount of all liabilities of the Company and each Company Insurance Subsidiary under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such Company Statutory Financial Statements, and as of such dates the admitted assets of the Company and each Company Insurance Subsidiary as determined under applicable Laws are in an amount at least equal to the minimum amounts required by applicable Laws; and (iii) there are no agreements to which any Company Insurance Subsidiary is a party concerning the maintenance of any reserves by any of the Company Insurance Subsidiaries that go beyond normal legal requirements of Law.

          (e) The Company has delivered or made available to Parent true and complete copies of all actuarial reports, actuarial certificates and loss and loss adjustment expense reserve reports prepared and signed by Alan J. Hapke, FCSA, MAA, doing business as Aspect, Inc., and any other report prepared by any third-party actuarial consultant on behalf of or made available to the Company or any of its Affiliates, in each case relating to the adequacy of the reserves of any of the Company Insurance Subsidiaries for any period ended on or after December 31, 1996 (the "Actuarial Analyses"). To the knowledge of the Company the information and data furnished by the Company or any of the Company Insurance Subsidiaries to its independent actuaries in connection with the preparation of the Actuarial Analyses were accurate and complete in all material respects as of their respective dates of delivery.

          Section 4.9 Agents and Producers; Fronting.

          (a) Section 4.9(a) of the Company Disclosure Schedule sets forth each Contract with any agent, broker, intermediary, manager or producer ("Broker") to place or sell any insurance or reinsurance policies on behalf of any Company Insurance Subsidiary since January 1, 1999. Except as set forth on Section 4.9(a) of the Company Disclosure Schedule, no single Broker generated more than 5% of the aggregate gross written premium of the Company Insurance Subsidiaries during each of the years ended December 31, 1999 or December 31, 2000. To the knowledge of the Company, each Broker with more than 1% of the aggregate gross written premium of the Company Insurance Subsidiaries during the year ended December 31, 2000 is duly licensed (to the extent that such licenses are required) in each jurisdiction in which the Broker places or sells insurance or reinsurance on behalf of the Company Insurance Subsidiaries, and to the knowledge of the Company, each such Broker is duly authorized and appointed by the applicable Company Insurance Subsidiary pursuant to applicable insurance and reinsurance Laws in all material respects. To the knowledge of the Company, all Contracts between any Broker, on the one hand, and any Company Insurance Subsidiary, on the other hand, are in compliance with all applicable insurance and reinsurance Laws. Section 4.9(a) of the Company Disclosure Schedule sets forth the Company's procedures for handling disciplinary actions or proceedings involving Brokers. To the knowledge of the Company, no Broker or Brokers who individually accounted for more than 1% of the aggregate gross written premiums of the Company and its Subsidiaries during the year ended December 31, 2000, or in the aggregate accounted for more than 10% of the aggregate gross premium during the year ended December 31, 2000, have given or been given written notice of termination or, to the knowledge of the Company, threatened or been threatened with termination, or threatened or been threatened with a substantial reduction in the amount of premiums to be written by such Person on behalf of the Company Insurance Subsidiaries. There is no dispute material to the Company pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries by any Broker.

          (b) Section 4.9(b) of the Company Disclosure Schedule sets forth a complete and accurate list of the pools and fronting agreements, Contracts or other instruments providing for insurance services (excluding Insurance Contracts entered into in the ordinary course of business) to which any Company Insurance Subsidiary has been a party since January 1, 1996, all of which either
(i) have been terminated prior to the date hereof or (ii) may be terminated at the option of the Surviving Corporation on or after the date of the Effective Time without the payment of any penalty.

          (c) Neither the Company nor any of its Subsidiaries has any managing general agency Contracts or other similar arrangements under which an independent party has authority to perform underwriting analysis and issue insurance or reinsurance policies on behalf of any of the Company Insurance Subsidiaries or otherwise bind any of the Company Insurance Subsidiaries without prior approval of the individual insurance or reinsurance policy by the applicable Company Insurance Subsidiary.

          Section 4.10 No Material Undisclosed Liabilities. (i) There are no liabilities or obligations of the Company or of any Subsidiary of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise ("Liabilities") that would be required by GAAP to be and were not reflected on or reserved against in the Company Balance Sheet or disclosed in the notes thereto, and (ii) to the knowledge of the Company, neither the Company nor any Subsidiary of the Company had any such Liabilities whether or not required by GAAP to be reflected or reserved against in the Company Balance Sheet, other than in the case of clauses (i) and (ii), (w) liabilities or obligations disclosed or provided for in the Company Balance Sheet or disclosed in the notes thereto; (x) liabilities or obligations incurred or arising after December 31, 2000 and disclosed in the Company 10-Q or provided for in the Company balance sheet (or notes thereto) included in the Company 10-Q; (y) liabilities or obligations arising pursuant to Insurance Contracts entered into after December 31, 2000 in the ordinary course of business consistent with past practice; and (z) other liabilities or obligations which would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate any of the transactions contemplated by this Agreement.

          Section 4.11 Information to Be Supplied.

          (a) The Proxy Statement, at the time of the mailing thereof and at the time of the Company Shareholders Meeting (as hereinafter defined), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and all SEC regulations and with the WBCL.

          (b) Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement based on information supplied in writing by Parent expressly for use therein.

          Section 4.12 Absence of Certain Changes. Since December 31, 2000, except as (i) disclosed in (x) the Company 10-K for the year ended December 31, 2000 included in the Company SEC Documents or provided for in the financial statements (or notes thereto) included therein or (y) the Company 10-Q included in the Company SEC Documents or provided for in the financial statements (or notes thereto) included therein, or (ii) set forth on Section 4.12 of the Company Disclosure Schedule, the Company and its Subsidiaries have in all material respects conducted their business in the ordinary course consistent with past practice, and since such date there has not been any action, event, occurrence, development, change in method of doing business, or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect. Since December

31, 2000, neither the Company nor any of its Subsidiaries has:

          (a) changed (x) any accounting principles and methods from those in effect at December 31, 2000, except as required by changes in GAAP or statutory accounting practices prescribed by applicable insurance regulatory authorities,
(y) any material policies or practices relating to underwriting, establishment of reserves, investment or claims adjustment or (z) the Company's fiscal year;

          (b) made, modified or revoked any Tax election or entered into any settlement or compromise of any Tax liability that in either case is material to the business of the Company and its Subsidiaries, taken as a whole;

          (c) paid, discharged, settled or satisfied any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than (x) for claims, liabilities or obligations not in excess of $500,000 individually or $1 million in the aggregate, (y) an insurance claim arising in the ordinary course of business, and (z) ordinary course repayment of indebtedness or payment of contractual obligations when due;

          (d) incurred any capital expenditures or any obligations or liabilities in respect thereof involving expenditures or proceeds in an amount, individually or in the aggregate, in excess of $1 million;

          (e) except for acquisitions in the ordinary course of the investment activities of the Company and its Subsidiaries consistent with past practice that did not exceed $1 million, acquired (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or series of related transactions any assets of or equity interests in any Person;

          (f) incurred any indebtedness for borrowed money, obligations under capital leases or obligations to pay the deferred purchase price of property or services, or guaranteed any such indebtedness or obligation or issued or sold any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guaranteed any debt securities of others or requested any advances in respect of, or made any drawdowns on, any existing indebtedness which indebtedness incurred, obligations, advances or drawdowns exceeded $500,000 individually or $2 million in the aggregate;

          (g) made any material changes in its indemnity, underwriting, reinsurance, marketing, investment or claims adjusting, settlement, processing or payment policies and practices or the lines of business in which it engages, or types of risks it underwrites, or the geographic areas in which it conducts business;

          (h) suffered any physical damage, destruction or casualty loss, whether covered by insurance or not, affecting any of the Real Property, Company Assets, Intellectual Property or other property of the Company, which has had or would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect;

          (i) forgiven or permitted any cancellation of any material claim, debt or account receivable, or effected the release of any material right or claim, except in the ordinary course of business consistent with past practice in the settlement of claims arising under Insurance Contracts;

          (j) directly or indirectly made any payment, discharge or satisfaction of any liability or obligation before the same became due in accordance with its terms, other than in the ordinary course of business consistent with past practice, or as fully reflected or reserved against in the Company GAAP Financial Statements and the Company Statutory Financial Statements;

          (k) made any revaluation of any assets or properties or write-down or write-off of the value of any assets or properties or change in the basis of valuation thereof (including, without limitation, any receivables) in an amount in excess of $250,000 individually or $500,000 in the aggregate;

          (l) entered into any joint venture or partnership arrangement with any Person;

          (m) accelerated the collection, or sale to third parties, of any material amounts of receivables, or delayed the payment of any material amounts of payables, other than in the ordinary course of business consistent with past practice, or as fully reflected or reserved against in the Company GAAP Financial Statements and the Company Statutory Financial Statements;

          (n) entered into any Contract to do any of the foregoing;

          (o) purchased any Company Common Shares, in open market purchases, privately negotiated purchases or otherwise; or

          (p) taken any other action described in Section 6.1 of this Agreement.

          Section 4.13 Interests of Directors and Officers. Neither (i) any officer or director of the Company or any officer or director of an Affiliate of the Company (including any of its Subsidiaries) nor, to the knowledge of the Company, any member of any such Person's immediate family or any entity controlled by one or more of the foregoing, nor (ii) any Affiliate of the Company (excluding Subsidiaries): (A) is a party to any transaction with the Company or any of its Subsidiaries, including, without limitation, any Contract, commitment or understanding (other than (A) any Insurance Contract entered into in the ordinary course of business, and (B) any arrangement not subject to written agreement and terminable by the Surviving Corporation at any time involving payment of not more than $1,500 annually) (x) providing for the furnishing of services (except in such Person's capacity as an officer or director) by, (y) providing for the rental, lease or license of Real Property, Company Assets, Intellectual Property or other property from, or (z) otherwise requiring payments to (other than for services as officers or directors), or from, any such Person; (B) to the knowledge of the Company, owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, Broker or customer of the Company or any of its Subsidiaries; (C) owns, directly or indirectly, in whole or in part, any Real Property, Company Assets, Intellectual Property or other property that the Company or any of its Subsidiaries uses in the conduct of its business; or
(D) has any claim whatsoever against, or owes any amounts to, the Company or any of its Subsidiaries, except for claims in the ordinary course of business, including, without limitation, such as for accrued vacation pay or accrued benefits under Company Employee Plans.

          Section 4.14 Intellectual Property.

          (a) The Company or one of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any application therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials (collectively, the "Intellectual Property") that are used in the business of the Company and its Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect. All patents, trademarks, trade names, service marks and copyrights owned by the Company or one of its Subsidiaries are valid, except for any such items the absence of which would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) Except as would not be reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect:

          (i) neither the Company nor any of its Subsidiaries is, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses or other agreements as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, or copyrights ("Third-Party Intellectual Property Rights"); and

          (ii) no claims with respect to (A) the patents, registered and unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor owned by the Company or any of its Subsidiaries (the "Intellectual Property Rights"); (B) any trade secret material to the Company or any of its Subsidiaries; or (C) Third-Party Intellectual Property Rights, are pending or, to the knowledge of the Company, threatened by any Person.

          Section 4.15 Contracts.

          (a) Section 4.15(a) of the Company Disclosure Schedule contains a true and complete list of all of the following Contracts (excluding Insurance Contracts and Contracts which are the subject of Section 4.9) to which the Company or any of its

Subsidiaries is a party or by or to which any of them or their assets or properties are bound or subject, as each such Contract may have been amended, modified or supplemented:

          (i) material partnership or joint venture Contracts;

          (ii) Contracts limiting the freedom or ability of the Company or any of its Subsidiaries to engage in any line of business, engage in business in any geographical area or compete with any other Person;

          (iii) Contracts in any individual case involving amounts in excess of $100,000 relating to the borrowing of money, or the direct or indirect guaranty of any obligation for borrowed money, or Contracts to service the repayment of borrowed money or any other obligation or liability in respect of indebtedness for borrowed money of any other Person, including, without limitation, any Contract relating to (A) the maintenance of compensating balances, (B) any lines of credit, (C) the advance of any funds to any other Person outside the ordinary course of business, (D) the payment for property, products or services that are not conveyed, delivered or rendered to any such party or (E) any obligation to keep-well, make-whole or maintain working capital or earnings or perform similar requirements;

          (iv) lease, sublease, rental, licensing, use or similar Contracts with respect to personal property providing for annual rental, license, or use payments in any individual case in excess of $100,000 or the guaranty of any such lease, sublease, rental or other Contracts;

          (v) Contracts (A) outside the ordinary course of business for the purchase, acquisition, sale or disposition of any assets or properties or
     (B) for the grant to any Person (excluding the Company or its Subsidiaries) of any option or preferential rights to purchase any assets or properties;

          (vi) employment Contracts with any current or former officer, director or employee providing in any individual case for compensation of $50,000 or more per annum (the name, position or capacity and rate of compensation of each such Person and the expiration date of each such Contract being accurately set forth in Section 4.15(a) of the Company Disclosure Schedule);

          (vii) Contracts (other than employment Contracts and other than Employee Programs) with any current or former officer, director, any Person known by the Company to be a beneficial owner of 5% or more of the outstanding shares of Company Common Stock, employee or consultant, or, to the knowledge of the Company, with an entity in which any of the foregoing is a controlling person;

          (viii) Contracts pursuant to which in any individual case there is either a current or future obligation of the Company or any of its Subsidiaries to make payments of more than $100,000 annually (other than Contracts relating to investments in the ordinary course of business and other than leases of real property);

          (ix) Contracts under which the Company or any of its Subsidiaries agrees to indemnify any Person or to share Tax liability of any Person (other than commercial contracts entered into in the ordinary course of business consistent with past practice which include incidental indemnification obligations on the part of the Company or one of its Subsidiaries); and

          (x) any other Contract material to the business of the Company or any of its Subsidiaries (for purposes of this clause (x), a Contract shall be deemed to be material if it would be required to be filed as an exhibit to a report filed by the Company with the SEC pursuant to Item 601 of Regulation S-K promulgated by the SEC).

          (b) The Company has heretofore delivered or made available to the Parent true and complete copies of all of the Material Contracts set forth in
Section 4.15(a) of the Company Disclosure Schedule. Each of the Material Contracts is a valid and binding obligation of the Company and the Subsidiaries party thereto and, to the knowledge of the Company, is a valid and binding obligation of any other Person party thereto, and is in full force and effect enforceable against the parties thereto in accordance with its terms. Except as specified in Section 4.15(a) of the Company Disclosure Schedule, (i) none of the Company or any of its Subsidiaries is in breach or violation of, or default under, any of the Material Contracts, except for such breaches, violations and defaults as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect and (ii) no consent by the other Person party to any of such Material Contracts to the transfer of such Material Contracts from the Company to the Surviving Corporation by operation of Law as a result of the Merger is required.

          Section 4.16 Litigation. There is no action, suit, investigation, claim, arbitration or proceeding pending, or to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries or any of their respective assets or properties before any arbitrator or Governmental Entity other than (i) actions, suits, claims or proceedings arising in the ordinary course of business which, if determined adversely to the Company or such Subsidiary, would not to the Company's knowledge be reasonably expected to involve payment by the Company or such Subsidiary of an amount in excess of $50,000 (determined on an individual basis); and (ii) actions, suits, claims or proceedings arising out of, or based upon, Insurance Contracts which neither (x) would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect nor (y) assert a cause of action based upon action allegedly taken in bad faith by the Company or by any of the Company Insurance Subsidiaries or, to the knowledge of the Company, by any agent or broker acting on behalf of the Company or any of the Company Insurance Subsidiaries. There is no action, suit, investigation, arbitration or proceeding pending or, to the knowledge of the Company, threatened against any current or former officer or director of the Company or any of its Subsidiaries, or against any other person whom the Company or any of its Subsidiaries has agreed to indemnify, concerning such person's conduct as a director, officer or employee of, or other activity in connection with, the Company or any of its Subsidiaries. There is no outstanding order, writ, judgment, injunction, fine, award, determination or decree of any court, other Governmental Entity or arbitrator against the Company or any of its Subsidiaries or any of their respective assets or properties which would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          Section 4.17 Tax Matters.

          (a) The Company is the common parent of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) eligible to file consolidated Federal income Tax Returns, of which the Company and each of the Subsidiaries is a member. For all periods for which the relevant statutes of limitations have not expired, the Company has included (or, with respect to the taxable year ending on the Effective Time, will include) each of its Subsidiaries in its consolidated Federal income Tax Return as a member of the affiliated group of which the Company is the common parent.

          (b) (i) For all periods for which the relevant statutes of limitation have not expired, the Company and each of the Subsidiaries have filed (or joined in the filing of) when due all Tax Returns required by applicable law to be filed with respect to the Company or any of its Subsidiaries and all Taxes shown to be due on such Tax Returns have been paid;

          (ii) all such Tax Returns were true, correct and complete in all material respects as of the time of such filing;

          (iii) all Taxes relating to periods for which the relevant statutes of limitation have not expired owed by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) if required to have been paid, have been paid (except for Taxes which are being contested in good faith and for which adequate reserves have been provided on the Company GAAP Financial Statements);

          (iv) neither the Company nor any of its Subsidiaries has (or will have) any liability under Treasury Regulations ss.1.1502.6 (or analogous state, local or foreign provisions) by virtue of having been a member of any "affiliated group" or other group filing on a consolidated, combined or unitary basis (other than a group including only the Company and the Subsidiaries as members) for any taxable periods for which the relevant statutes of limitation have not expired ending on or before the Effective Time;

          (v) to the knowledge of the Company, there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, the Company or any of its Subsidiaries in respect of any Tax or assessment, nor is any claim for additional Tax or assessment being asserted by any Taxing Authority;

          (vi) since January 1, 1991, no claim has been threatened or made by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not currently file a Tax Return that it is or may be subject to Tax by such jurisdiction;

          (vii) there is no outstanding request for any extension of time within which to pay any Taxes or file any material Tax Returns;

          (viii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company or any of its Subsidiaries and no power of attorney granted by or with respect to the Company or any Subsidiary for Taxes is currently in force; moreover, no closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign law has been entered into by or with respect to the Company or any Subsidiary;

          (ix) no property of the Company or any of its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

          (x) neither the Company nor any of its Subsidiaries is a party to any lease made pursuant to former Section 168(f)(8) of the Internal Revenue Code of 1954;

          (xi) no excess loss account (within the meaning of Treasury Regulationsss. 1.1502-19) exists with respect to the Company or any of its Subsidiaries;

          (xii) neither the Company nor any of its Subsidiaries has filed any agreement or consent under Section 341(f) of the Code;

          (xiii) neither the Company nor any of its Subsidiaries is a party to any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlement to refunds or similar Tax matters;

          (xiv) no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Company or any of its Subsidiaries;

          (xv) neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

          (xvi) to the knowledge of the Company, the Company and each of its Subsidiaries has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other Person;

          (xvii) neither the Company nor any Subsidiary has, or will have, on or before the Effective Time, any liability for Taxes resulting from an acceleration of an "intercompany transaction" within the meaning of Treasury Regulation ss.1.1502-13(d) (or any analogous or similar provision under state, local of foreign law or any predecessor provision or regulation);

          (xviii) no Subsidiary is a passive foreign investment company within the meaning of Section 1297 of the Code; and

          (xix) no Subsidiary is a controlled foreign corporation within the meaning of Section 957 of the Code.

          Section 4.18 Officers, Directors and Key Employees. Section 4.18 of the Company Disclosure Schedule sets forth (i) the name, title and total compensation (payable by the Company or any of its Subsidiaries) of each officer and director of the Company and the Subsidiaries and of each other employee and consultant of the Company and the Subsidiaries whose total compensation (so payable and including bonuses and commissions) for the year ended December 31, 2000 equaled or exceeded $60,000 or who will receive compensation (including bonuses and commissions) for the year ending December 31, 2001 equal to or in excess of $60,000, (ii) all bonuses and other incentive compensation received by such Persons since January 1, 2000, and any accrual for such bonuses and incentive compensation, and (iii) all Contracts or commitments by the Company or any of its Subsidiaries to increase the compensation or to modify the conditions or terms of employment of any of their respective officers or directors, or other employees or consultants of the Company and the Subsidiaries whose total compensation (including bonuses and commissions) exceeds $60,000 per annum.

          Section 4.19 Employees and Employee Benefits.

          (a) Section 4.19(a) of the Company Disclosure Schedule sets forth an accurate, correct and complete list of every Employee Program existing at the date hereof or within the five-year period prior thereto, maintained, administered or contributed to by the Company or any of its Subsidiaries, or with respect to which an obligation of the Company or any of its Subsidiaries to make any contribution exists (except that employment Contracts set forth on Section 4.15(a) of the Company Disclosure Schedule need not be included on
Section 4.19(a) of the Company Disclosure Schedule). Any Employee Program listed in Section 4.15(a) or Section 4.19(a) of the Company Disclosure Schedule is referred to below as a "Company Employee Plan."

          (b) The Company has made available to Parent with respect to each Company Employee Plan accurate and complete copies of (i) all written documents comprising such Company Employee Plan (including amendments, individual agreements, service agreements, trusts and other funding agreements) or, in the absence of any such written documents, a written description of such Company Employee Plan, (ii) the three most recent annual returns in the Federal Form 5500 series (including all schedules thereto), if any, filed with respect to such Company Employee Plan, (iii) the most recent audited financial statements and actuarial reports, if any, pertaining to such Company Employee Plan, (iv) the summary plan description currently in effect and all material modifications thereto, if any, for such Company Employee Plan, (v) any employee handbook which includes a description of such Company Employee Plan,
(vi) the most recent Internal Revenue Service determination letter, if any, for such Company Employee Plan, and (vii) any other written communications to any employee or employees, or to any other individual or individuals, to the extent that the provisions of such Company Employee Plan described therein differ materially from such provisions as set forth or described in the other information or materials furnished under this subsection (b).

          (c) To the knowledge of the Company, each Company Employee Plan which is (or ever was) intended to qualify under Section 401(a) of the Code is so qualified (or, if applicable, was so qualified upon its termination). Each such Company Employee Plan has received a determination letter from the Internal Revenue Service which states that such plan is so qualified, and on which the Company and its Subsidiaries may currently rely.

          (d) Each Company Employee Plan has been maintained in all material respects in accordance with its terms and with all applicable laws, and no failure to so maintain any Company Employee Plan will result from the completion of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent event or events). Neither the Company nor any of its Subsidiaries has any unsatisfied material liability, or any unpaid material fine, penalty or Tax, with respect to any Company Employee Plan or any other Employee Program. There has been no "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code), or any breach of any duty under ERISA, any other applicable law or any agreement, with respect to any Company Employee Plan which could subject the Company or any of its Subsidiaries to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, Taxes or any other loss or expense. The Company and each of its Subsidiaries has made full and timely payment of all contributions required to be made by it to each Company Employee Plan by the terms of such plan or under the applicable law. There have been no material violations of any reporting or disclosure requirements under ERISA or the Code with respect to any Company Employee Plan, including any requirement to file an annual return.

          (e) No litigation or claim (other than routine claims for benefits), and no governmental administrative proceeding, audit or investigation, is pending or, to the knowledge of the Company, threatened with respect to any Company Employee Plan.

          (f) No Employee Program which has ever been maintained, administered or contributed to by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries has ever had any obligation to make a contribution, is or ever was (i) a "multiemployer plan", as defined in Section 3(37) of ERISA, a "multiple employer plan", as described in Section 413(c) of the Code or a "multiple employer welfare arrangement", as defined in Section 3(40) of ERISA, (ii) subject to the funding requirements of Section 302 of ERISA or Section 412 of the Code, (iii) subject to Title IV of ERISA, (iv) an unfunded plan of deferred compensation, (v) a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code, or (vi) maintained outside of the United States.

          (g) All health and medical benefit coverage, and all death benefit coverage, under each Company Employee Plan is provided solely through insurance. No Company Employee Plan provides health or medical coverage, life insurance coverage, or coverage for any other welfare benefit to any Retiree, except for continuation coverage required by Section 4980B of the Code or Sections 601 to 608 of ERISA ("Continuation Coverage"). Any Continuation Coverage provided under any Company Employee Plan is paid for solely by the individual receiving such coverage. Neither the Company nor any of its Subsidiaries has any liability, with respect to any Company Employee Plan which is funded wholly or partly through an insurance policy, in the nature of a retroactive rate adjustment, a loss sharing arrangement or any other actual or contingent liability arising from any event occurring on or before the Closing.

          (h) No employee of the Company or any of its Subsidiaries, or any other individual, shall accrue or receive additional benefits, additional credit for service, accelerated vesting or accelerated rights to payment of any benefit under any Company Employee Plan, or become entitled to any severance, termination allowance or similar payments or to the forgiveness of any indebtedness, as a result of the execution and delivery of, or the transactions contemplated by, this Agreement (either alone or upon the occurrence of any additional or subsequent event or events). Such execution and delivery, or the occurrence of such transactions, shall not result in any increase in the contributions required to be made to any Company Employee Plan. No payment made or contemplated under any Company Employee Plan, or by the Company or any of its Subsidiaries, constituted, or would constitute, either (i) an "excess parachute payment" within the meaning of Section 280G of the Code or (ii) a payment which is not deductible by reason of Section 404 of the Code.

          (i) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has received services from (i) any individual whom the Company or any of its Subsidiaries has treated as an independent contractor, but who should have been treated as a common-law employee, or (ii) any individual who is treated as a leased employee of the Company or any of its Subsidiaries under
Section 414(n) of the Code, and who must be taken into account for purposes of determining whether any Company Employee Plan meets the requirements of Section 414(n)(3) of the Code which apply to such Company Employee Plan.

          (j) Except for the adoption of (i) an amendment to the ESOP or (ii) a plan amendment which is needed to bring the plan documents into conformity with statutory or regulatory changes enacted or promulgated in recent years and as to which the period referred to in Section 401(b) of the Code will not have ended prior to December 31, 2001, neither the Company nor any of its Subsidiaries is under any obligation (express or implied) to modify any Company Employee Plan, or to establish any new Employee Program. The Company or one of its Subsidiaries has expressly reserved to itself the right to amend, modify or terminate each Company Employee Plan (and any service or funding agreement or arrangement for each Company Employee

Plan), at any time without liability or penalty to itself (other than routine expenses). No Company Employee Plan requires the Company or any of its Subsidiaries to continue to employ any employee, director or officer, or to continue to use the services of any independent contractor. No Company Employee Plan has invested in (i) insurance or annuity Contracts issued by an insurance company with an A.M. Best Company, Inc. rating of claims-paying ability below A++ or (ii) except for any Company Employee Plan which constitutes an "employee stock ownership plan", within the meaning of Section 4975(e)(7) of the Code (an "ESOP"), any employer securities or employer real property.

          (k) There has been no amendment, interpretation or announcement by the Company relating to any Company Employee Plan which would materially increase the expense of maintaining such plan above the level of expense incurred with respect to that plan for the year ended December 31, 2000.

          (l) No ERISA Affiliate has any unpaid material liability, fine, penalty or Tax with respect to any Employee Program for which the Company or any of its Subsidiaries could be liable.

          (m) Since January 1, 1998, there have been no repricings, cancellations and regrants, or substitutions of any options to purchase Company Common Shares awarded under any Company Employee Plan.

          Section 4.20 Investment Securities. Attached as Section 4.20 of the Disclosure Schedule are the reports regarding the stocks, bonds and other securities (the "Investment Securities") held in the Company's investment portfolio, each of which reports is true and complete as of the date indicated thereon. The Investment Securities were acquired by the Company and its Subsidiaries in the ordinary course of business. The acquisition and ownership by the Company and its Subsidiaries of the Investment Securities complies with all applicable insurance, trust and other Laws. The Company has good and valid title to all such Investment Securities shown as assets in the balance sheet included in the Company 10-Q (unless disposed of in the ordinary course of business after the date of such balance sheet), free and clear of all Liens except for restrictions in respect of deposits, statutory premium reserve requirements and statutory pledges with state regulatory authorities disclosed in the Company SEC Documents. None of the Company's Investment Securities are in default in the payment of principal or interest or dividends or are materially impaired. The NAIC Annual Convention Statements of the Company Insurance Subsidiaries contain a complete description of all securities of the Company Insurance Subsidiaries on deposit with each state insurance department as of December 31, 2000.

          Section 4.21 Compliance with Laws. The Company and its Subsidiaries have all material licenses, permits and qualifications necessary to conduct their businesses and own their properties in each jurisdiction in which the Company or its Subsidiaries currently do business or own property, or in which such license, permit or qualification is otherwise required. The Company and its Subsidiaries have complied in all material respects with all Laws applicable to their businesses. The present use by the Company and its Subsidiaries of their respective properties, and the business conducted by the Company and its Subsidiaries, does not violate any such Laws, in each case except for such violations as would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of violation of any Law or is in default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity which would affect any of their respective assets, properties or operations, except for such violations or defaults as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of any investigation or review being undertaken by, or notice of any intention to conduct an investigation or review from, any Governmental Entity with respect to the Company or its Subsidiaries or any of their officers or employees (in their capacities as such), and, to the knowledge of the Company, no such investigation or review is threatened. To the knowledge of the Company, since January 1, 1996, the Company and its Subsidiaries have timely filed all insurance related reports and returns required by Law and all such returns and reports are true and correct in all material respects, and there are no material deficiencies with respect to such filings or submissions.
Section 4.21 of the Company Disclosure Schedule indicates the most recent date of the last completed insurance regulatory examination and audit, regular or special, as the case may be, as to the Company and each of the Company Insurance Subsidiaries for the jurisdictions listed therein, and a copy of the most recent report of such examination has heretofore been delivered to Parent. There is no agreement or understanding between the Company or any of the Company Insurance Subsidiaries, on the one hand, and any regulatory authority, on the other hand, concerning the payment of dividends by the Company or such Company Insurance Subsidiary or the maintenance of any NAIC Insurance Regulatory Information System Ratio. To the knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any director, officer, employee or agent of any of them, on behalf of the Company or any of its Subsidiaries, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic governmental official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

          Section 4.22 Insurance Matters.

          (a) Policy Forms; Rates; Other filings. Each form of insurance policy, policy endorsement or amendment, reinsurance Contract, application form and sales material issued by the Company Insurance Subsidiaries in any jurisdiction since December 31, 1999, was, as of its respective date of issuance, in compliance in all material respects with all applicable Laws and, to the extent required under applicable Law, has been approved (or has been submitted for approval, which is pending, or has been filed and not objected to within the period provided for objection), where required by the appropriate insurance regulatory authorities of such jurisdiction. Any premium rates with respect to insurance or reinsurance policies or Contracts currently issued by the Company and the Company Insurance Subsidiaries which are required to be filed with or approved by any Governmental Entity have been so filed or approved in accordance with applicable Law, and such premiums charged thereon conform thereto, except where the failure to file, obtain such approval or conform would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. Since December 31, 1999, the Company and the Company Insurance Subsidiaries have made all filings with statistical agents and rating organizations required by applicable regulatory authorities, except where the failure to make such filings would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

          (b) Underwriting Management and Administration Agreements. All underwriting management and/or administration agreements entered into by the Company and any of the Company Insurance Subsidiaries as now in force are set forth in Section 4.22(b) of the Company Disclosure Schedule and, to the extent required under applicable Law, are in a form acceptable to applicable regulatory authorities (or have been submitted for approval which is pending, or have been filed and not objected to by such authorities within the period provided for objection), except where the failure to obtain such approval or make such filing would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c) Reinsurance and Retrocession.

          (i) Section 4.22(c) of the Company Disclosure Schedule contains a true and complete list of all Contracts, treaties or arrangements entered into after December 31, 1990 (including any terminated or expired treaty or agreement under which there remains any outstanding liability with respect to paid or unpaid case reserves in an individual amount in excess of $200,000 regarding ceding or assumption of reinsurance, coinsurance, excess insurance, or retrocessions ("Reinsurance Contracts")) to which any of the Company Insurance Subsidiaries is a party or by or to which any of them are bound or subject, as each such Reinsurance Contract may have been amended, modified or supplemented. To the knowledge of the Company, each of the foregoing Reinsurance Contracts is a valid and binding obligation of the parties thereto, is in full force and effect and is enforceable in accordance with its terms. None of the Company Insurance Subsidiaries nor, to the knowledge of the Company, any other party thereto is in default in any material respect with respect to any such Reinsurance Contract. There are no material disputes as to reinsurance or retrocessional coverage pending or, to the knowledge of the Company, threatened with respect to any such Reinsurance Contract. No such Reinsurance Contract contains any provision providing that any such other party thereto may terminate, cancel or commute the same by reason of the transactions contemplated by this Agreement.

          (ii) Except as reflected on Schedule F of the Company Statutory Financial Statements, each of the Company Insurance Subsidiaries is entitled under applicable Law to take full credit in its Company Statutory Financial Statements for all amounts recoverable by it pursuant to any Reinsurance Contract, and all such amounts recoverable have been properly recorded in the books and records of account of the Company Insurance Subsidiaries and are properly reflected in the Company Statutory Financial Statements. To the knowledge of the Company, all such amounts recoverable by the Company or any of the Company Insurance Subsidiaries are fully collectible in due course. Neither the Company nor any of its Subsidiaries has received notice that any other party to any Reinsurance Contracts intends not to perform under any such Reinsurance Contracts, and, to the knowledge of the Company, the financial condition of any other party to any Reinsurance Contract pursuant to which the Company and its Subsidiaries have ceded any premiums is not impaired to the extent that a default thereunder is reasonably anticipated.

          Section 4.23 Directors' and Officers' Insurance Policies. The Company does not have in effect any directors' and officers' insurance policies.

          Section 4.24 Environmental Matters.

          (a) To the knowledge of the Company, no written notice, notification, demand, request for information, citation, summons, complaint or order has been received or made by, and no investigation, action, claim, suit, proceeding or review is pending or threatened by any Person against, the Company or any of its Subsidiaries, with respect to any applicable Environmental Law (as hereinafter defined). Except as would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries are and have been in compliance with all applicable Environmental Laws, and (ii) there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, direct or indirect, determined, determinable or otherwise, arising under or relating to any Environmental Law (including, without limitation, liabilities or obligations relating to divested properties or businesses or predecessor entities).

          (b) For purposes of this Agreement, the term "Environmental Laws" means any international, national, provincial, regional, Federal, state, local, municipal and foreign Laws, judicial decisions, decrees, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits or governmental agreements or other requirements relating to human health and safety, to the environment, including, without limitation, natural resources, or to pollutants, contaminants, wastes, or chemicals, petroleum products, by-products or additives, asbestos, asbestos-containing material, polychlorinated biphenyl's, radioactive material, hazardous substances or wastes, or any other substance (including any product) regulated as harmful or potentially harmful to human health or the environment.

          Section 4.25 Title to Property; Leases. The Company and its Subsidiaries have good, marketable and valid title to, or a valid leasehold interest in, or valid right under Contract to use, all of the real and tangible personal property purported to be owned by the Company or any of its Subsidiaries or used in or reasonably necessary for the conduct of their respective businesses, free and clear of all Liens (collectively, the "Company Assets"). The tangible Company Assets, taken as a whole, have been maintained in a reasonably prudent manner, are in good operating condition and repair (ordinary wear and tear excepted), and no maintenance with respect thereto has been deferred or delayed in a manner that is reasonably likely to have a Company Material Adverse Effect.

          Section 4.26 Real Property. Section 4.26 of the Company Disclosure Schedule contains a description that is complete and accurate in all material respects of all real property and interests in real property owned by the Company or any of its Subsidiaries and all leases of real property to which the Company or any Subsidiary is a party or by which any of them holds a leasehold interest that in any individual case involves the payment, pursuant to the terms of such lease, by or to the Company or any of its Subsidiaries, of more than $50,000 annually (collectively, "Real Property"). There are no persons other than the Company and its Subsidiaries in possession of any of the Real Property or any portion thereof and there are no Contracts granting to any person or persons other than the Company and its Subsidiaries the right of use or occupancy of any portion of the Real Property. Neither the Company nor any of its Subsidiaries is obligated under or bound by any option, right of first refusal, purchase Contract, or other instrument to sell or otherwise dispose of any Real Property or any other interest in any Real Property.

          Section 4.27 Absence of Bank, Savings and Loan or Investment Company Status. Neither the Company nor any of its Subsidiaries (i) is an "insured bank" or is eligible for Federal deposit insurance within the meaning of the Federal Deposit Insurance Act, as amended; (ii) is a "savings association" for purposes of the Regulations for Savings and Loan Holding Companies, 12 CFR ss.ss. 583-584 and the Regulations for the Acquisition of Control of Savings Associations, 12 CFR ss. 574; (iii) accepts deposits within the meaning of 12 U.S.C. ss. 378;
(iv) is a "bank" or a "bank holding company"; (v) owns or "controls" 5 percent or more of the voting securities of a "bank" or "bank holding company," as such terms are defined in the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder; (vi) is regulated as a bank under the Laws of its jurisdiction of incorporation; (vii) is a "savings and loan holding company"; (viii) "controls" any "savings association," as such terms are defined in 12 CFR ss.ss. 574 and 583; (ix) has acquired by purchase or otherwise, or retains, more than 5 percent of the voting stock or shares of a "savings association" or "savings and loan holding company," as such terms are defined in 12 CFR ss. 583; (x) is regulated as a savings and loan institution under the Laws of its jurisdiction of incorporation; or (xi) is, "controls," or is "controlled by" or acting on behalf of any Person that is, an "investment company" or "investment adviser" as such terms are defined in the Investment Company Act of 1940, as amended.

          Section 4.28 Insurance Ratings. To the Company's knowledge, there is no reason to believe that (i) any rating from A.M. Best Company, Inc. held by the Company or any of its Subsidiaries or (ii) any financial strength rating by Standard & Poor's Ratings Group held by the Company or any of its Subsidiaries is or may be likely to be modified downward, qualified (other than in a positive way), lowered or placed under surveillance for a possible downgrade for any reason.

          Section 4.29 Operation of OMV Business. All licenses, permits and qualifications issued by Governmental Entities with regard to the operation of the OMV

Business are set forth on Section 4.29 of the Company Disclosure Schedule. To the knowledge of the Company, Capitol Indemnity Corporation has all licenses, permits and qualifications necessary to conduct the OMV Business. Capital Indemnity Corporation has not had any license or qualification to conduct the OMV Business revoked or suspended or been involved in a proceeding to revoke or suspend any such license or qualification. Neither the Company nor any of its Subsidiaries has received notice of any investigation or review being undertaken by, or notice of any intention to conduct an investigation or review from, any Governmental Entity with respect to possible revocation or suspension of any license or qualification to conduct the OMV Business, and, to the knowledge of the Company, no such investigation or review is threatened. Since January 1, 1999, Capitol Indemnity Corporation has not received notice of violation of any Law applicable to the operation of the OMV Business. Neither the Company nor any of its Subsidiaries has received notice of any investigation or review being undertaken by, or notice of any intention to conduct an investigation or review from, any Governmental Entity with respect to the operation of the OMV Business and, to the knowledge of the Company, no such investigation or review is threatened.

          Section 4.30 Aggregate Materiality. There are no events, situations, obligations or liabilities of the types described in this Article IV and excepted therefrom solely because individually they would not reasonably be likely to have a Company Material Adverse Effect which, in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

          Section 4.31 Finders' Fees; Opinion of Financial Adviser.

          (a) Except for Lazard Freres & Co. LLC, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from the Company, the Surviving Corporation or any of their respective Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date hereof, the Company has provided to Parent true and correct information regarding fees payable to, and a copy of its written agreement with, Lazard Freres & Co. LLC.

          (b) The Company has received the opinion dated the date hereof of Lazard Freres & Co. LLC addressed to the Board of Directors of the Company to the effect that, as of such date and subject to the exceptions stated therein, the Merger Consideration is fair from a financial point of view to the holders of Company Common Shares (other than Parent and its Affiliates), a copy of which opinion has been delivered to Parent.

          Section 4.32 Required Vote; Board Approval.

          (a) Assuming the accuracy of the representation and warranty made by Parent pursuant to Section 5.8 of this Agreement and compliance with the covenant made by Parent pursuant to Section 7.6 of this Agreement, the only vote of the holders of any class or series of capital stock of the Company required by Law to approve this Agreement, the Merger and/or any of the other transactions contemplated hereby is the affirmative vote of the holders of two-thirds of the outstanding Company Common Shares to adopt and approve this Agreement and the Merger (the "Company Shareholder Approval").

          (b) The Company's Board of Directors has (i) determined that this Agreement and the transactions contemplated hereby are in the best interests of the Company and its shareholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) resolved to recommend to such shareholders that they vote in favor of adopting and approving this Agreement and the Merger in accordance with the terms hereof.

          Section 4.33 State Takeover Statutes; No Rights Plan. The "business combination," "moratorium," "interested shareholder," "affiliated transaction," "control share" or other anti-takeover provisions of the WBCL and any regulations enacted thereunder consist solely of those set forth in Sections 180.1130, 180.1131, 180.1132, 180.1133, 180.1134, 180.1140, 180.1141, 180.1142,
1180.1143, 180.1144 and 180.1150 of the WBCL. To the knowledge of the Company, no other "business combination", "moratorium," "control share," "fair price," "interested shareholder," "affiliated transaction," or other anti-takeover laws or regulations enacted under state or federal laws in the United States apply to this Agreement or any of the transactions contemplated hereby. Prior to the time that this Agreement was executed, the Board of Directors of the Company has taken all action required to be taken by it with regard to this Agreement and the transactions contemplated hereby in order to exempt this Agreement and the transactions contemplated hereby from the "business combination" provision set forth in Section 180.1141 of the WBCL, and accordingly, assuming the accuracy of the representation and warranty made by Parent pursuant to Section 5.8 of this Agreement and compliance with the covenant made by Parent pursuant to Section
7.6 of this Agreement, and further assuming that subsequent to the date hereof and prior to the date of the Company Shareholders Meeting, no Person acquires shares of Company Common Stock representing in excess of 20% of the voting power in the election of directors of the Company, (i) the restrictions contained in
Section 180.1141(1) of the WBCL do not and will not apply to the consummation of the Merger, (ii) the supermajority vote requirement set forth in Section
180.1131 of the WBCL does not and will not apply to the consummation of the Merger and (iii) the provisions of Section 180.1150 of the WBCL will not have the effect of reducing the voting power of any shares of Company Common Stock with regard to the vote by holders of the outstanding Company Common Shares to adopt and approve this Agreement and the Merger. The Company does not have a "shareholder rights plan" or other arrangement of similar effect.

                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERSUB

          Except as disclosed in the Parent Disclosure Schedule attached hereto, which Parent Disclosure Schedule identifies the Section (or if applicable, subsection) to which such exception relates, Parent and MergerSub jointly and severally represent and warrant to the Company that:

          Section 5.1 Corporate Existence and Power. Each of Parent and MergerSub is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all corporate powers required to carry on its business as now conducted. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has heretofore delivered to the Company true and complete copies of each of the restated certificate of incorporation and bylaws of Parent and the certificate of incorporation and bylaws of MergerSub, all as currently in effect.

          Section 5.2 Corporate Authorization. Each of Parent and MergerSub has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and MergerSub and the consummation by each of them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of either of them, and no other corporate proceedings on the part of Parent or MergerSub are necessary to authorize the execution, delivery and performance of this Agreement by Parent and MergerSub and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and MergerSub and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes a legal, valid and binding obligation of each of Parent and MergerSub, enforceable against it in accordance with its terms.

          Section 5.3 Governmental Authorization. The execution, delivery and performance by Parent and MergerSub of this Agreement, and the consummation by Parent and MergerSub of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than (i) the filing of the Articles of Merger in accordance with the WBCL; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with any applicable requirements of the Exchange Act; and (iv) the filing of the applications and notices with applicable Commissioners of Insurance and the approval of such applications or the grant of required licenses by such authorities or the expiration of any applicable waiting periods thereunder, in each case as listed on Exhibit C hereto (collectively, the "Parent Government Approvals"); provided, however, that no representation is made with respect to any of the foregoing that Parent, MergerSub or the Company may be required to obtain because of the specific legal or regulatory status of the Company or any other facts that specifically relate to Company or any business engaged in by the Company or any of its Subsidiaries.

          Section 5.4 Non-Contravention. The execution, delivery and performance by each of Parent and MergerSub of this Agreement and the consummation by Parent and MergerSub of the transactions contemplated hereby do not and will not (i) contravene or conflict with the restated certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of MergerSub, (ii) subject to receipt of the Parent Government Approvals, contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order or decree binding upon or applicable to Parent or any of its Subsidiaries, (iii) constitute a breach or default (an event which, with notice or lapse of time, or both, would constitute a breach or default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or any of its Subsidiaries or to a loss of any benefit or status to which Parent or any of its Subsidiaries is entitled under any provision of any Contract binding upon Parent or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Parent or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries other than, in the case of each of clauses (ii), (iii) and (iv), any such items that would not, individually or in the aggregate, (x) be reasonably likely to have a Parent Material Adverse Effect or (y) prevent or materially impair the ability of Parent or MergerSub to consummate the transactions contemplated by this Agreement.

          Section 5.5 Information to Be Supplied. The information to be supplied in writing by Parent expressly for inclusion or incorporation by reference in the Proxy Statement will, at the time of the mailing thereof and at the time of the Company Shareholders Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Section 5.6 Finders' Fees. Except for Merrill Lynch & Co., whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

          Section 5.7 Financing. Parent has and at the Effective Time will have sufficient funds (i) to enable it to perform its obligations under this Agreement and any other agreements contemplated hereby, and (ii) to pay all of the related fees and expenses of Parent and MergerSub in connection with the foregoing.

          Section 5.8 Ownership of Company Common Shares. Other than as a result of the execution and delivery of this Agreement and the Voting Agreements entered into by and between Parent and certain shareholders of the Company dated the date hereof pursuant to which such shareholders have agreed to vote their Company Common Shares in favor of adopting and approving this Agreement and the Merger, as of the date hereof, neither Parent, MergerSub, nor, to Parent's knowledge, any Affiliate of Parent is a "significant shareholder" of the Company as that term is defined in the WBCL.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

          The Company agrees that:

          Section 6.1 The Company Interim Operations. Except as set forth in Exhibit D hereto or as otherwise expressly contemplated hereby, without the prior written consent of Parent, from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business only in the ordinary course consistent with past practice and use its commercially reasonable best efforts to (i) preserve intact its present business organization, (ii) maintain in effect all licenses, approvals and authorizations, including, without limitation, all licenses and permits that are required by applicable Laws and Environmental Laws for the Company or any of its Subsidiaries to carry on its business, and (iii) preserve the existing relationships and goodwill with its key employees, its key agents, and its material customers. Without limiting the generality of the foregoing, except as set forth in Exhibit D hereto or as otherwise expressly contemplated hereby, from the date hereof until the Effective Time, without the prior written consent of Parent, the Company shall not, nor shall it permit any of its Subsidiaries to:

          (a) amend its articles of incorporation or bylaws (or other comparable organizational documents);

          (b) take any action with the intention or purpose of preventing or impairing the ability of the Company to consummate the transactions contemplated by this Agreement, including actions that would be reasonably likely to (x) result in a failure of a condition to the obligations of Parent and MergerSub to consummate the Merger or (y) prevent or impair the ability of the Company, Parent or any of their Subsidiaries to obtain any consent, registration, approval, permit or authorization required to be obtained from any Governmental Entity prior to the Effective Time in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

          (c) split, combine or reclassify any shares of capital stock of the Company or any Subsidiary of the Company or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of any of its Subsidiaries, except for (i) regular quarterly cash dividends paid by the Company (having customary record and payment dates, not in excess of $0.08 per Company Common Share) and (ii) intercompany dividends paid by Subsidiaries of the Company to the Company in the ordinary course of business consistent with past practice and subject to the regulatory restrictions established by the Commissioner of Insurance for the State of Wisconsin;

          (d) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its or any of its Subsidiaries' capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or any such convertible securities, other than the issuance of Company Common Shares upon the exercise of stock options or pursuant to the express requirements of a Company Employee Plan in accordance with its present terms; (ii) except for the amendments of the agreements evidencing grants of Company Options contemplated by Section 3.3(b) hereof, amend in any respect any term of any outstanding security of the Company or any of its Subsidiaries or (iii) consent, including consent by the applicable committee, to any transfer of a Company Option;

          (e) manage its Investment Securities other than in the ordinary course consistent with past practice;

          (f) sell, lease, encumber or otherwise dispose of any assets, other than (i) in the ordinary course of business consistent with past practice and
(ii) equipment and property no longer used in the operation of the Company's business;

          (g) (i) amend, modify, terminate or enter into any Material Contract of the Company or any of its Subsidiaries or (ii) otherwise waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries thereunder, except, in the case of clause (ii), in the ordinary course of business consistent with past practice in the settlement of claims arising under Insurance Contracts;

          (h) (i) except as required by Law, increase the amount of compensation of any director or officer or make any increase in or commitment to increase any employee benefits, (ii) except as required by Law, adopt any severance program or grant any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries, (iii) adopt or implement any employee retention program or other incentive arrangement not in existence on the date hereof, (iv) adopt any Employee Program that, had it been in effect on the date of this Agreement, would have been required to be set forth on Section 4.15(a) or Section 4.19(a) of the Company Disclosure Schedule, (v) grant any awards under any Company Employee Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), (vi) except as may be expressly required by the present terms of an existing Company Employee Plan or an existing award granted pursuant thereto, or as required by Law, make or agree to make any contribution to, or payment in respect of, any such plan or award, or (vii) except as required by Law, amend in any respect any Company Employee Plan or any award granted pursuant thereto; provided that nothing in this Section 6.1(h) shall prohibit the Company from amending the agreements evidencing grants of Company Options in the manner contemplated by Section 3.3(b) hereof or from amending each Company Employee Plan which prior to the Effective Time constitutes an

ESOP in such manner as Parent shall reasonably request pursuant to Section 6.5 hereof; or

          (i) agree or otherwise commit to do any of the foregoing.

          Parent and MergerSub acknowledge and agree that any action described in clauses (a) through (i) above which is taken by the Company or one of its Subsidiaries after receipt of the prior written consent of Parent shall not be deemed to constitute a violation or breach of any representation or warranty set forth herein.

          Section 6.2 Company Shareholders Meeting. The Company shall cause a meeting of its shareholders (the "Company Shareholders Meeting") to be duly called and held for the purpose of obtaining the Company Shareholder Approval as promptly as practicable after the date hereof (taking into account the requirements of all applicable Laws). Except as expressly provided in this
Section 6.2, (i) the Company's Board of Directors shall submit this Agreement to the shareholders of the Company and shall recommend to its shareholders the approval and adoption of this Agreement and the Merger (the "Company Recommendation"), and (ii) the Company shall use its reasonable best efforts to solicit the Company Shareholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations under this Section 6.2 to duly call and hold the Company Shareholders Meeting shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or the withholding, withdrawal or modification by the Board of Directors of the Company Recommendation. The Board of Directors of the Company shall be permitted to (x) withhold the Company Recommendation or (y) withdraw or modify in a manner adverse to Parent the Company Recommendation, in each case only if the Board of Directors of the Company determines in its good faith judgment (after consulting with its outside legal counsel) that such action is necessary for the Board of Directors to comply with its fiduciary duties under applicable Law.

          Section 6.3 Acquisition Proposals; Board Recommendation.

          (a) The Company shall, and shall cause its Subsidiaries, and its and their officers, directors, employees, financial advisers, attorneys, accountants and other advisers, representatives and agents (collectively, "Representatives") to cease and cause to be terminated immediately any discussions or negotiations with any parties that may be ongoing with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal. The Company agrees that it shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its Representatives, directly or indirectly, to (i) solicit, initiate, facilitate or encourage (including by way of furnishing information) the submission, making or announcement of any Acquisition Proposal,
(ii) initiate or engage in any discussions or negotiations regarding, or furnish or disclose to any Person any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the submission, making or announcement of any proposal that constitutes, or may be reasonably expected to lead to, any Acquisition Proposal, (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of the Company's equity securities or (iv) enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated hereby; provided, however, that at any time before the Company Shareholder Approval is obtained, solely in response to an unsolicited bona fide written Acquisition Proposal that did not result from the breach of this Section
6.3 and following delivery to Parent of notice of such Acquisition Proposal in compliance with its obligations under Section 6.3(c) hereof, the Company may (i) furnish information to the party making the Acquisition Proposal, (ii) in response to an unsolicited bona fide written Acquisition Proposal, initiate and/or engage in discussions or negotiations regarding the Acquisition Proposal and/or (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of the Company's equity securities to the third party making the Acquisition Proposal, but only if (x) the Board of Directors of the Company reasonably determines in its good faith judgment (A) after consulting with its outside legal counsel, that such action is necessary for the Board of Directors to comply with its fiduciary duties under applicable Law and (B) after consultation with a financial adviser of nationally recognized reputation, that such Acquisition Proposal constitutes, or is reasonably likely to result in, a Superior Proposal, and (y) prior to furnishing any information to such Person, such Person shall have entered into a confidentiality agreement with the Company on terms no less favorable to the Company than the Confidentiality Agreement between the Company and Parent dated as of April 9, 2001 (the "Confidentiality Agreement").

          (b) Unless the Company's Board of Directors has previously withheld, withdrawn, or is concurrently therewith withdrawing, the Company Recommendation, neither the Company's Board of Directors nor any committee thereof shall recommend any Acquisition Proposal to the Company's shareholders. Notwithstanding the foregoing, nothing contained in this Section 6.3(b) or elsewhere in this Agreement shall prevent the Company's Board of Directors from complying with Rule 14e-2 under the Exchange Act with respect to any Acquisition Proposal or making any disclosure required by applicable Law.

          (c) Within one day following the date of receipt by the Company or any of its Subsidiaries (or any of their respective directors, officers, agents or advisers) of any Acquisition Proposal, any inquiry or contacts concerning, or any request for information or for access to the properties, books or records of the Company or any of its Subsidiaries or any request for a waiver or release under any standstill or similar agreement, by any Person that has made an Acquisition Proposal or indicates that it is considering making an Acquisition Proposal, the Company shall (i) notify Parent that a Person has made or may be considering making an Acquisition Proposal, (ii) notify Parent of the identity of such Person and of the terms and conditions of such Acquisition Proposal, inquiry, contact, or request, and (iii) provide copies of any written materials received by the Company in respect of the foregoing. The Company agrees that it shall keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such Acquisition Proposal, inquiry, contact or request, and keep Parent reasonably informed as to the material details of any information requested of or provided by the Company and as to the material details of all discussions or negotiations with respect to any such request, Acquisition Proposal or inquiry. The Company agrees that it shall simultaneously provide to Parent any non-public information concerning the Company provided to any other Person or group in connection with any Acquisition Proposal which was not previously provided to Parent.

          (d) Upon notice and in accordance with the terms of Section 9.1 hereof, the Company may terminate this Agreement at any time before the Company Shareholder Approval is obtained if (i) the Company's Board of Directors shall have authorized the Company, subject to the terms and conditions of this Agreement, to enter into a binding agreement concerning a transaction that constitutes a Superior Proposal, (ii) the Company notifies Parent that it intends to enter into such agreement, specifying the material terms and conditions of such agreement and provides Parent with four Business Days (during which period of four Business Days the Company shall refrain from entering into such Agreement) to propose and agree to enter into a modification of this Agreement, (iii) the Company's Board of Directors has duly considered any proposals that Parent may make during the four Business Day period described in
(ii) above and the Company has fully cooperated with Parent during such four Business Day period (including, without limitation, by complying with Section 6.3(c) of this Agreement) and the Company, after consideration of any proposals made by Parent, determines in good faith that the Acquisition Proposal remains a Superior Proposal, (iv) Parent has received the Termination Fee (as hereinafter defined) contemplated by Section 9.3(b), and (v) the Company intends, in good faith, to enter into a definitive agreement to effect the Superior Proposal immediately following such termination.

          Section 6.4 Certain Litigation. The Company agrees that it shall not settle any litigation commenced after the date hereof against the Company or any of its directors by any shareholder of the Company relating to the Merger or this Agreement without the prior written consent of Parent. In addition, the Company shall not cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Merger and shall cooperate with Parent and MergerSub to resist any such effort to restrain or prohibit or otherwise oppose the Merger.

          Section 6.5 Certain Tax and Company Employee Plan Matters. The Company shall, or shall cause its Subsidiaries to, prepare and file all Tax Returns of or including the Company and/or its Subsidiaries that are required to be filed (with extensions) on or before the Effective Time and shall pay all Taxes due with respect to such Tax Returns. All such Tax Returns will be made and filed by the Company and its Subsidiaries in a manner consistent with the prior practice of the Company and its Subsidiaries. The Company, prior to but effective as of the Effective Time, shall adopt such amendments to each Company Employee Plan which prior to the Effective Time constitutes an ESOP, in such manner as Parent shall reasonably request to convert such ESOP into a plan which is qualified under Section 401(a) of the Code but which is no longer an ESOP.

          Section 6.6 Control of Operations. Nothing contained in this Agreement shall give Parent or MergerSub, directly or indirectly, the right to control or direct the operations of the Company or any of the Subsidiaries of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision over its operations and the operations of the Subsidiaries of the Company.

                                  ARTICLE VII
                                 OTHER COVENANTS

          Section 7.1 Indemnification, Exculpation and Insurance.

          (a) Parent agrees to cause the Surviving Corporation to maintain in effect in accordance with their terms all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries (collectively, the "Indemnified Parties") as provided in either (x) their respective articles of incorporation or bylaws (or comparable organizational documents) set forth in Section 4.1 of the Company Disclosure Schedule or Section 7.1 of the Company Disclosure Schedule and/or (y) the indemnification agreements in effect as of the date hereof set forth in Section 7.1 of the Company Disclosure Schedule, copies of which have been delivered to Parent. In the event that, prior to the Effective Time, the Company presents to Parent a proposal for the purchase of a policy for directors' and officers' insurance covering actions of directors and officers prior to the Effective Time, Parent agrees to consider approval of such proposal, provided that (i) the aggregate cost to be incurred by the Company in connection with the purchase of such policy does not exceed $100,000 and (ii) neither Parent nor the Surviving Corporation shall have any obligation to procure any such policy subsequent to the Effective Time. To the extent that Parent approves in writing a proposal for the purchase of directors' and officers' insurance as contemplated by the preceding sentence of this Section 7.1(a), the existence of such policy at the Effective Time shall not be deemed to constitute a violation or breach of any representation or warranty set forth herein.

          (b) This Section 7.1 shall survive the consummation of the Merger and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

          (c) The provisions of this Section 7.1 are intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and his or her heirs and legal representatives.

          Section 7.2 Reasonable Best Efforts. Subject to the terms and conditions hereof, each party agrees that it will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement as promptly as practicable after the date hereof, including, without limitation, (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions and filings and obtaining as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any

Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement, (ii) taking all reasonable steps as may be necessary to obtain all such consents, waivers, licenses, orders, registrations, permits and authorizations (including, without limitation, making an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and supplying as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and taking all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable), and (iii) defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed. Nothing in this Section 7.2 shall require or be construed to require Parent or any of its Subsidiaries to sell, license, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, license, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of the Company, Parent or their respective Subsidiaries or the conduct of their business in a specified manner, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason.

          Section 7.3 Certain Filings; Cooperation in Receipt of Consents.

          (a) As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC a preliminary Proxy Statement. The Company shall give Parent a reasonable opportunity to review and comment on the Proxy Statement, and any revision, amendment or supplement thereto, prior to filing or transmission of such material to the SEC, and shall not so file or transmit any such material to which Parent reasonably objects. The Company shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the shareholders of the Company as promptly as practicable (taking into account the requirements of all applicable
Laws) and, if necessary, after the Proxy Statement shall have been so mailed, to promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for revision or amendment of the Proxy Statement or comments thereon or requests by the SEC for additional information, and shall provide Parent with an opportunity to review and comment on any responses to such comments or requests prior to filing with, or transmission of such material to, the SEC, and shall not so file or transmit any such material to which Parent reasonably objects. If at any time prior to the Effective Time any information relating to either party, or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify Parent or the Company, as the case may be, and the Company shall promptly file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by Law, disseminate such amendment or supplement to Shareholders of the Company. The Company shall not mail to its shareholders any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

          (b) The Company and Parent shall cooperate with one another in (i) determining whether any other action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the transactions contemplated hereby and
(ii) seeking any such other actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking promptly to obtain any such actions, consents, approvals or waivers. Each party shall permit the other party to review, in advance of any filing or submission, and comment on any communication proposed to be filed or submitted by it with, and shall consult with each other in advance of any hearing, meeting or conference with, any Governmental Entity, A.M. Best, Standard & Poor's, Moody's or other rating agency, or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such hearings, meetings and conferences, in each case in connection with the transactions contemplated hereby.

          Section 7.4 Public Announcements. The parties shall consult with each other before issuing, and provide each other a reasonable opportunity to review and comment upon, any press release or public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable Law or any listing agreement with any national securities exchange or the Nasdaq, will not issue any such press release or make any such public statement prior to such consultation.

          Section 7.5 Access to Information; Notification of Certain Matters.

          (a) From the date hereof until the Effective Time, the Company shall, and shall cause its Subsidiaries to, (i) give to Parent, its counsel, financial advisers, auditors and other authorized representatives full access at all reasonable times upon reasonable advance notice to their respective offices, properties, books and records, Contracts, accountants, actuaries, management and consultants, (ii) promptly furnish or make available to Parent, its counsel, financial advisers, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisers, auditors and other authorized representatives to cooperate with the reasonable requests of Parent in its investigation. Any investigation pursuant to this Section 7.5(a) shall be conducted in such manner so as not to interfere unreasonably with the conduct of the business of the Company. All such information shall be governed by the terms of the Confidentiality Agreement. No information or knowledge obtained in any review or investigation made by Parent to the date hereof or pursuant to this Section 7.5(a) shall affect or be deemed to modify any representation or warranty made by the Company hereunder.

          (b) Each party hereto shall give notice to each other party hereto, as promptly as practicable after the event giving rise to the requirement of such notice, of:

          (i) any communication received by such party from, or given by such party to, any Governmental Entity in connection with any of the transactions contemplated hereby;

          (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (iii) the existence of any event, circumstances or fact which would be reasonably likely to (x) cause any representation or warranty contained in this Agreement to be inaccurate or untrue in any material respect, (y) cause any condition to Closing contained in this Agreement to be incapable of being satisfied, or (z) result in a Material Adverse Effect on such party;

          (iv) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by such party pursuant to this Agreement; and

          (v) any actions, suits, claims, investigations or proceedings commenced or, to its best knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed on Section 4.16 of the Company Disclosure Schedule, or that relate to the consummation of the transactions contemplated by this Agreement;

provided, however, that the delivery of any notice pursuant to this Section 7.5(b) shall not modify the representations, warranties, Disclosure Schedules, covenants, agreements or conditions set forth herein or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 7.6 Certain Matters. Parent agrees that, without the prior written consent of the Company, from the date hereof until the Effective Time,
(i) Parent will not purchase any shares of Company Common Stock and (ii) Parent will not otherwise become the "beneficial owner" (within the meaning of Section
180.1130 of the WBCL) of any shares of Company Common Stock.

          Section 7.7 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

          Section 8.1 Conditions to the Obligations of Each Party. The obligations of each party to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) the Company Shareholder Approval shall have been obtained;

          (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been earlier terminated; and

          (c) no Governmental Entity of competent authority or jurisdiction shall have issued any order, injunction or decree, or taken any other action, that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger, and there shall be no pending or threatened suit, action or proceeding by any such Governmental Entity that seeks to restrain, enjoin or otherwise prohibit consummation of the Merger.

          Section 8.2 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) (i) each of Parent and MergerSub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Parent contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall have been true and correct, and those that are not so qualified shall have been true and correct in all material respects, in each case, when made and at and as of the Effective Time as if made at and as of the Effective Time (except (x) to the extent any such representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct, or true and correct in all material respects, as the case may be, as of such date and (y) for such inaccuracies that would not be reasonably likely to prevent or materially impair the ability of Parent or MergerSub to consummate the Merger), and (iii) the Company shall have received a certificate, dated the date of the Closing, signed by the Chief Executive Officer or Chief Financial Officer of Parent on behalf of Parent to the foregoing effect; and

          (b) the parties shall have obtained or made all consent, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings contemplated by Section 4.3 and Section 5.3 which if not obtained or made (i) would render consummation of the Merger illegal or (ii) would be reasonably likely to prevent or materially impair the consummation of the Merger.

          Section 8.3 Conditions to the Obligations of Parent and MergerSub. The obligations of Parent and MergerSub to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall have been true and correct, and those that are not so qualified shall have been true and correct in all material respects, in each case, when made and at and as of the Effective Time as if made at and as of the Effective Time (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct, or true and correct in all material respects, as the case may be, as of such date), and
(iii) Parent shall have received a certificate, dated the date of the Closing, signed by the Chief Executive Officer or Chief Financial Officer of the Company on behalf of the Company to the foregoing effect;

          (b) the parties shall have obtained or made all consent, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings contemplated by Section 4.3 and Section 5.3 which if not obtained or made (i) would render consummation of the Merger illegal or (ii) would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect;

          (c) (i) except as disclosed in the Company Disclosure Schedule, since December 31, 2000, there shall not have occurred any change in the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole, that has had or would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and
(ii) Parent shall have received a certificate, dated the date of the Closing, signed by the Chief Executive Officer or Chief Financial Officer of the Company on behalf of the Company to the foregoing effect;

          (d) there shall be no suit, action or proceeding pending or threatened by a Governmental Entity seeking to restrain, enjoin, prohibit or restrict the Merger or which would materially and adversely affect the benefits which Parent could reasonably expect to derive from the Merger;

          (e) no action or proceeding before any court or regulatory authority instituted by any Person other than a Governmental Entity which seeks to prevent or delay the consummation of the Merger or which would materially and adversely affect the benefits which Parent could reasonably expect to derive from the Merger shall be pending;

          (f) all consent, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings contemplated by Section
4.3 and Section 5.3 shall have been obtained, made or given and shall be in full force and effect, without the imposition upon the Parent, the Company or its Subsidiaries, or any of their respective Affiliates, of any material condition, restriction or required undertaking or any conditions or restrictions which, individually or in the aggregate, would be reasonably likely to (i) materially impair or interfere with the ability of the Company and its Subsidiaries, taken as a whole, to conduct their respective businesses substantially in the manner as such businesses are now being conducted, (ii) cause Parent or Merger Subsidiary to incur any material additional costs, or
(iii) impair or interfere with the ability of any Affiliate of the Parent to conduct its business substantially in the manner as such business is now being conducted if such impairment or interference, individually or in the aggregate, is material to the business of the Parent and its Subsidiaries taken as a whole;

          (g) (i) all consents and approvals shall have been obtained except for consents and approvals the failure of which to be obtained would not be reasonably likely, individually or in the aggregate, to materially impair or interfere with the ability of the Company and its Subsidiaries, taken as a whole, to conduct their respective businesses substantially in the manner as such businesses are now being conducted or otherwise have a Company Material Adverse Effect, and (ii) to the extent that consents are required to be obtained pursuant to clause (i), Parent shall have received written evidence reasonably satisfactory to Parent that all such consents and approvals have been obtained;

          (h) Parent and MergerSub shall have received an opinion letter from Foley & Lardner, special counsel to the Company, dated the Closing Date, which opinion shall be reasonably satisfactory in form and substance to Parent and MergerSub and shall address the matters set forth on Exhibit E attached hereto;

          (i) as of the Closing Date, each of the Company Insurance Subsidiaries shall hold the same rating from A.M. Best Company, Inc. and the same financial strength rating by Standard & Poor's Ratings Group held on the date hereof (the "Original Ratings"); as of the Closing Date, neither Rating Agency shall have downgraded or modified downward the Original Rating held by any of the Company Insurance Subsidiaries; with regard to the ratings assigned by A.M. Best Company, Inc., none of the Original Ratings held by the Company Insurance Subsidiaries shall have been assigned a negative outlook which assignment of negative outlook remains in effect as of the Closing Date; with regard to the ratings assigned by Standard & Poor's Ratings Group, none of the Original Ratings held by any of the Company Insurance Subsidiaries shall have been placed on CreditWatch with developing or negative implications or assigned a negative outlook which CreditWatch with developing or negative implications or assignment of negative outlook remains in effect as of the Closing Date; and neither the Company nor any of the Company Insurance Subsidiaries shall have received any notice from a Rating Agency that a downgrade of any rating held by any of the Company Insurance Subsidiaries is being contemplated which notice has not been withdrawn prior to the Closing Date; provided, however, that the obligation of Parent and MergerSub to consummate the Merger shall not be affected by a failure of the condition set forth in this Section 8.3(i) to the extent that (x) A.M. Best Company, Inc. and/or Standard & Poor's Ratings Group shall have reversed a downgrade or downward modification of an Original Rating and restored the Original Rating prior to the Closing Date or (y) A.M. Best Company, Inc. and/or Standard & Poor's Ratings Group advise that the downgrade would be reversed and the Original Ratings would be restored, or that the action regarding a possible or contemplated downgrade would be terminated, or the CreditWatch with developing or negative implications or assignment of a negative outlook would be terminated, upon a contribution by Parent after the Effective Time to the capital of the affected Company Insurance Subsidiaries in an amount not exceeding $6,200,000 in the aggregate;

          (j) the holders of at least 90% of the outstanding Company Options listed in Section 3.3(b) of the Company Disclosure Schedule shall have consented to the amendment of the terms of the agreements pursuant to which such Company Options were granted as contemplated by Section 3.3(b); and

          (k) the Employment Agreement shall be in full force and effect; provided, however, that the obligation of Parent and MergerSub to consummate the Merger shall not be affected by a failure of the condition set forth in this
Section 8.3(k) to the extent that the Employment Agreement is not in full force and effect as a result of the death or disability of the Executive.

                                   ARTICLE IX
                                   TERMINATION

          Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party (except if such termination is pursuant to Section 9.1(a)), whether before or after the Company Shareholder Approval shall have been obtained:

          (a) by mutual written agreement of Parent and the Company;

          (b) by either Parent or the Company, if

          (i) the Merger shall not have been consummated by January 21, 2002 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Merger to occur on or before the End Date;

          (ii) there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining the Company, Parent or MergerSub from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and nonappealable and, prior to such termination, the parties shall have used their respective reasonable best efforts to resist, resolve or lift, as applicable, such Law, judgment, injunction, order or decree; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of such Law, judgment, injunction, order or decree; or

          (iii) at the Company Shareholders Meeting (including any adjournment or postponement thereof), the Company Shareholder Approval shall not have been obtained.

          (c) by the Company, (i) if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Parent or MergerSub set forth in this Agreement shall have occurred which would cause the condition set forth in Section 8.2(a) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date or (ii) as contemplated by
Section 6.3(d); or

          (d) by Parent, (i) if the Company's Board of Directors shall have (A) amended, modified, withdrawn, conditioned or qualified the Company Recommendation in a manner materially adverse to Parent, (B) recommended any Acquisition Proposal to the Company's shareholders, and/or (C) failed to make the Company Recommendation; (ii) if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred which would cause the condition set forth in Section 8.3(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date or (iii) if the Company terminates this Agreement pursuant to Section 9.1(c)(ii) of this Agreement.

          Section 9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1 (including any such termination by way of Section 9.1(c)(ii)), there shall be no liability or obligation on the part of Parent or the Company, or any of their respective officers, directors, shareholders, agents or Affiliates under this Agreement, except (a) as set forth in Section 9.3, (b) the provisions of Section 9.2, Section 9.3 and Article X of this Agreement and the provisions of the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement, and (c) notwithstanding anything to the contrary contained in this Agreement, neither the Company nor Parent shall be relieved of or released from any liabilities or damages arising out of its willful and material breach of its representations, warranties, covenants or agreements set forth in this Agreement prior to termination of this Agreement.

          Section 9.3 Termination Fee and Expenses.

          (a) Whether or not the Merger is consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as set forth in this Section 9.3.

          The Company shall pay Parent the Termination Fee (as hereinafter defined) if this Agreement is terminated as follows:

          (i) if (w) this Agreement is terminated pursuant to Section 9.1(b)(iii) (provided that, prior to the relevant Company Shareholder Meeting, an Acquisition Proposal shall have been publicly announced) or
     Section 9.1(d)(ii) (provided that the breach or failure to perform giving rise to the termination of the Agreement by Parent is a willful and material breach or failure to perform by the Company), (x) at any time after the date of this Agreement and prior to the date this Agreement is terminated, an Acquisition Proposal shall have been publicly announced, and (y) within twelve months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to a transaction similar to an Acquisition Proposal or any such transaction with respect to the Company is consummated; or

          (ii) if this Agreement is terminated pursuant to Section 9.1(c)(ii),
     Section 9.1(d)(i) or Section 9.1(d)(iii).

          (b) "Termination Fee" means a non-refundable fee equal to the sum of
(i) $4.5 million and (ii) all actual and documented expenses (not to exceed $1.5 million) incurred by or on behalf of Parent and MergerSub in connection with the proposed Merger, this Agreement and the transactions contemplated hereby (including, without limitation, the reasonable fees and expenses of their counsel, accountants, and financial advisers).

          The Termination Fee required to be paid pursuant to Section 9.3(b) shall be paid prior to, and shall be a pre-condition to the effectiveness of, termination of this Agreement pursuant to Section 9.1(c)(ii). Any other payment of the Termination Fee required to be made pursuant to Section 9.3(b) shall be made not later than two Business Days after (i) the consummation of a Business Combination with the Company, in the case of a termination of this Agreement pursuant to Section 9.1(b)(i), Section 9.1(b)(iii) or Section 9.1(d)(ii), or
(ii) the termination of this Agreement pursuant to Section 9.1(d)(i) or (iii).

          (c) Notwithstanding anything herein to the contrary, the Company shall not be required to pay a Termination Fee to Parent if Parent is in material breach of this Agreement.

                                   ARTICLE X
                                  MISCELLANEOUS

          Section 10.1 Notices. Except as otherwise expressly set forth in
Section 6.3(c), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

          if to Parent, to:

                Alleghany Corporation
                375 Park Avenue
                New York, New York 10152
                Attention: Robert M. Hart, Esq.
                           Senior Vice President, General
                            Counsel and Secretary
                Facsimile: (212) 759-8149
          with a copy to:

                Dewey Ballantine LLP
                1301 Avenue of the Americas
                New York, New York 10019
                Attention:  Aileen C. Meehan, Esq.
                Facsimile: (212) 259-6333

          if to the Company, to:

                Capitol Transamerica Corporation
                4610 University Avenue
                Madison, Wisconsin  53705
                Attention: George Fait
                            Chairman and President
                Facsimile: (608) 231-0067

          with a copy to:

                Foley & Lardner
                Firstar Center
                777 East Wisconsin Avenue
                Milwaukee, Wisconsin 53202-5367
                Attention: Patrick G. Quick, Esq.
                Facsimile: (414) 297-4900

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective upon receipt.

          Section 10.2 Survival of Representations, Warranties and Covenants after the Effective Time. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. The covenants contained in Articles II and III and Sections 7.1, 7.6, 10.2, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 shall survive the Effective Time.

          Section 10.3 Amendments; No Waivers.

          (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and MergerSub or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after the Company Shareholder Approval, no such amendment or waiver shall, without the further approval of such shareholders, be made that would require such approval under any applicable Law.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

          Section 10.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto. Any purported assignment in violation hereof shall be null and void.

          Section 10.5 Governing Law. This Agreement shall be construed in accordance with and governed by the internal Laws of the State of Delaware without reference to its principles of conflicts of laws, except to the extent that the laws of the State of Wisconsin are mandatorily applicable hereto.

          Section 10.6 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures on each counterpart were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto. Except as set forth in Section 7.1, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          Section 10.7 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the District of Delaware or any other Delaware State court (and in the appropriate appellate courts), and each of the parties hereby (i) consents to the exclusive jurisdiction of such courts in any such suit, action or proceeding, (ii) irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, and (iii) agrees not to bring any action related to this Agreement or the transactions contemplated hereby in any other court (except to enforce the judgment of such courts). Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such party.

          Section 10.8 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 10.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          Section 10.10 Entire Agreement. This Agreement (together with the Disclosure Schedules, exhibits, agreements and other documents delivered in connection herewith) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof. Any fact or item disclosed by the Company or Parent, as applicable, on any Schedule to this Agreement shall be deemed disclosed on all other Schedules to this Agreement to which such fact or item may reasonably apply so long as such disclosure is in sufficient detail to enable a party hereto to identify the facts or items to which it applies. Any fact or item disclosed on any Schedule hereto shall not by reason only of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          ALLEGHANY CORPORATION
Attest:


/s/ Robert M. Hart                        By /s/ John Burns
--------------------------------------       --------------------------------
                                             Name:  John Burns
                                             Title: President & CEO

                                          ABC ACQUISITION CORP.
Attest:


/s/ Robert M. Hart                        By  /s/ David B. Cuming
--------------------------------------       --------------------------------
                                             Name:  David B. Cuming
                                             Title: President

Attest:                                   CAPITOL TRANSAMERICA CORPORATION



/s/ Jane F. Endres                        By  /s/ George A. Fait
--------------------------------------        -------------------------------
                                              Name:  George A. Fait
                                              Title: President

                                                                         Annex B


                                                     Lazard Freres & Co. LLC
                                                     30 Rockefeller Plaza
                                                     New York, NY  10020
                                                     Phone 212-632-6000
                                                     Fax 212-632-6060
                                                     www.lazard.com
                                                     --------------

                                                     July 20, 2001


The Board of Directors
Capitol Transamerica Corporation
4610 University Avenue, P.O. Box 5900
Madison, WI 53705-0900


Dear Members of the Board:

     We understand that Capitol Transamerica Corporation (the "Company"), Alleghany Corporation ("Parent"), and Alleghany Acquisition Corporation, a wholly owned subsidiary of Parent ("Purchaser"), intend to enter into an Agreement and Plan of Merger dated as of July 20, 2001 (the "Agreement"), pursuant to which the Purchaser will merge into and with the Company (the "Transaction") and in which each outstanding share of Common Stock of the Company will be converted into the right to receive cash in the amount of the $16.50 (the "Offer Price"). We also understand that certain members of the Fait family will enter into voting agreements in connection with the execution of the Agreement.

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of Common Stock of the Offer Price pursuant to the Agreement. In connection with this opinion, we have:

       (i)    Reviewed the financial terms and conditions of the proposed
              Agreement;

       (ii) Analyzed certain historical business and financial information relating to the Company;

       (iii) Reviewed various financial forecasts and other data provided to us by the Company relating to its business;

       (iv) Held discussions with members of the senior management of the Company with respect to its business and prospects and its strategic objectives;

       (v) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the businesses of the Company;

       (vi) Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally comparable to the business of the Company;

       (vii) Reviewed the historical stock prices and trading volumes of the Common Stock; and

       (viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

     In conducting our analysis and in arriving at our opinion expressed herein, we have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or concerning the solvency or fair value of the Company. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. Our opinion does not address the relative merits of the Transaction as compared to any alternative business transaction that might be available to the Company.

     Further, our opinion is necessarily based on accounting standards and on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In rendering our opinion, we have assumed that the Transaction will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company, and that obtaining any necessary regulatory approvals for the Transaction will not have an adverse effect on the Company. While we did contact a number of third parties with regard to a transaction, we were not asked to, nor did we, broadly solicit such third party interest.

     Lazard Freres & Co. LLC is acting as investment banker to the Company in connection with the Transaction and will receive a fee for our services a substantial portion of which is payable upon consummation of the Transaction. Lazard Freres & Co. LLC provides a full range of financial advisory and security services and, in the course of our trading and market making activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Parent for our own account and for the account of customers.

     Our engagement and the opinion expressed herein are for the benefit of the Company's Board of Directors in its consideration of the Transaction. The opinion is not intended to and does not constitute a recommendation to any stockholder of the Company as to whether such holder should vote to approve the Merger. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction; provided that this letter maybe included in its entirety as part of the proxy statement filed with the Securities and Exchange Commission.

     Based on and subject to the foregoing, we are of the opinion that as of the date hereof the Offer Price to be received by the holders of Common Stock pursuant to the Agreement is fair to such holders from a financial point of view.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

                                          By /s/ Robert L. Goodman
                                             ----------------------
                                                 Robert L. Goodman
                                                 Managing Director

                              [FORM OF PROXY CARD]


CAPITOL TRANSAMERICA CORPORATION
4610 UNIVERSITY AVENUE
MADISON, WISCONSIN  53705-0900

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAPITOL TRANSAMERICA CORPORATION

      The person(s) signing the front of this Proxy Card hereby appoint(s) George A. Fait, Paul J. Breitnauer and Virgiline M. Schulte, or any of them, lawful attorneys-in-fact and proxies with full power of substitution in each of them and hereby authorize(s) them to represent and vote, as designated on the reverse side hereof, all shares of Common Stock, par value $1.00 per share, of Capitol Transamerica Corporation standing in the name of said person(s) with all powers said person(s) would possess if present at the special meeting of shareholders of Capitol Transamerica Corporation to be held on _____________ ____, 2001 at 10:00 a.m., local time, at
_________________________________________, Madison, Wisconsin, or any
adjournment(s) or postponement(s) thereof.

      In their discretion, the proxies are authorized to vote upon such other business (including any business of which the board of directors of Capitol Transamerica Corporation was not aware within a reasonable time before the solicitation) as may properly come before the special meeting or any adjournment(s) or postponement(s) thereof.

      THIS PROXY, PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED ON THIS CARD BY THE PERSONS DESIGNATED AS PROXIES ABOVE. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

             (CONTINUED, AND TO BE DATED AND SIGNED, ON REVERSE SIDE.)

      If you have questions about the merger or how to submit your proxy, please contact the Corporate Secretary of Capitol Transamerica at (608) 231-4450.


                             DETACH PROXY CARD HERE
 -------------------------------------------------------------------------------

      THE BOARD OF DIRECTORS OF CAPITOL TRANSAMERICA CORPORATION UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1. To approve the Agreement and Plan of Merger, dated as of July 20, 2001, among Alleghany Corporation, ABC Acquisition Corp. and Capitol Transamerica Corporation, as described in the accompanying proxy statement.

         FOR [  ]       AGAINST   [  ]         ABSTAIN   [  ]

         I plan to attend the special meeting. [ ]


      In their discretion, the proxies are authorized to vote on such other business as may properly come before the special meeting or any adjournment(s) or postponement(s) thereof.

      Please sign exactly as your name(s) appear(s). Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.


                               Dated: _____________________________, 2001


                               ---------------------------------------
                               Signature and Title (if applicable)


                               ---------------------------------------
                               (Additional signature(s) if held jointly)

      PLEASE MARK, SIGN AND DATE ON THIS SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                VOTES MUST BE INDICATED [X] IN BLACK OR BLUE INK.

                   VOTING INSTRUCTIONS FOR THE TRUSTEE OF THE
                        CAPITOL TRANSAMERICA CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN

                        CAPITOL TRANSAMERICA CORPORATION
                          NOTICE OF VOTING OPPORTUNITY
                AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                            ___________________, 2001

To the participants in the Employee Stock Ownership Plan of Capitol Transamerica Corporation (the "ESOP"):

      A special meeting of shareholders of Capitol Transamerica Corporation (referred to as "Capitol Transamerica"), a Wisconsin corporation, will be held on _____________, 2001, at 10:00 a.m., local time, at __________________, for the following purposes:

      1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 20, 2001, by and among Capitol Transamerica, Alleghany Corporation (referred to as "Alleghany"), a Delaware corporation, and ABC Acquisition Corp. (referred to as "Acquisition Corp."), a newly formed Wisconsin corporation and wholly-owned subsidiary of Alleghany, pursuant to which Acquisition Corp. will be merged with and into Capitol Transamerica and each outstanding share of Capitol Transamerica common stock will be cancelled and converted into the right to receive $16.50 in cash. The Merger Agreement is more fully described in the accompanying proxy statement and a copy of the Merger Agreement is Annex A to the proxy statement.

      2. To consider and act upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

      Voting Directions. Because shares of Capitol Transamerica common stock are allocated to your account under the ESOP, you have the right to direct us how to vote the shares allocated to your account at the special meeting on the Merger Agreement and any other matters presented at the special meeting. You have the right to direct us how to cast one vote per share allocated to your ESOP account with respect to the approval of the merger agreement at the special meeting.

      How to Vote. As trustee of the ESOP, we are the owners of record of the shares of Capitol Transamerica common stock allocated to your account under the ESOP. As such, we are the only ones who can vote your shares, but we will vote the shares allocated to your account in accordance with your instructions. We are sending you the enclosed Letter of Instruction for you to convey to us your voting instructions with respect to the Merger Agreement. We cannot vote any of the shares of Capitol Transamerica's common stock held in the ESOP for which we have not received voting instructions. If you do not return your Letter of Instruction to us, we will not have discretionary authority to vote on approval of the merger agreement and that action will have the effect of a vote "AGAINST" approval of the Merger Agreement.

      Voting Shares Allocated to Your Account Under the ESOP. To vote shares of Capitol Transamerica common stock allocated to your account under the ESOP, please instruct us by completing, executing and returning to us the enclosed Letter of Instruction. We are delivering Capitol Transamerica's proxy statement describing the matters to be voted upon at the meeting to you with this Notice and the enclosed Letter of Instruction. Pursuant to the terms of the ESOP, you are entitled to direct the vote of shares allocated to your account under the ESOP with respect to the matters listed above. We will vote the allocated shares for which you give instructions as you instruct. You should review the proxy statement before completing your Letter of Instruction. We are enclosing an envelope to return your Letter of Instruction.

YOU MUST DELIVER THE LETTER OF INSTRUCTION TO THE ESOP TRUSTEE BECAUSE ONLY THE TRUSTEE CAN VOTE THE SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE ESOP. YOU SHOULD FORWARD YOUR LETTER OF INSTRUCTION TO US IN SUFFICIENT TIME TO PERMIT US TO DELIVER VOTES ON YOUR BEHALF ON OR BEFORE THE DATE OF THE

SPECIAL MEETING. THE SPECIAL MEETING WILL TAKE PLACE ON ___________, 2001 AT 10:00 AM LOCAL TIME.

                                        Trustee of the Capitol Transamerica ESOP


                         ------------------------------

                        CAPITOL TRANSAMERICA CORPORATION
            THIS LETTER OF INSTRUCTION IS SOLICITED BY THE TRUSTEE OF
      THE EMPLOYEE STOCK OWNERSHIP PLAN OF CAPITOL TRANSAMERICA CORPORATION

      The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated _________________, 2001, and does hereby direct the trustee to vote in person or by proxy all of the shares of Capitol Transamerica Corporation ("Capitol Transamerica") common stock allocated to the account of the undersigned under the Employee Stock Ownership Plan of Capitol Transamerica (the "ESOP") at the special meeting of shareholders of Capitol Transamerica to be held on _____________, 2001, at 10:00 a.m., local time, at __________________, as follows:

      1. To approve the Agreement and Plan of Merger, dated as of July 20, 2001, among Alleghany Corporation, ABC Acquisition Corp. and Capitol Transamerica Corporation, as described in the accompanying proxy statement.

            FOR [  ]        AGAINST   [  ]           ABSTAIN   [  ]

      2. In its discretion, the trustee is authorized to vote on such other business as may properly come before the special meeting or any adjournment(s) or postponement(s) thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS LETTER OF INSTRUCTION PROMPTLY.

THE ESOP TRUSTEE WILL VOTE THE SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE ESOP IN ACCORDANCE WITH YOUR DIRECTIONS ONCE YOU PROPERLY COMPLETE, DATE, SIGN AND RETURN THIS LETTER OF INSTRUCTION IN A TIMELY FASHION. IF YOU DO NOT RETURN YOUR LETTER OF INSTRUCTION TO THE ESOP TRUSTEE, THAT ACTION WILL HAVE THE EFFECT OF A VOTE "AGAINST" APPROVAL OF THE MERGER AGREEMENT.

                                         Dated: ________________________, 2001



                                         ---------------------------------------
                                         Signature and Title (if applicable)



                                         ---------------------------------------
                                         (Additional signatures if held jointly)



PLEASE MARK, SIGN AND DATE THIS LETTER OF INSTRUCTION AND PROMPTLY RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

DIRECTIONS MUST BE INDICATED  [X] IN BLACK OR BLUE INK.